                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                           Dated as of April 15, 2003

                                      among

                                 DAN RIVER INC.,

                                  as Borrower,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                    as Agent,

                           FLEET CAPITAL CORPORATION,

                              as Syndication Agent,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS............................................................................................   1
   1.1     General Definitions...................................................................................   1
   1.2     Accounting Terms and Determinations...................................................................  36
   1.3     Other Interpretive Provisions.........................................................................  37

ARTICLE 2 LOANS..................................................................................................  37
   2.1     Commitments; Delivery of Notes........................................................................  37
   2.2     Borrowing Mechanics; Interim Advances.................................................................  39
   2.3     Settlements Among the Agent and the Lenders...........................................................  41
   2.4     Repayment of Term Loans; Repayments and Unscheduled Reduction of Revolving Loan Commitments...........  43
   2.5     Payments and Computations.............................................................................  47
   2.6     Maintenance of Account................................................................................  49
   2.7     Statement of Account..................................................................................  50
   2.8     Withholding and Other Taxes...........................................................................  50
   2.9     Affected Lenders......................................................................................  53
   2.10    Sharing of Payments...................................................................................  54

ARTICLE 3 LETTERS OF CREDIT......................................................................................  55
   3.1     Issuance of Letters of Credit.........................................................................  55
   3.2     Procedure for Issuance................................................................................  56
   3.3     Terms of Letters of Credit............................................................................  57
   3.4     Lenders' Participation................................................................................  57
   3.5     Maturity of Drawings; Interest Thereon................................................................  58
   3.6     Payment of Amounts Drawn Under Letters of Credit; Funding of L/C Participations.......................  58
   3.7     Nature of Issuing Bank's Duties.......................................................................  60
   3.8     Obligations Absolute..................................................................................  60

ARTICLE 4 INTEREST, FEES AND EXPENSES............................................................................  61
   4.1     Interest on LIBOR Rate Loans..........................................................................  61
   4.2     Interest on Prime Rate Loans..........................................................................  61
   4.3     Notice of Continuation and Notice of Conversion.......................................................  62
   4.4     Interest After Event of Default.......................................................................  64
   4.5     Unused Line Fee.......................................................................................  64
   4.6     Letter of Credit Fees.................................................................................  64
   4.7     Reimbursement of Expenses.............................................................................  65
   4.8     Authorization to Charge Borrower's Account............................................................  65
   4.9     Indemnification in Certain Events.....................................................................  65
   4.10    Calculations and Determinations.......................................................................  66

ARTICLE 5 CONDITIONS PRECEDENT...................................................................................  67
   5.1     Conditions to Initial Credit Event....................................................................  67
   5.2     Conditions to Each Credit Event.......................................................................  69

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.........................................................................  70
   6.1     Organization and Qualification........................................................................  70

   6.2     Solvency..............................................................................................  70
   6.3     Rights in Collateral; Priority of Liens...............................................................  70
   6.4     No Conflict...........................................................................................  71
   6.5     Enforceability........................................................................................  71
   6.6     Consents..............................................................................................  71
   6.7     Financial Data........................................................................................  71
   6.8     Locations of Officers, Records and Inventory..........................................................  71
   6.9     Fictitious Business Names.............................................................................  72
   6.10    Subsidiaries..........................................................................................  72
   6.11    No Judgments or Litigation............................................................................  72
   6.12    Environmental Matters.................................................................................  73
   6.13    Labor Matters.........................................................................................  73
   6.14    Compliance with Law...................................................................................  73
   6.15    ERISA.................................................................................................  73
   6.16    Intellectual Property.................................................................................  74
   6.17    Licenses and Permits..................................................................................  75
   6.18    Title to Property.....................................................................................  75
   6.19    Governmental Regulations..............................................................................  75
   6.20    Borrower's Taxes and Tax Returns......................................................................  75
   6.21    Status of Accounts....................................................................................  76
   6.22    Material Contracts and Restrictions...................................................................  76
   6.23    Affiliate Transactions................................................................................  76
   6.24    Accuracy and Completeness of Information..............................................................  77
   6.25    Recording Taxes and Fees..............................................................................  77
   6.26    No Adverse Change or Event............................................................................  77
   6.27    Additional Adverse Facts..............................................................................  77
   6.28    Bank Accounts.........................................................................................  77
   6.29    Intercreditor Agreement...............................................................................  77
   6.30    Owned Real Estate.....................................................................................  78
   6.31    Leased Real Estate....................................................................................  79

ARTICLE 7 AFFIRMATIVE COVENANTS..................................................................................  79
   7.1     Financial Information.................................................................................  79
   7.2     Inventory.............................................................................................  82
   7.3     Corporate Existence and Compliance with Laws..........................................................  82
   7.4     ERISA.................................................................................................  82
   7.5     Books and Records.....................................................................................  83
   7.6     Collateral Records....................................................................................  83
   7.7     Security Interests....................................................................................  84
   7.8     Casualty Loss Insurance...............................................................................  84
   7.9     Borrower's Taxes......................................................................................  85
   7.10    Environmental Matters.................................................................................  85
   7.11    Use of Proceeds.......................................................................................  86
   7.12    Fiscal Year...........................................................................................  86
   7.13    Notification of Certain Events........................................................................  86
   7.14    Intellectual Property.................................................................................  87
   7.15    Maintenance of Property...............................................................................  87
   7.16    Further Assurances....................................................................................  87
   7.17    Changes in Market.....................................................................................  87
   7.18    Leased Real Estate....................................................................................  88
   7.19    Additional Collateral; Etc............................................................................  88

ARTICLE 8 NEGATIVE COVENANTS.....................................................................................  89
   8.1     Financial Covenants...................................................................................  89
   8.2     Capital Expenditures..................................................................................  90
   8.3     No Additional Indebtedness............................................................................  90
   8.4     No Liens; Judgments...................................................................................  91
   8.5     Restriction on Fundamental Changes; Asset Sales and Acquisitions......................................  93
   8.6     Sales and Lease-Backs.................................................................................  94
   8.7     Sale or Discount of Receivables.......................................................................  94
   8.8     No Guarantee..........................................................................................  94
   8.9     No Restricted Payments................................................................................  94
   8.10    No Investments........................................................................................  94
   8.11    No Affiliate Transactions.............................................................................  95
   8.12    Limitation on Transactions Under ERISA................................................................  96
   8.13    Amendments of Material Contracts......................................................................  96
   8.14    Additional Restrictive Covenants......................................................................  96
   8.15    Subsidiaries..........................................................................................  97
   8.16    Limitation on Derivative Transactions.................................................................  97
   8.17    New Collateral Locations..............................................................................  97
   8.18    New Accounts..........................................................................................  97
   8.19    No Excess Cash........................................................................................  97
   8.20    Accounting Changes....................................................................................  98
   8.21    Subsidiary Contributions..............................................................................  98
   8.22    Senior Notes..........................................................................................  98

ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES.........................................................................  99
   9.1     Events of Default.....................................................................................  99
   9.2     Acceleration and Cash Collateralization............................................................... 101
   9.3     Remedies.............................................................................................. 101
   9.4     Actions in Concert.................................................................................... 102

ARTICLE 10 THE AGENT............................................................................................. 102
   10.1    Appointment of the Agent.............................................................................. 102
   10.2    Nature of Duties of the Agent......................................................................... 103
   10.3    Lack of Reliance on the Agent......................................................................... 103
   10.4    Certain Rights of the Agent........................................................................... 104
   10.5    Reliance by the Agent................................................................................. 104
   10.6    Indemnification of the Agent.......................................................................... 104
   10.7    The Agent in its Individual Capacity.................................................................. 104
   10.8    Holders of Notes...................................................................................... 105
   10.9    Successor Agent....................................................................................... 105
   10.10   Collateral Matters.................................................................................... 106
   10.11   Actions with Respect to Defaults...................................................................... 107
   10.12   Delivery of Information............................................................................... 107
   10.13   The Syndication Agent and the Documentation Agent..................................................... 107

ARTICLE 11 MISCELLANEOUS......................................................................................... 108
   11.1    SUBMISSION TO JURISDICTION; WAIVERS................................................................... 108
   11.2    JURY TRIAL............................................................................................ 109
   11.3    GOVERNING LAW......................................................................................... 109
   11.4    Delays; Partial Exercise of Remedies.................................................................. 109
   11.5    Notices............................................................................................... 109

   11.6    Assignability......................................................................................... 109
   11.7    Confidentiality....................................................................................... 112
   11.8    Indemnification....................................................................................... 113
   11.9    Entire Agreement; Successors and Assigns.............................................................. 114
   11.10   Amendments, Etc....................................................................................... 114
   11.11   Nonliabilitv of the Agent and Lenders................................................................. 115
   11.12   Counterparts.......................................................................................... 115
   11.13   Effectiveness......................................................................................... 115
   11.14   Severability.......................................................................................... 115
   11.15   Headings Descriptive.................................................................................. 116
   11.16   Maximum Rate.......................................................................................... 116
   11.17   Right of Setoff....................................................................................... 116
   11.18   Defaulting Lender..................................................................................... 117
   11.19   Rights Cumulative..................................................................................... 118
   11.20   Third Party Beneficiaries............................................................................. 118

                                     ANNEXES

ANNEX I                  Lenders; Commitments; Lending Offices

                                    EXHIBITS

EXHIBIT A                      Form of Assignment and Assumption Agreement
EXHIBIT B-1                    Form of Term Note
EXHIBIT B-2                    Form of Revolving Note
EXHIBIT C-1                    Form of Notice of Borrowing
EXHIBIT C-2                    Form of Notice of Continuation
EXHIBIT C-3                    Form of Notice of Conversion
EXHIBIT D                      Form of Compliance Certificate
EXHIBIT E                      Form of Borrowing Base Certificate
EXHIBIT F                      Form of Mortgage
EXHIBIT G                      Form of Letter of Credit Request

                                    SCHEDULES

SCHEDULE A                     Closing Document List
SCHEDULE B, PART 3.1           Existing Letters of Credit
SCHEDULE B, PART 6.1           Jurisdictions Qualified to Do Business
SCHEDULE B, PART 6.8           Principal Places of Business; Chief Executive
                               Offices; Locations of Books and Records; Other
                               Locations of Collateral
SCHEDULE B, PART 6.9           Fictitious Business Names
SCHEDULE B, PART 6.10          Subsidiaries
SCHEDULE B, PART 6.11          Outstanding Judgments; Orders; Waivers
SCHEDULE B, PART 6.12          Environmental Matters
SCHEDULE B, PART 6.15          ERISA Matters
SCHEDULE B, PART 6.16          Intellectual Property
SCHEDULE B, PART 6.18          Real Estate
SCHEDULE B, PART 6.20          Tax Matters
SCHEDULE B, PART 6.22          Material Contracts
SCHEDULE B, PART 6.23          Affiliate Transactions
SCHEDULE B, PART 6.27          Additional Adverse Facts
SCHEDULE B, PART 6.28          Bank Accounts
SCHEDULE B, PART 6.30          Owned Real Estate
SCHEDULE B, PART 6.31          Leased Real Estate
SCHEDULE B, PART 8.3           Existing Indebtedness
SCHEDULE B, PART 8.4           Existing Liens

                                CREDIT AGREEMENT

        This Credit Agreement is dated as of April 15, 2003 and entered into by and among DAN RIVER INC., a Georgia corporation (the "Borrower"), each of the Lenders from time to time party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, acting in its capacity as contractual representative for the Lenders hereunder (in such capacity, the "Agent"), FLEET CAPITAL CORPORATION, as syndication agent (in such capacity, the "Syndication Agent"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent"). Capitalized terms used in this Credit Agreement shall have the meanings ascribed to them in Section 1.1.

                                    RECITALS

        WHEREAS, the Borrower has requested that the Lenders extend credit facilities to the Borrower of up to TWO HUNDRED MILLION DOLLARS ($200,000,000) in the aggregate for the purpose of (a) refinancing certain existing senior bank debt and senior subordinated notes of the Borrower, (b) providing working capital financing for the Borrower and (c) funding other purposes permitted hereunder;

        WHEREAS, the Borrower has agreed to secure all of its obligations under the credit facilities provided herein by granting to the Agent, for the benefit of the Agent and the Lenders, a security interest in and lien upon substantially all of its existing and after-acquired personal and real property; and

        WHEREAS, concurrently with the execution and delivery of this Credit Agreement, the Borrower will issue $157,000,000 in new 12 3/4% senior notes due 2009 (the "Senior Notes") in a separate transaction (the "Senior Notes Transaction" and, together with the refinancing contemplated hereby, the "Recapitalization");

        WHEREAS, based on the foregoing, the Lenders are willing to make such credit facilities available to the Borrower subject to the terms and condition set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 GENERAL DEFINITIONS. As used herein, the following terms shall have the meanings herein specified:

        "Accounts" shall mean, with respect to any Person, all of such Person's accounts, whether existing now or in the future, including, without limitation,
(a) all accounts receivable of such Person or other accounts of such Person created by, or arising from or related to the sales of goods or rendition of services made by such Person whether under its own name, under any of its trade names, or through any of its divisions, or in the name of any other Person (b) all unpaid seller's rights of such Person (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom, (c) all rights of such Person to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable or account debtors and (e) all Guarantees or collateral for any of the foregoing.

        "Accumulated Funding Deficiency" shall have the meaning ascribed to that term in Section 302 of ERISA.

        "Act of Bankruptcy" with respect to any Person, shall mean such Person shall have commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or shall have made an assignment for the benefit of creditors, or a decree or order for relief shall have been entered by a court having jurisdiction over such Person in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, shall have been filed by or against such Person, or such Person shall have filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up, or shall have authorized or commenced any action or proceeding for dissolution, winding-up or liquidation, or if such Person has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs.

        "Adjusted LIBOR Rate" shall mean, for any Interest Period, the rate obtained by dividing (a) the LIBOR Rate for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

        "Affiliate" shall mean, with respect to any Person, any Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, or any Person who is a director or officer of such Person or any Subsidiary of such Person.

        "Agent" shall have the meaning ascribed to that term in the preamble to this Credit Agreement and shall include any successor Agent appointed pursuant to Section 10.9.

        "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

        "Applicable LIBOR Rate Loan Margin" shall mean, at any time with respect to any LIBOR Rate Loan, a percentage per annum equal to the applicable percentage amount set forth below for such Loan with respect to Level II, provided that, commencing with the delivery of the first financial statements that are required to be delivered pursuant to Section 7.1(b) that occurs at least six months after the Closing Date, from and after any Start Date to and including the corresponding End Date, the Applicable LIBOR Rate Loan Margin with respect to LIBOR Rate Loans shall be a percentage per annum equal to the applicable percentage per annum set forth below if, but only if, as of the Test Date for such Start Date, the Borrower shall have obtained the Leverage Ratio indicated below:

                                                                                          Applicable
                                Leverage Ratio                                              Margin
                  ----------------------------------------------            --------------------------------------
                                                                            Revolving Loan            Term Loan
------------------------------------------------------------------------------------------------------------------
  Level I         Greater than 4.00 to 1.00                                     2.75%                    3.00%
------------------------------------------------------------------------------------------------------------------
  Level II        Equal to or less than 4.00 to 1.00 but greater
                   than 3.00 to 1.00                                            2.50%                    2.75%
------------------------------------------------------------------------------------------------------------------
  Level III       Equal to or less than 3.00 to 1.00 but greater
                   than 2.00 to 1.00                                            2.25%                    2.50%
------------------------------------------------------------------------------------------------------------------
  Level IV        Equal to or less than 2.00 to 1.00                            2.00%                    2.25%
------------------------------------------------------------------------------------------------------------------

provided, that, notwithstanding the foregoing, if the Borrower shall fail to deliver the financial statements that are required to be delivered pursuant to
Section 7.1(b), from the date which is five Business Days after the date on which such financial statements were so required to be delivered until the date of actual delivery thereof, the Applicable LIBOR Rate Loan Margin shall be a percentage per annum equal to the applicable percentage amount set forth above with respect to Level I. If a Default or an Event of Default shall exist at the time any reduction in the Applicable LIBOR Rate Loan Margin is to be implemented, that reduction shall be deferred until the date on which such Default or Event of Default is cured or waived and at all times during the existence of such Default or Event of Default, the Applicable LIBOR Rate Loan Margin shall be a percentage per annum equal to the applicable percentage amounts set forth above with respect to Level I.

        "Applicable Margin" shall mean, with respect to any LIBOR Rate Loan, the Applicable LIBOR Rate Loan Margin and, with respect to any Prime Rate Loan, the Applicable Prime Rate Loan Margin.

        "Applicable Margin Period" shall mean each period which shall commence on the first Business Day of the month following the date on which the financial statements and compliance certificate are delivered pursuant to Section 7.1(b) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements and compliance certificate pursuant to Section 7.1(b),
(ii) the latest date on which the next financial statements and compliance certificate are required to be delivered pursuant to Section 7.1(b) and (iii) the 90th day following the commencement of such period.

        "Applicable Prime Rate Loan Margin" shall mean, at any time with respect to any Prime Rate Loan a percentage per annum equal to the applicable percentage amount set forth below for such Loan with respect to Level II, provided that, commencing with the delivery of the first financial statements that are required to be delivered pursuant to Section 7.1(b) that occurs at least six months after the Closing Date, from and after any Start Date to and including the corresponding End Date, the Applicable Prime Rate Loan Margin with respect to Prime Rate Loans shall be a percentage per annum equal to the applicable percentage per annum set forth below if, but only if, as of the Test Date for such Start Date, the Borrower shall have obtained the Leverage Ratio indicated below:

                                                                                          Applicable
                                Leverage Ratio                                              Margin
                  ----------------------------------------------            --------------------------------------
                                                                            Revolving Loan            Term Loan
------------------------------------------------------------------------------------------------------------------
  Level I         Greater than 4.00 to 1.00                                     1.75%                    2.00%
------------------------------------------------------------------------------------------------------------------
  Level II        Equal to or less than 4.00 to 1.00 but greater
                   than 3.00 to 1.00                                            1.50%                    1.75%
------------------------------------------------------------------------------------------------------------------
  Level III       Equal to or less than 3.00 to 1.00 but greater
                   than 2.00 to 1.00                                            1.25%                    1.50%
------------------------------------------------------------------------------------------------------------------
  Level IV        Equal to or less than 2.00 to 1.00                            1.00%                    1.25%
------------------------------------------------------------------------------------------------------------------

provided, that, notwithstanding the foregoing, if the Borrower shall fail to deliver the financial statements that are required to be delivered pursuant to
Section 7.1(b), from the date which is five Business Days after the date on which such financial statements were so required to be delivered until the date of actual delivery thereof, the Applicable Prime Rate Loan Margin shall be a percentage per annum equal to the applicable percentage amount set forth above with respect to Level I. If a Default or an Event of Default shall exist at the time any reduction in the Applicable Prime Rate Loan Margin is to be implemented, that reduction shall be deferred until the date on which such Default or Event of Default is cured or waived and at all times during the existence of such Default or Event of Default, the Applicable Prime Rate Loan Margin shall be a percentage per annum equal to the applicable percentage amounts set forth above with respect to Level I.

        "Approved Backstop" shall mean (i) an irrevocable letter of credit in form and substance reasonably satisfactory to the Agent issued by a financial institution reasonably acceptable to the Agent, which letter of credit has been duly transferred to the Agent for the benefit of the Secured Parties (together with sufficient documentation to permit direct draws under any such letter of credit by the Agent for the benefit of the Secured Parties), (ii) credit insurance in form and substance reasonably satisfactory to the Agent, which credit insurance shall be payable to the Agent for the benefit of the Secured Parties and be issued by an insurer reasonably acceptable to the Agent or (iii) a "put" or similar agreement arising pursuant to a Permitted Derivatives Transaction, which put or similar agreement shall be in form and substance reasonably satisfactory to the Agent, the proceeds of which shall have been assigned to the Agent for the benefit of the Secured Parties in a manner reasonably satisfactory to it.

        "Approved Bill-and-Hold Account" shall mean any Account arising under bill-and-hold arrangements between the Borrower and any customer of the Borrower, pursuant to which such customer agrees to be billed (and generally is obligated to make payment) in advance for goods scheduled to be delivered on a date subsequent to such bill or payment; provided that the aggregate amount of all such Approved Bill-and-Hold Accounts shall not exceed $2,000,000 at any time.

        "Asset Sale" shall mean the sale or other transfer by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any Subsidiary of the Borrower (pursuant to, and in accordance with, Section 8.21)) of (i) any Capital Security of the Borrower or any of its Subsidiaries (other than Qualifying Shares), (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of all such other assets sold during the term of this Agreement does not exceed $250,000).

        "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement substantially in the form of Exhibit A entered into by an assigning Lender and an assignee Lender, and which has been accepted by the Agent, in accordance with Section 11.6.

        "Auditors" shall mean a nationally-recognized firm of independent certified public accountants selected by the Borrower and satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, the Borrower's current firm of independent certified public accountants, Ernst & Young LLP, shall be deemed to be satisfactory to the Agent.

        "Bankruptcy Default" shall mean an Event of Default which is such by virtue of Section 9.1(e).

        "Bankruptcy Proceeding" shall have the meaning ascribed to that term in
Section 9.1(e).

        "Blocked Account Agreements" shall mean (a) the Blocked Account Agreement, dated April 15, 2003, among the Borrower, the Agent and Wachovia Bank, National Association, (b) the Blocked Account Agreement, dated April 15, 2003, among the Borrower, the Agent and Bank of America and (c) any other Control Agreements covering the Borrower's or any of its Subsidiaries' deposit accounts.

        "Borrower" shall have the meaning ascribed to that term in the preamble to this Credit Agreement.

        "Borrower's Account" shall have the meaning ascribed to that term in
Section 2.6.

        "Borrower Pledge Agreement" shall mean the Borrower Pledge Agreement, of even date herewith, between the Borrower and the Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Borrower Taxes" shall have the meaning ascribed to that term in
Section 6.20(b).

        "Borrowing" shall mean a borrowing consisting of Loans of the same Type advanced, continued or converted on the same day by the Lenders or the Agent.

        "Borrowing Base" shall mean:

        (a) Subject to clauses (b) and (c) below, at any time, the amount equal at such time to:

                (i) eighty-five percent (85%) of the Value of Eligible Accounts Receivable of the Borrower, plus

                (ii) sixty percent (60%) of the Value of Eligible Raw Materials and Eligible Finished Goods Inventory of the Borrower, plus

                (iii) fifty percent (50%) of the Value of Eligible Work in Process Inventory of the Borrower, minus

                (iv) the amount of any reserves established by the Agent pursuant to clause (b) below. Notwithstanding the foregoing, in no event shall advances made pursuant to clauses (ii) and (iii) above exceed the lesser of (x) an amount equal to sixty percent (60%) of the Borrowing Base then in effect and (y) an amount equal to eighty-five percent (85%) of the Net Orderly Liquidation Value of all Inventory, minus

                (v) the aggregate total exposure of the Borrower under all Specified Permitted Derivative Transactions, each of which shall be marked to market as of the date of each calculation of the Borrowing Base, minus

                (vi) any other amount required to be subtracted from the Borrowing Base pursuant to any other provision of this Credit Agreement; plus

                (vii) without duplication of any amount set forth above, the aggregate amount of cash deposits then on deposit with the Agent to the extent made in accordance with Sections 8.10(d) and 8.19.

        (b) The Agent at any time in the exercise of its Permitted Discretion shall be entitled to and, at the direction of the Majority Lenders, shall (i) establish and increase or decrease reserves against Eligible Accounts Receivable, Eligible Raw Materials and Eligible Finished Goods Inventory and Eligible Work in Process Inventory, (ii) reduce the advance rates to be applied under clauses (a)(i), (ii) and (iii) above to a level below the rates stated therein or (following any such reduction or following any increase in such advance rates pursuant to clause (c) below) restore such advance rates to any level equal to or below the advance rates stated in clauses (a)(i), (ii) and
(iii) above, (iii) impose additional restrictions (or eliminate any such additional restrictions) to the standards of eligibility set forth in the respective definitions of "Eligible Accounts Receivable", "Eligible Raw Materials and Eligible Finished Goods Inventory" and "Eligible Work in Process Inventory" and (iv) establish and increase or decrease a reserve in the amount of interest payable by the Borrower hereunder, including interest on Loans and drawings under Letters of Credit.

        (c) The Agent at any time in the exercise of its Permitted Discretion shall be entitled, with the consent of all of the Lenders, to increase the advances rates or other percentages to a level above the rates stated in clauses (a)(i), (ii), (iii) and (iv) above.

        "Borrowing Base Certificate" shall have the meaning ascribed to that term in Section 7.1(f).

        "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York, New York, are generally closed or, when used in connection with LIBOR Rate Loans, any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market. When used in connection with any Letter of Credit, this definition will also exclude any day on which the applicable Issuing Bank is not open for the general conduct of its business.

        "Capital Expenditures" shall mean, of any Person for any period, the sum of (a) the additions to property, plant and equipment and other capital expenditures of such Person that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP plus, without duplication, (b) the entire principal amount of any debt (including obligations under capitalized leases) assumed or incurred by such Person in connection with any such expenditures. Notwithstanding the foregoing, for purposes of Section 8.2 only, expenditures funded with insurance proceeds and any other payments received on account of any Casualty Loss which are applied to the repair or replacement of the property affected by such Casualty Loss in accordance with this Credit Agreement shall not constitute Capital Expenditures.

        "Capital Security" shall mean, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person and (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

        "Cash Collateral Account" shall have the meaning ascribed to that term in Section 8.10(d).

        "Cash Equivalents" shall mean (a) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired, (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $250,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P and at least P-1 or the equivalent by Moody's, (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause
(b) above, (d) commercial paper, other than commercial paper issued by Borrower or any Affiliate of Borrower, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by S&P and at least P-1 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired, and (e) investments in money market funds which have net assets of at least $250,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (a) through
(d) above.

        "Casualty Loss" shall have the meaning ascribed to that term in
Section 7.8.

        "Change of Control" shall mean one or more of the following events:

                (a) less than a majority of the members of the Borrower's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are either directors referred to in clause (i) above or directors nominated and approved pursuant to this clause (ii); or

                (b) the stockholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; or

                (c) (i) the Permitted Holders (or any of them) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Capital Securities of the Borrower representing more than fifty per cent (50%) of the combined voting power of the outstanding voting Capital Securities or other ownership interests for the election of directors or shall have the right to elect a majority of the Board of Directors of the Borrower or (ii) a Person or group of Persons acting in concert (other than Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Capital Securities of the Borrower representing more than twenty-five per cent (25%) of the combined voting power of the outstanding voting Capital Securities or other ownership interests for the election of directors (or, if less, the aggregate percentage of such combined voting power as then held by the Permitted Holders) or shall have the right to elect a majority of the Board of Directors of the Borrower; or

                (d) a "Change of Control" or similar event occurs under the Senior Notes Indenture or the terms of any other document or agreement evidencing Indebtedness of the Borrower or any of its Subsidiaries (other than the Obligations).

        "Closing Date" shall mean the date on which the initial Credit Event occurs.

        "Closing Document List" shall mean the Closing Document List attached hereto as Schedule A.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Collateral" shall mean any and all assets and rights and interests in or to property of the Borrower and each of the other Credit Parties, whether real or personal, tangible or intangible, on which a Lien is granted or purported to be granted to the Agent or any Lender pursuant to the Credit Documents.

        "Collateral Access Agreements" shall mean any landlord waivers, mortgagee waivers, bailee letters and any similar usage, access or acknowledgment agreements of any Person, such as a warehouseman, processor, lienholder, third party service provider or lessor, in possession of any assets of the Borrower or any other Credit Party, in each case in form and substance reasonably satisfactory to the Agent.

        "Collateral Documents" shall mean the Security Agreement, the Blocked Account Agreements, the other Control Agreements, the Mortgages, the Pledge Agreements, the Intercreditor Agreement and all other contracts, instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which Liens are granted or are purported to be granted to the Agent in the Collateral for the benefit of some or all of the Agent, the Lenders and the Issuing Banks.

        "Commitment" of any Lender shall, subject to Section 11.18(c)(ii), mean the aggregate of the Revolving Loan Commitment of such Lender and the Term Loan Commitment of such Lender.

        "Concentration Account" shall have the meaning ascribed to that term in
Section 2.5(b)(ii).

        "Concentration Account Bank" shall have the meaning ascribed to that term in Section 2.5(b)(ii).

        "Consolidated Entities" shall mean the Borrower and each of its Subsidiaries which are such by virtue of clause (a) of the definition thereof.

        "Consolidated Net Income" shall mean for any period the consolidated net income of the Consolidated Entities for such period as determined in accordance with GAAP.

        "Continuation" shall have the meaning ascribed to that term in
Section 4.3.

        "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to (a) vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or managers of such Person or (b) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise either alone or in conjunction with others or any group. The words "Controlling" and "Controlled" have correlative meanings.

        "Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to the Agent, by and among the Agent, the applicable Credit Party and any financial institution or investment fund, securities intermediary, commodity intermediary or other Person who has custody, control or possession of any receipts on Accounts, deposits or investment property of such Credit Party, pursuant to which such financial institution or investment fund, securities intermediary, commodity intermediary or such other Person acknowledges that such financial institution or investment fund, securities intermediary, commodity intermediary or other Person has custody, control or possession of such receipts, deposits or investment property on behalf of the Agent, that (in certain circumstances upon the occurrence of certain events) it will comply with entitlement orders originated by the Agent with respect to such receipts, deposits or investment property, or other instructions of the Agent, or (as the case may be) apply any amounts distributed on account of such assets as directed by the Agent, in each case, without the further consent of such Credit Party and including such other terms and conditions as the Agent may reasonably require.

        "Convert," "Conversion" and "Converted" each shall refer to a conversion of Loans of one Type into Loans of another Type pursuant to Section 4.3.

        "Covered Taxes" shall have the meaning ascribed to that term in
Section 2.8(a).

        "Credit Agreement" shall mean this credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

        "Credit Documents" shall mean, collectively, this Credit Agreement, each Note, each Letter of Credit, each L/C Application, each Collateral Document, each Guaranty, the Fee Letter and all other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

        "Credit Event" shall mean (a) the making of a Loan and/or (b) the issuance of any Letter of Credit.

        "Credit Party" or "Credit Parties" shall mean, individually or collectively as the context requires, the Borrower and each other Person (other than the Lenders, the Agent and the Issuing Banks) party to the Credit Documents (other than the Collateral Access Agreements and any opinions of counsel delivered to the Agent, any Lender or any Issuing Bank in connection with any Credit Document).

        "DBT Account" shall have the meaning ascribed to that term in Section 2.5(b)(ii)(B).

        "DBTCo." shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, acting in its individual capacity, and its successors and assigns.

        "Default" shall mean an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

        "Defaulting Lender" shall have the meaning ascribed to that term in
Section 11.18(b).

        "Deposit Accounts" shall have the meaning ascribed to that term in
Section 2.5(e).

        "Deposit Agreement" shall mean that certain Deposit Agreement, dated as of April 15, 2003, by and among the Borrower, the Trustee and First American Title Insurance Company, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Depository Accounts" shall have the meaning ascribed to that term in
Section 2.5(b)(i).

        "Depository Bank" shall have the meaning ascribed to that term in
Section 2.5(e).

        "Derivative Contract" shall mean an agreement, whether or not in writing and including any master agreement, documenting, evidencing or relating to any Derivative Transaction between the Borrower, or any Subsidiary of the Borrower, and another Person.

        "Derivative Transaction" shall mean (a) an interest-rate transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) an exchange-rate transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk, (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks and (e) any other similar agreement designed to protect against risks, including credit risks.

        "Disbursement Account" shall have the meaning ascribed to that term in
Section 2.2(a).

        "Disbursement Account Banks" shall mean (a) those banks listed as "Disbursement Account Banks" on Parts 1, 2 and 3 of Schedule B, Part 6.28 and
(b) DBTCo. or any other bank selected from time to time by the Agent and reasonably acceptable to the Borrower.

        "Documentation Agent" shall have the meaning ascribed to that term in the preamble to this Credit Agreement.

        "DOL" shall mean the United States Department of Labor and any successor department or agency.

        "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

        "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Annex I, as such Annex may be amended from time to time, or in the relevant Assignment and Assumption Agreement.

        "Domestic Subsidiary" shall mean any wholly-owned Subsidiary of the Borrower which is not a Foreign Subsidiary.

        "EBITDA" shall mean, for any fiscal period, without duplication, (a) Consolidated Net Income (other than extraordinary items) of the Consolidated Entities for such period, plus (b) the amount of all interest expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, for such period, to the extent deducted in calculating Consolidated Net Income for such period, and plus or minus (as the case may be) (c) (i) any non-cash goodwill impairment charges incurred subsequent to the date hereof, (ii) any non-cash charges incurred subsequent to the date hereof in respect of any long term incentive plan, (iii) any other non-cash charges incurred subsequent to the date hereof, to the extent approved by the Agent in its reasonable discretion, and (iv) any gains and losses attributable to any fixed asset sales, which have been (and only to the extent), in the case of any of clauses (i) through (iv), subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP.

        "Effective Date" shall mean, as applied to an L/C Notice of Drawing, the Business Day on which the Agent receives such L/C Notice of Drawing if such notice is received by it not later than 11:00 A.M. on such day and, if received after such time, the next succeeding Business Day.

        "Electronic Letter of Credit Request" shall have the meaning ascribed to that term in Section 3.2(a).

        "Eligible Accounts Receivable" shall mean Accounts of the Borrower payable in Dollars. In determining the amount to be so included, the face amount of such Accounts shall exclude any such Accounts that the Agent determines in its Permitted Discretion to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein. Unless otherwise approved in writing by the Agent in its Permitted Discretion, no Account of the Borrower shall be deemed to be an Eligible Account Receivable if, without duplication:

                (a) it arises out of a sale made by the Borrower to an Affiliate of the Borrower; or

                (b) the Account is unpaid more than (i) 60 days after the original payment due date or (ii) 120 days after the original invoice date (provided, however, that the term Eligible Accounts Receivable shall include up to $1,000,000 in the aggregate in respect of Accounts that are unpaid not more than (x) 90 days after the original payment due date or (y) 120 days after the original invoice date); or

                (c) it is from the same account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of all Accounts from such account debtor (and any Affiliate thereof) are ineligible pursuant to clause (b) above; or

                (d) the Account, when aggregated with all other Eligible Accounts (other than in respect of Kmart Corporation and its Affiliates) of such account debtor (and any Affiliate thereof), exceeds ten percent (10%) (increased, however, to fifteen percent (15%) in respect of Accounts owing by Wal-mart Corporation and its Affiliates) in face value of all Eligible Accounts of the Borrower combined then outstanding, to the extent of such excess, provided that Accounts supported or secured by an Approved Backstop shall be excluded to the extent of the value of such Approved Backstop for the purposes of such calculation; or

                (e) (i) the applicable account debtor is also a creditor of the Borrower, (ii) the applicable account debtor has disputed its liability on, or the applicable account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to such Borrower, which has not been resolved or (iii) the Account otherwise is or may reasonably be expected to become subject to any right of setoff by the account debtor or with respect to which any other claim, counterclaim, chargeback, rebate, allowance, cooperative advertising claim or offset has been asserted; provided that any Account deemed ineligible pursuant to this clause (e) shall only be ineligible to the extent of the amount owed by the Borrower to the applicable account debtor, the amount of such dispute or claim, or the amount of such setoff, other claim, counterclaim, chargeback, rebate, allowance, cooperative advertising claim or offset, as applicable; or

                (f) the applicable account debtor has become the subject of an Act of Bankruptcy, unless and to the extent that the payment of Accounts from such account debtor (i) is supported by an Approved Backstop or (ii) is otherwise secured by assets of, or guaranteed by, in either case in a manner reasonably satisfactory to the Agent, a Person with respect to which an Act of Bankruptcy has not occurred and that is reasonably acceptable to the Agent or, if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

                (g) the sale is to an account debtor outside of the United States, Canada or Puerto Rico, except to the extent that any such sale is supported or secured by an Approved Backstop; or

                (h) the sale to the applicable account debtor is on a bill-and-hold (other than an Approved Bill-and-Hold Account), guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                (i) the Agent determines in its Permitted Discretion that collection of such Account is insecure or that such Account may not be paid by reason of the applicable account debtor's financial inability to pay; or

                (j) the applicable account debtor is the United States of America, any State or any political subdivision, department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 et seq.) or complies with any similar State or local law as the Agent shall require; or

                (k) the goods giving rise to such Account have not been shipped, delivered to and accepted by the applicable account debtor (other than with respect to any Approved Bill-and-Hold Account) or the services giving rise to such Account have not been performed by the Borrower and accepted by such account debtor or the Account otherwise does not represent a final sale; or

                (l) any documentation relating to such Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                (m) the Agent does not have a valid and perfected first priority security interest in such Account or such Account does not otherwise conform to the representations and warranties contained in the Credit Agreement, any Security Agreement or any of the other Collateral Documents; or

                (n) such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                (o) such Account is evidenced by or arises under any instrument or chattel paper unless such instruments or chattel paper shall have been pledged to the Agent, including such endorsement as the Agent shall require; or

                (p) the applicable account debtor has a presence in the States of New Jersey, Minnesota or West Virginia or any other State requiring the filing of Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account unless the Borrower has qualified to do business in such State or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; or

                (q) such Account consists of progress billings (such that the obligation of the applicable account debtor with respect to such Account is conditioned upon the Borrower's satisfactory completion of any further performance under the agreement giving rise thereto); or

                (r) such Account is deemed by the Agent in its Permitted Discretion to be otherwise ineligible for inclusion in the calculation of the Borrowing Base; or

                (s) (i) so long as Kmart Corporation and any of its Affiliates is the subject of any Bankruptcy Proceeding, any Account of Kmart Corporation or any Affiliate thereof, when aggregated with all other Eligible Accounts of Kmart Corporation and its Affiliates, exceeds fifteen percent (15%) in face value of all Eligible Accounts of the Borrower combined then outstanding, to the extent of such excess, or
        (ii), at such times as Kmart Corporation and each of its Affiliates are not the subject of any Bankruptcy Proceeding, any Account of Kmart Corporation or any Affiliate thereof, when aggregated with all other Eligible Accounts of Kmart Corporation and its Affiliates, exceeds the lesser of ten percent (10%) or $8,000,000 in face value of all Eligible Accounts of the Borrower combined then outstanding, to the extent of such excess, provided that, in each case, any such Accounts supported or secured by an Approved Backstop shall be excluded to the extent of the value of such Approved Backstop for the purposes of such calculation.

        "Eligible Raw Materials and Eligible Finished Goods Inventory" shall mean Inventory of the Borrower that consists of raw materials and finished goods. In determining the amount to be so included, the amount of such Inventory shall exclude any Inventory that the Agent in its Permitted Discretion determines to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein. Unless otherwise approved in writing by the Agent in its Permitted Discretion, no Inventory of the Borrower shall be deemed Eligible Raw Materials and Eligible Finished Goods Inventory if, without duplication:

                (a) the Inventory has been returned or rejected by the Borrower's customers as being damaged or defective; or

                (b) the Inventory is not owned solely by the Borrower or the Borrower does not have good, valid and marketable title thereto; or

                (c)     the Inventory is in transit; or

                (d)     the Inventory is not stored on property that is either
        (i) owned or leased by the Borrower, (ii) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property or (iii) owned or leased by a third party service provider that has contracted with the Borrower to perform services in respect of such Inventory (provided that, except as otherwise coverable and covered by a reserve against the Borrowing Base in respect thereof, imposed by the Agent in its Permitted Discretion, with respect to Inventory of the Borrower, (A) stored on property leased by the Borrower, the Borrower shall have delivered to the Agent a Collateral Access Agreement executed by the lessor of such property, (B) stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Agent a Collateral Access Agreement executed by such warehouseman and (C) stored on property owned or leased by a third party service provider, the Borrower shall have delivered to the Agent a Collateral Access Agreement executed by such third party service provider); or

                (e) the Inventory is not subject to a valid and perfected first priority security interest in favor of the Agent except, with respect to Inventory stored at sites described in clauses (d)(ii) and
        (iii) of this sentence, for Liens for normal and customary warehousing or service charges; or

                (f) the Inventory is obsolete or slow moving (in each case as reasonably determined by the Agent) or the Inventory does not otherwise conform to the representations and warranties contained in the Credit Agreement, the Security Agreement or any of the other Collateral Documents; or

                (g) the Inventory was not manufactured in accordance with or does not meet all standards imposed by all Requirements of Law or by any government agency, or department or division thereof, having regulatory authority over such goods or their manufacture, use or sale or is the subject of any Approved Bill-and-Hold Account; or

                (h) the Inventory consists of spare parts for equipment, packaging and shipping materials or supplies used or consumed in a Borrower's business; or

                (i)     the Inventory is purchased or sold on consignment; or

                (j) the Inventory is located outside the United States of America or Canada (provided that, with respect to Inventory in Canada, the Agent has determined that it has a valid and perfected first priority security interest in such Inventory); or

                (k) the Inventory is subject to a license agreement or other arrangement with a third party which, in the Agent's reasonable determination, restricts the ability of the Agent to exercise its rights under any of the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance satisfactory to the Agent permitting the Agent to exercise its rights with respect to such Inventory or the Agent has otherwise agreed to allow such Inventory to be eligible in the Agent's Permitted Discretion; or

                (l) the Inventory is deemed by the Agent in its Permitted Discretion not saleable in its current form or otherwise ineligible for inclusion in the calculation of the Borrowing Base.

        "Eligible Work in Process Inventory" shall mean Inventory of the Borrower that consists of work in process. In determining the amount to be so included, the amount of such Inventory shall exclude any Inventory that the Agent in its Permitted Discretion determines to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein. Unless otherwise approved in writing by the Agent in its Permitted Discretion, no Inventory of the Borrower shall be deemed Eligible Work in Process Inventory if, without duplication:

                (a) the Inventory is not owned solely by the Borrower or the Borrower does not have good, valid and marketable title thereto; or

                (b)     the Inventory is in transit; or

                (c)     the Inventory is not stored on property that is either
        (i) owned or leased by the Borrower, (ii) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property or (iii) owned or leased by a third party service provider that has contracted with the Borrower to perform services in respect of such Inventory (provided that, except as otherwise coverable and covered by a reserve against the Borrowing Base in respect thereof, imposed by the Agent in its Permitted Discretion, with respect to Inventory of the Borrower, (A) stored on property leased by the Borrower, the Borrower shall have delivered to the Agent a Collateral Access Agreement executed by the lessor of such property, (B) stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Agent a Collateral Access Agreement executed by such warehouseman and (C) stored on property owned or leased by a third party service provider, the Borrower shall have delivered to the Agent a Collateral Access Agreement executed by such third party service provider); or

                (d) the Inventory is not subject to a valid and perfected first priority security interest in favor of the Agent except, with respect to Inventory stored at sites described in clauses (c)(ii) and
        (iii) of this sentence, for Liens for normal and customary warehousing or service charges; or

                (e) the Inventory is obsolete or slow moving (in each case as reasonably determined by the Agent) or the Inventory does not otherwise conform to the representations and warranties contained in the Credit Agreement, the Security Agreement or any of the other Collateral Documents; or

                (f) the Inventory was not manufactured in accordance with or does not meet all standards imposed by all Requirements of Law or by any government agency, or department or division thereof, having regulatory authority over such goods or their manufacture, use or sale or is the subject of any Approved Bill-and-Hold Account; or

                (g) the Inventory consists of spare parts for equipment, packaging and shipping materials or supplies used or consumed in a Borrower's business; or

                (h)     the Inventory is purchased or sold on consignment; or

                (i) the Inventory is located outside the United States of America or Canada (provided that, with respect to Inventory in Canada, the Agent has determined that it has a valid and perfected first priority security interest in such Inventory); or

                (j) the Inventory is subject to a license agreement or other arrangement with a third party which, in the Agent's reasonable determination, restricts the ability of the Agent to exercise its rights under any of the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance satisfactory to the Agent permitting the Agent to exercise its rights with respect to such Inventory or the Agent has otherwise agreed to allow such Inventory to be eligible in the Agent's Permitted Discretion; or

                (k) the Inventory is deemed by the Agent in its Permitted Discretion not saleable in its current form or otherwise ineligible for inclusion in the calculation of the Borrowing Base.

        "End Date" shall mean, for any Applicable Margin Period, the last day of such Applicable Margin Period.

        "Environmental Claims" shall mean all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury or property damage, arising out of or related to Environmental Conditions or pursuant to applicable Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) claims for violations of or obligations under any contract related to applicable Environmental Laws or Environmental Conditions between the Borrower or any Subsidiary and any other person, (ii) claims for actual or threatened damages to natural resources, (iii) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (iv) claims pursuant to applicable Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (v) claims for fines, penalties or liens against property pursuant to applicable Environmental Laws or Environmental Conditions, (vi) claims pursuant to applicable Environmental Laws or arising out of Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (vii) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

        "Environmental Conditions" shall mean releases or threatened releases into or present in the environment (whether or not on or about any Real Estate), including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air of Hazardous Materials, relating to or arising out of the use, handling, storage, treatment, disposal, recycling, generation, or transportation of Hazardous Materials by the Borrower or any Subsidiary of the Borrower, or by their respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of the Borrower or any Subsidiary of the Borrower. With respect to Environmental Claims by third parties, Environmental Conditions shall also include the exposure of persons to Hazardous Materials at the work place or the exposure of persons or property to Hazardous Materials migrating from or otherwise emanating from any Real Estate or Former Real Estate.

        "Environmental Laws" shall mean all applicable federal, state and local laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, decrees, guidelines, policies or Requirements of Law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface, flora, fauna or subsurface strata), including, without limitation, those relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        "Equipment" shall mean, with respect to any Person, all of such Person's equipment, including machinery, equipment, office equipment and supplies, computers and related equipment, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

        "ERISA Affiliate" shall mean any Person required at any relevant time to be aggregated with the Borrower or any Subsidiary of the Borrower under Sections 414(b), (c), (m) or (o) of the Code.

        "Events of Default" shall have the meaning ascribed to that term in
Article 9 of this Credit Agreement.

        "Excess Availability" shall mean (a) the lesser of the aggregate amount of the Revolving Loan Commitments and the Borrowing Base, minus (b) the aggregate of outstanding Revolving Loans, minus (c) the aggregate amount of outstanding Letters of Credit.

        "Excess Cash Flow" shall mean, for any Fiscal Year, EBITDA of the Borrower and its Subsidiaries for such Fiscal Year minus (without duplication)
(a) the sum of (i) all federal, state and foreign income taxes paid or payable in cash by the Borrower and its Subsidiaries for such Fiscal Year, (ii) all Capital Expenditures made in accordance with Section 8.2 during such Fiscal Year by the Borrower and its Subsidiaries (except to the extent that any such Capital Expenditure was made with the proceeds or assumption of Indebtedness permitted to be incurred hereunder), (iii) all Interest Expense, other than in respect of any intercompany indebtedness, paid or payable in cash by the Borrower and its Subsidiaries for such Fiscal Year, (iv) any scheduled payments made by the Borrower of principal with respect to all Indebtedness, including payments under capital leases, but excluding payments of Revolving Loans which do not reduce Commitments, for such Fiscal Year and (v) any net increase in the difference between (A) current assets, other than cash and Cash Equivalents and net current deferred tax assets and (B) current liabilities of the Borrower and its Subsidiaries (excluding therefrom (x) the current portion of any long term debt, (y) any accrued and unpaid interest and (z) any income taxes payable and net current deferred tax liabilities) since the last Business Day of the preceding Fiscal Year; and plus (without duplication) (b) any net decrease in the difference between (i) current assets, other than cash and Cash Equivalents and net current deferred tax assets and (ii) current liabilities of the Borrower and its Subsidiaries (excluding therefrom (x) the current portion of any long term debt, (y) any accrued and unpaid interest and (z) any income taxes payable and net current deferred tax liabilities) since the last Business Day of the preceding Fiscal Year.

        "Excess Cash Flow Payment Date" shall mean, for any Fiscal Year, the date that is the earlier of (a) ninety (90) days after the end of such Fiscal Year and (b) the date on which the Borrower files with the U.S. Securities and Exchange Commission its annual report on Form 10-K for such Fiscal Year.

        "Existing L/C" shall have the meaning ascribed to that term in
Section 3.1(c).

        "Expenses" shall mean all reasonable present and future expenses incurred by or on behalf of the Agent, in its capacity as Agent, in connection with the Credit Agreement or any other Credit Document or otherwise, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees, disbursements and other charges of a single outside counsel (and any necessary local or special counsel) and, to the extent any such counsel reasonably determines that additional counsel is reasonably necessary or advisable to avoid any conflict of interest, the reasonable fees, disbursements and other charges of such additional counsel, the reasonable fees and expenses of related paralegals, the allocated cost of internal counsel, all costs and expenses incurred by the Agent in opening bank accounts and lockboxes, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to insufficient funds of deposited checks and the Agent's standard fee relating thereto, reasonable collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers, field examiners or other consultants, experts or advisors employed or retained by the Agent, reasonable fees and expenses incurred by the Agent in connection with the assignments of or sales of participations in the Loans, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording any Mortgages or any other Collateral Documents, all expenses and costs referred to in Article 4 of this Credit Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter and all fees and expenses incurred in connection with releasing Collateral or any amendment, modification, waiver or termination of any of the Credit Documents.

        "Expiration Date" shall mean the earlier of (a) the date that is the fifth anniversary of the Closing Date and (b) the date of the termination or reduction to zero (0) of the Commitments.

        "Exposure" shall, for purposes of the definition of "Majority Lenders" mean the aggregate amount of each Lender's outstanding Loans plus such Lender's Proportionate Share of outstanding Letter of Credit Obligations.

        "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

        "Fee Letter" shall mean that certain letter agreement dated February 28, 2003 between the Agent and the Borrower and providing for the payment of certain fees in connection with this Credit Agreement.

        "Fees" shall mean the Unused Line Fee, the Letter of Credit Fees and the Issuing Bank Fees, and, without duplication, all fees payable by the Borrower under the Fee Letter.

        "Financial Statements" shall mean the consolidated balance sheets, statements of operations (including detailed business segment information), statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entities for the period specified.

        "Fiscal Quarter" shall mean any of the quarterly accounting periods of the Borrower, ending on the Saturday to occur closest to the last day of March, June, September and December of each year.

        "Fiscal Year" shall mean any of the annual accounting periods of the Borrower ending on the Saturday to occur closest to the last day of December of each year.

        "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) (i) EBITDA for such period minus (ii) Fixed Charges for such period (other than Fixed Charges attributable to any Capital Expenditure to the extent such Capital Expenditure was made with the proceeds or assumption of Indebtedness (other than in respect of Loans hereunder) permitted to be incurred hereunder) to (b) Principal and Interest Expense for such period.

        "Fixed Charges" shall mean, for any period, without duplication, the sum of the following for the Consolidated Entities: (a) income taxes paid or payable in cash; (b) Capital Expenditures; (c) dividends and distributions paid in cash to holders of any shares of any class of capital stock of the Borrower or any warrants or options to purchase such shares of capital stock; and (d) amounts paid to redeem, repurchase or retire any shares of any class of capital stock of the Borrower or any warrants or options to purchase such shares of capital stock.

        "Foreign Lender" shall mean any Lender or Issuing Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

        "Foreign Subsidiary" shall mean any wholly-owned (except for Qualifying Shares) Subsidiary of the Borrower which is not formed under the laws of the United States or any State of the United States or the District of Columbia.

        "Former Real Estate" shall mean all real property that was owned or leased by the Borrower or any Subsidiary of the Borrower within the last ten
(10) years prior to the date hereof which is no longer owned or leased.

        "Fronting Fee" shall have the meaning ascribed to that term in
Section 4.6(a).

        "Funding Bank" shall have the meaning ascribed to that term in
Section 4.9.

        "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

        "Governing Documents" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

        "Guaranty" of any Person means any Liability, contingent or otherwise, of such Person (other than an endorsement for collection or deposit in the ordinary course of business) (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to maintain solvency, assets, level of income or other financial condition, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning.

        "Hazardous Materials" shall mean (a) any chemical, material or substance (whether solid, liquid or gas) at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or words of similar import under any applicable Environmental Laws;
(b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) asbestos in any form; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (i) pesticides; and (j) radon.

        "Highest Lawful Rate" shall mean, at any time when any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, that then may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement or any of the other Credit Documents, under (a) the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents) or (b) if higher, applicable federal laws, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

        "Indebtedness" of any Person means (in each case, whether such obligation is with full or limited recourse) (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (d) any obligation of such Person as lessee under a capital lease, (e) any Mandatorily Redeemable Obligation of such Person owned by any Person other than such Person or a Subsidiary of such Person (the amount of such Mandatorily Redeemable Obligation to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Obligation), (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any obligation of such Person (whether or not contingent) to any other Person in respect of a letter of credit or other Guaranty issued by such other Person, (h) any Derivative Contract or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof
(i) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (j) any Indebtedness of others Guaranteed by such Person.

        "Intellectual Property" shall mean, with respect to any Person, all of such Person's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

        "Intercreditor Agreement" shall mean the Intercreditor Agreement, of even date herewith, among the Borrower, the Agent and the Trustee, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Interest Expense" shall mean the aggregate consolidated interest expense of the Consolidated Entities as set forth in the Borrower's statement of Consolidated Net Income, as determined on a consolidated basis in accordance with GAAP, including amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

        "Interest Period" shall mean a period, commencing, in the case of the first Interest Period applicable to a LIBOR Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period. The duration of each such Interest Period shall be one, two, three or (subject to the consent of each Lender) six months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided that the Borrower may not select any Interest Period that ends after the fifth anniversary of the Closing Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

        "Interim Advance" shall mean a Loan made by the Agent to the Borrower pursuant to Section 2.2(b)(i).

        "Interim Advance Period" shall have the meaning ascribed to that term in
Section 2.2(b)(i).

        "Internal Revenue Service" or "IRS" shall mean the United States Internal Revenue Service and any successor agency.

        "Inventory" shall mean, with respect to any Person, all of such Person's inventory, including: (a) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business;
(b) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(c) all goods returned or repossessed by such Person.

        "Investment" shall mean, as applied to an investment of or by any Person, all Guarantees by such Person of any Liabilities of another Person, all expenditures made and all Liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or other ownership interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, another Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a Guaranty shall be taken at not less than the principal amount of the Liabilities to which such Guaranty is applicable and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by sale, repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the original amount of any Investment, and such Investment shall be deemed to continue to be "outstanding" in such original amount notwithstanding, any (i) decrease in the market value thereof or (ii) amount thereof that may have been forgiven, released, cancelled or otherwise nullified or held to be invalid.

        "Issuing Bank" shall mean (a) any Lender and (b) any Affiliate of a Lender that, in either case, is acceptable to the Agent and has agreed to issue a Letter of Credit for the account of the Borrower under this Credit Agreement.

        "Issuing Bank Fees" shall have the meaning ascribed to that term in
Section 4.6(b).

        "L/C Application" shall mean, as applied to any Issuing Bank, (a) the form then generally used by such Issuing Bank as the form to be used by a Person requesting such Issuing Bank to issue an irrevocable standby or commercial letter of credit (as the case may be) and (b) any agreement between such Issuing Bank and such Person pursuant to which such Person agrees to reimburse such Issuing Bank for amounts disbursed by such Issuing Bank under the letter of credit to which such application relates (each a "Reimbursement Agreement").

        "L/C Fee" shall have the meaning ascribed to that term in Section
4.6(a).

        "L/C Interest Rate" shall have the meaning ascribed to that term in
Section 3.5(b).

        "L/C Notice of Drawing" shall mean written notice pursuant to which the Issuing Bank provides the Agent with notice that a drawing has been made under a Letter of Credit.

        "L/C Participation" shall have the meaning ascribed to that term in
Section 3.4.

        "L/C Participation Funding Amount" shall have the meaning ascribed to that term in Section 3.6(b)(i)(A).

        "L/C Participation Funding Date" shall have the meaning ascribed to that term in Section 3.6(b)(ii).

        "L/C Participation Funding Notice" shall have the meaning ascribed to that term in Section 3.6(b)(i)(A).

        "Lender" shall, subject to Section 11.18(c)(ii), mean (a) each Person listed as a "Lender" on the signature pages hereof and (b) each Person that has been assigned any or all of the rights and obligations of a Lender pursuant to
Section 11.6.

        "Letter of Credit" shall mean all letters of credit (whether commercial or stand-by and whether for the purchase of inventory, equipment or otherwise) issued for the account of the Borrower by an Issuing Bank pursuant to Article 3 of this Credit Agreement and all amendments, renewals, extensions or replacements thereof.

        "Letter of Credit Fees" shall have the meaning ascribed to that term in
Section 4.6(a)(ii).

        "Letter of Credit Obligations" shall mean, at any time, the sum of (a) the aggregate undrawn face amounts of all Letters of Credit outstanding at such time, plus (b) the aggregate unreimbursed amount of all drawings under Letters of Credit.

        "Letter of Credit Request" shall have the meaning ascribed to that term in Section 3.2(a).

        "Leverage Ratio" shall mean, as at the last day of any Fiscal Quarter, the ratio of (a) the aggregate amount of all Indebtedness of the Consolidated Entities determined in accordance with GAAP as of the last day of such Fiscal Quarter to (b) EBITDA for the twelve month period ending as of the last day of such Fiscal Quarter.

        "Liability" of any Person shall mean (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, Requirement of Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

        "LIBOR Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite its name on Annex I or in the relevant Assignment and Acceptance Agreement (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Funds Administrator and the Agent.

        "LIBOR Margin" shall mean, at any time, the Applicable LIBOR Rate Loan Margin at such time.

        "LIBOR Rate" shall mean, with respect to any Interest Period, (a) the rate per annum for Dollar deposits approximately equal to the principal amount of the LIBOR Rate Loans for which the LIBOR Rate is being determined and with maturities comparable to the Interest Period for which such LIBOR Rate would apply, which appears on the Telerate page 3750 at approximately 11:00 A.M., London time, on the day that is two (2) Business Days prior to the first day of such Interest Period and (b) if no such rate so appears on the Telerate PAGE 3750, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by DBTCo. for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loans for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 11:00 A.M., London time, on the date that is two (2) Business Days prior to the commencement of such Interest Period. The term "Telerate page 3750" shall mean the display designated as page 3750 on the Telerate Services (or such other page as may replace such page on such service for the purpose of displaying a comparable rate).

        "LIBOR Rate Loan" shall mean a Loan that bears, or is to bear, interest by reference to the LIBOR Rate.

        "Lien(s)" shall mean (a) any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement and
(b) in addition, in the case of any investment property, any contract or other arrangement, express or implied, under which any Person has the right to control such investment property.

        "Line of Credit" shall mean, at any time, an amount equal to the aggregate amount, at such time, of the Commitments.

        "Loans" shall mean amounts advanced by the Agent or a Lender as Revolving Loans or Term Loans pursuant to Section 2.1, and all other amounts advanced by the Agent or a Lender pursuant to 2.2(b), 3.6(a) or any other provision of this Credit Agreement.

        "Lockboxes" shall have the meaning ascribed to that term in
Section 2.5(b)(i).

        "Majority Lenders" shall mean, at any time, those Lenders having more than 50% of the aggregate amount of the Revolving Exposure, unused Revolving Loan Commitments and outstanding Term Loans or, if the Revolving Loan Commitments shall have expired or been terminated, Lenders having more than 50% of the aggregate amount of the outstanding Exposures.

        "Mandatorily Redeemable Obligation" shall mean a Liability of the Borrower or any Subsidiary of the Borrower, or a Liability of another Person Guaranteed by the Borrower or any Subsidiary of the Borrower, to the extent that, in either case, it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (b) at the option of any Person other than the Borrower or such Subsidiary or (c) upon the occurrence of a condition not solely within the control of the Borrower or such Subsidiary, such as a redemption required to be made out of future earnings.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, assets, liabilities (contractual or otherwise), condition (financial or otherwise) or prospects of the Borrower, (b) the value of Collateral or the amount which the Agent, the Lenders or any Issuing Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (c) any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party or (d) the rights and remedies or the purported rights and remedies of the Agent, the Lenders or any Issuing Bank under any Credit Document.

        "Material Contract" shall mean the Senior Notes Documents and any other contract, lease, license indenture, agreement, commitment or other arrangement (other than the Credit Documents), whether written or oral, to which the Borrower or any Subsidiary of the Borrower is a party with respect to which breaches, performances, nonperformances, cancellations or failures to renew by any party thereto singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        "Moody's" shall mean Moody's Investors Services, Inc.

        "Mortgages" shall mean the owned property mortgage(s) or deed(s) of trust granted by the Borrower in favor of the Agent and the leasehold mortgage(s) or deed(s) of trust granted by the Borrower in favor of the Agent, in each case substantially in the form set forth on Exhibit F (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) or 400l(a)(3) of ERISA and (a) which is, or within the immediately preceding six (6) years was, contributed to by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate or (b) with respect to which the Borrower or any Subsidiary of the Borrower may incur any liability.

        "Net Asset Sale Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable, lease, sublease or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including

(a) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Capital Security or assets subject to such Asset Sale and that is required to be repaid under the terms thereof as a result of such Asset Sale.

        "Net Insurance/Condemnation Proceeds" means any cash payments or proceeds received by the Borrower or any of its Subsidiaries or the Agent (a) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof.

        "Net Orderly Liquidation Value" shall mean, as determined by the Agent in good faith based on an appraisal conducted in accordance with Sections 7.2 or 7.5, the Value of the Borrower's Eligible Raw Materials and Eligible Finished Goods Inventory and the Borrower's Eligible Work in Process Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory (less applicable freight and duty charges, if any), net of liquidation expenses.

        "Net Proceeds Amount" shall have the meaning ascribed to that term in
Section 2.4(b)(iii)(E).

        "Notes" shall mean the Term Notes and the Revolving Notes.

        "Notice of Borrowing" shall have the meaning ascribed to that term in
Section 2.2(a)(i).

        "Notice of Continuation" shall have the meaning ascribed to that term in
Section 4.3(a).

        "Notice of Conversion" shall have the meaning ascribed to that term in
Section 4.3(b).

        "Obligations" shall mean (a) the unpaid principal of and interest on the Loans and the Notes, (b) the obligation of the Borrower to pay to an Issuing Bank the amounts of all drawings together with interest accrued thereon at the L/C Interest Rate, made under Letters of Credit of such Issuing Bank, (c) the Fees, (d) the Expenses, (e) all other Liabilities of the respective Credit Parties to the Agent and any Lender (in its capacity as such and not in its capacity as an Issuing Bank) or, in the case of any Specified Permitted Derivative Transaction, any applicable Affiliate of any Lender, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any other Credit Document, any Specified Permitted Derivative Transaction or any other document made, delivered or given in connection herewith or therewith, and (f) all other Liabilities of the Borrower to an Issuing Bank under all its L/C Applications and Letters of Credit; provided that (i) Obligations under any Specified Permitted Derivative Transaction shall be secured pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral effected in the manner permitted by this Credit Agreement shall not require the consent of holders of obligations under any Specified Permitted Derivative Transaction. As used in clauses (a) and (b) and wherever else the determination of the amount of "interest" is relevant, "interest" shall include interest accruing on or after the filing of, or what would have accrued but for the filing of, any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

        "Other Taxes" shall have the meaning ascribed to that term in
Section 2.8(b).

        "Payment" shall have the meaning ascribed to that term in Section 2.10.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

        "Permitted Acquisitions" shall mean any acquisition of the stock or other equity interests, or the assets or property of a Person primarily engaged in substantially the same line of business as that in which the Borrower is engaged on the Closing Date; provided, that (a) prior to and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing, (b) the Borrower shall (prior to the closing of any such acquisition) provide written notice to the Agent of any such acquisition and thereafter take such measures as are reasonably requested by the Agent as necessary to create a first priority perfected Lien in respect of any property acquired thereby, (c) the Borrower shall have provided evidence reasonably satisfactory to the Agent that on a pro forma basis (after giving effect to any such acquisition) Excess Availability will be at least $30,000,000 on the date of such acquisition and for at least six months thereafter and (d) the aggregate amount of consideration paid in respect thereof shall not exceed $10,000,000 individually or $25,000,000 in the aggregate (reduced on a dollar-for-dollar basis by the aggregate amount of Investments made in joint ventures pursuant to
Section 8.10(h)) for the term of this Agreement.

        "Permitted Derivative Transaction" shall mean any Derivative Transaction entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, consistent with the Borrower's past practices and not for speculative purposes.

        "Permitted Discretion" shall mean the Agent's judgment exercised in good faith based upon its consideration of any factor which the Agent believes in good faith: (a) will or could adversely affect the value of any Collateral, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent, the Lenders or any Issuing Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to the Agent by the Borrower or any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect;
(c) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or any Subsidiary of the Borrower or any of the Collateral; or (d) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable, Eligible Raw Materials and Eligible Finished Goods Inventory and Eligible Work in Process Inventory, as well as any of the following: (i) the changes in collection history and dilution with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the Borrower's Accounts or Inventory; and (iv) any other factors that change the credit risk of lending to the Borrower on the security of the Borrower's Accounts or Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower.

        "Permitted Holders" shall mean Joseph L. Lanier, Jr., Richard L. Williams and Barry F. Shea and certain of their respective family members who own Capital Securities of the Borrower on the date hereof (or, in the case of the death or incompetence of any such person, the estate, heirs, executor, administrator, committee or other personal representative of such person) or any Person controlled directly or indirectly by such person or his or her heirs.

        "Permitted Liens" shall have the meaning ascribed to that term in
Section 8.4.

        "Permitted Restrictive Covenant" shall mean (a) any covenant or restriction contained in any Credit Document, (b) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of the Borrower if the same is not created in contemplation thereof, (c) any covenant or restriction of the type contained in Section 8.14 that is contained in any contract evidencing or providing for the creation of or concerning Indebtedness secured by any Purchase Money Lien so long as such covenant or restriction is limited to the property purchased therewith and proceeds thereof, (d) any covenant or restriction described in Schedule 8.14, but only to the extent such covenant or restriction is there identified by specific reference to the provision of the contract in which such covenant or restriction is contained or
(e) any covenant or restriction that (i) is not more burdensome than an existing Permitted Restrictive Covenant permitted by clause (b), (c) or (d) above; (ii) is contained in a contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained; and (iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

        "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

        "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), whether oral or written, maintained or contributed to by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, or with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, may incur liability.

        "Pledge Agreements" shall mean the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

        "PP&E Collateral" shall have the meaning ascribed to that term on
Schedule 1 to the Intercreditor Agreement.

        "Prime Lending Rate" shall mean the rate that DBTCo. announces from time to time in New York, New York as its prime lending rate in the United States, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCo. and each of the other Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

        "Prime Rate Loan" shall mean a Loan that bears, or is to bear, interest by reference to the Prime Lending Rate.

        "Principal and Interest Expense" shall mean, for any period, the sum of Interest Expense paid or payable in cash, without duplication, by the Borrower for such period (exclusive of (a) any interest paid subsequent to the Closing Date in respect of Indebtedness of the Borrower being refinanced with the proceeds of the Senior Notes issued on the Closing Date, pending the payment in full of such Indebtedness, and (b) any intercompany indebtedness) plus any scheduled payments by the Borrower of principal with respect to all Indebtedness, including payments under capital leases, but excluding payments of Revolving Loans which do not reduce Commitments, for such period.

        "Prohibited Transaction" shall mean any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

        "Proportionate Share" shall mean, subject to Section 11.18(c)(ii), (a) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Exposure of that Lender by (y) the aggregate Term Exposure of all Lenders, (b) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Exposure of that Lender by (y) the aggregate Revolving Exposure, and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Exposure of that Lender plus the Revolving Exposure of that Lender by
(y) the sum of the aggregate Term Exposure of all Lenders plus the aggregate Revolving Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 11.6. The initial Proportionate Share of each Lender for purposes of each of clauses (a), (b) and
(c) of the preceding sentence is set forth opposite the name of that Lender in Annex I.

        "Protective Advances" shall mean the aggregate of Revolving Loans and expenditures and incurrence of obligations by the Agent which are made or undertaken in the Agent's reasonable discretion to protect or preserve the Collateral and the Agent's rights upon Default or Event of Default or otherwise.

        "Purchase Money Liens" shall mean Liens on any item of Equipment or Real Estate of any Credit Party acquired after the date of this Credit Agreement to secure the purchase price thereof, provided that: each such Lien shall attach only to the property to be acquired and the proceeds thereof.

        "Qualified Subsidiary" shall mean any Domestic Subsidiary that meets each of the following qualifications: (a) all of the Capital Securities of such Domestic Subsidiary have been pledged to the Agent, for the benefit of the Secured Parties, to secure the payment and satisfaction in full of the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Agent; (b) such Domestic Subsidiary has irrevocably guaranteed the payment and satisfaction in full of the Obligations pursuant to a Guaranty in form and substance satisfactory to the Agent; (c)

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

such Domestic Subsidiary has granted a first priority perfected Lien on all or substantially all of its assets (or such portion of its assets as the Agent may permit in its sole discretion) in favor of the Agent, for the benefit of the Secured Parties, to secure such Domestic Subsidiary's obligations under the Guaranty referred to in clause (b) above, subject only to Permitted Liens permitted under clauses (b), (e), (f) and (k) of Section 8.4, in each case pursuant to documentation in form and substance satisfactory to the Agent, (d) such Domestic Subsidiary shall have become a party to the Intercreditor Agreement as provided therein and (e) the Borrower and such Domestic Subsidiary shall have taken such other actions as may be requested by the Agent to perfect and maintain the perfection and priority of each pledge and Lien referred to above. Notwithstanding the foregoing, any Qualified Subsidiary shall become a Borrower hereunder as and when requested by the Agent (in its sole discretion) pursuant to documentation in form and substance satisfactory to the Agent.

        "Qualifying Shares" shall mean such shares of the Capital Securities of any Foreign Subsidiary as are required by the laws of the jurisdiction of organization or formation of such Foreign Subsidiary to be held by a citizen of such jurisdiction.

        "Recapitalization" shall have the meaning ascribed to that term in the recitals to this Credit Agreement.

        "Real Estate" shall mean all real property owned or leased by the Borrower or any Subsidiary of the Borrower, together with all fixtures, improvements and other structures thereon.

        "Reduced Rate" shall have the meaning ascribed to that term in Section 2.8(e), relating to backup withholding tax.

        "Registration Rights Agreement" shall have the meaning ascribed to that term in the Senior Notes Indenture, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

        "Reimbursement Agreement" shall have the meaning ascribed to that term in clause (b) of the definition of "L/C Application."

        "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder, for which notice to the PBGC has not been waived.

        "Requirement of Law" shall mean, as to any Person, the Governing Documents of such Person, and any law, treaty, rule, regulation, direction, ordinance, criterion or guideline or determination of a court or other Governmental Authority or determination of an arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Restricted Payment" means, with respect to any Person, (a) any payment with respect to or on account of any of the Capital Securities of such Person, including any dividend or other distribution on, any payment of interest on or principal of, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Securities and (b) any optional payment or prepayment on or optional redemption, retirement, (including by making payments to a sinking or analogous fund), repurchase, defeasance or other acquisition of, any Indebtedness (including, without limitation, the Senior Notes) other than Indebtedness pursuant to this Credit Agreement. For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance by such Person to the holders of a class or series of a class of its Capital Securities of the same class and, if applicable, series, other than, in the case of the Borrower or any Subsidiary of the Borrower, Mandatorily Redeemable Obligations.

        "Retiree Welfare Plan" means, at any time, a welfare plan (as defined in Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to
Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant.

        "Revolving Exposure" shall mean at any time an amount equal to the sum of (a) Letter of Credit Obligations and (b) outstanding Revolving Loans.

        "Revolving Loan" shall mean amounts advanced by the Agent or a Lender pursuant to Section 2.1(a)(ii).

        "Revolving Loan Commitment" of any Lender shall, subject to Section 11.18(c)(ii), mean the amount set forth opposite such Lender's name on Annex I, under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time or terminated pursuant to the terms of this Credit Agreement.

        "Revolving Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit B-2, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loan Commitments or Revolving Loans made by such Lender or acquired by such Lender pursuant to Section 11.6.

        "S&P" shall mean Standard & Poor's Corporation.

        "Security Agreement" shall mean the Security Agreement, of even date herewith, among the Agent and the Borrower, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Secured Parties" means the Lenders, the Agent, each Issuing Bank, each party to a Specified Permitted Derivative Transaction other than the Borrower or any of its Subsidiaries and the successors and permitted assigns of each of the foregoing.

        "Senior Notes" shall have the meaning ascribed to that term in the recitals to this Credit Agreement.

        "Senior Notes Documents" shall mean the Senior Notes, the Senior Notes Indenture, the Senior Notes Security Agreement, the Senior Notes Mortgages, the Deposit Agreement, the

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

Registration Rights Agreement and each other document, instrument and agreement executed by the Borrower or any of its Subsidiaries in connection therewith.

        "Senior Notes Indenture" shall mean the Indenture, dated April 15, 2003, between the Borrower, the guarantors party thereto from time to time, and the Trustee, pursuant to which the Senior Notes will be issued, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Senior Notes Mortgages" shall mean the owned property mortgage(s) or deed(s) of trust granted by the Borrower in favor of the Trustee and the leasehold mortgage(s) or deed(s) of trust granted by the Borrower in favor of the Trustee, in each case substantially in the form submitted by the Borrower to the Agent on the Closing Date, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Senior Notes Security Agreement" shall mean the Security Agreement, dated as of April 15, 2003, among the Borrower, the Subsidiaries of the Borrower party thereto from time to time and the Trustee, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Senior Notes Transaction" shall have the meaning ascribed to that term in the recitals to this Credit Agreement.

        "Serving Affiliate" shall mean an Affiliate of a Lender that is an Issuing Bank.

        "Settlement Date" shall have the meaning ascribed to that term in
Section 2.3(b)(i).

        "Sole Control Event" shall mean any event or circumstance in which (a) there shall have occurred and be continuing a Default or Event of Default, (b) Excess Availability shall be less than $25,000,000 for at least 3 consecutive Business Days or (c) the Agent shall have otherwise determined in its sole discretion to declare that a Sole Control Event has occurred.

        "Specified Permitted Derivative Transaction" shall mean any Permitted Derivative Transaction on terms and conditions reasonably satisfactory to the Agent (a) entered by the Borrower or a Subsidiary of the Borrower with any Lender or any Affiliate thereof and (b) which has been designated by such Lender or Affiliate and the Borrower, by written notice to the Agent not later than five (5) Business Days prior to the execution thereof by the parties thereto as a "Specified Permitted Derivative Transaction"; provided that (x) the designation of any Permitted Derivative Transaction as a "Specified Permitted Derivative Transaction" shall not create in favor of any Lender (or any Affiliate thereof) that is a party hereto any rights in connection with the management or release of any Collateral or of the obligations of the Borrower under the Collateral Documents and (y) the total Indebtedness attributable to all such Specified Permitted Derivative Transactions, when taken together with the then outstanding Revolving Loans and Letter of Credit Obligations, shall not exceed the Borrowing Base.

        "Start Date" shall mean, with respect to any Applicable Margin Period, the first day of such Applicable Margin Period.

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

        "Subsidiary" means, with respect to any Person at any time (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person (i) that is, at such time, Controlled by, or (ii) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or Controlled by, such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

        "Subsidiary Pledge Agreement" shall mean the Subsidiary Pledge Agreement, of even date herewith, among the Subsidiaries of the Borrower party thereto from time to time and the Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

        "Super Majority Lenders" shall mean, at any time, those Lenders having more than 66-2/3% of the aggregate amount of the Revolving Exposure, unused Revolving Loan Commitments and outstanding Term Loans or, if the Revolving Loan Commitments shall have expired or been terminated, Lenders having more than 66-2/3% of the aggregate amount of the outstanding Exposures.

        "Syndication Agent" shall have the meaning ascribed to that term in the preamble to this Credit Agreement.

        "Syndication Date" shall mean the earlier of (a) the date which is ninety (90) days after the Closing Date and (b) the date on which the Agent notifies the Borrower that the primary syndication has been completed, as determined by the Agent in its sole discretion, which notice shall be promptly given.

        "Tax Transferee" shall have the meaning ascribed to that term in Section 2.8(a).

        "Taxes" shall have the meaning ascribed to that term in Section 2.8(a).

        "Term Exposure" shall mean at any time prior to the Closing Date, the Term Loan Commitments and at any time on or after the Closing Date, outstanding Term Loans.

        "Term Loan" shall mean amounts advanced by the Agent or a Lender pursuant to Section 2.1(a)(i).

        "Term Loan Commitment" of any Lender shall, subject to Section 11.18(c)(ii), mean the amount set forth opposite such Lender's name on Annex I, under the heading "Term Loan Commitment," as such amount may be reduced from time to time or terminated pursuant to the terms of this Credit Agreement.

        "Term Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit B-1, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loan Commitments or Term Loans made by such Lender or acquired by such Lender pursuant to Section 11.6.

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        "Termination Event" shall mean (a) a Reportable Event with respect to any Title IV Plan; (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Title IV Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of any amendment as a termination under Section 4041(e) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Title IV Plan; (e) any event or condition that reasonably could be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any Subsidiary of any Borrower or the ERISA Affiliate from a Multiemployer Plan.

        "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Consolidated Entities ended immediately prior to such Start Date.

        "Test Period" shall mean each period of four consecutive fiscal quarters of the Consolidated Entities then last ended (in each case taken as one accounting period).

        "Title IV Plan" shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) for which the funding requirements under Section 412 of the Code or Section 302 of ERISA is, or within the immediately preceding six (6) years was, in whole or in part, the responsibility of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate.

        "Title Insurance Company" shall have the meaning ascribed to that term in Section 5.1(l).

        "Total Commitments" shall mean the aggregate of the Commitments of all the Lenders, which in the aggregate shall not exceed $200,000,000.

        "Total Exposure" shall mean, at any time, an amount equal to the sum of
(a) the Letter of Credit Obligations and (b) the principal amount of outstanding Loans.

        "Treasury Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code.

        "Trustee" shall mean HSBC Bank USA as the Trustee for the benefit of the holders of the Senior Notes under the Indenture.

        "Type" shall mean, with respect to any Loan, whether such Loan is a LIBOR Rate Loan or a Prime Rate Loan.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Agent pursuant to the applicable Credit Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Credit Agreement, each Credit Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

        "Unfunded Pension Liability" means, at any time, the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan as an ongoing plan.

        "Unused Line Fee" shall have the meaning ascribed to that term in
Section 4.5.

        "Value" shall mean, as determined by the Agent in good faith, (a) with respect to Eligible Accounts Receivable, the gross face amount of Eligible Accounts Receivable less the sum of (i) sales, excise or similar taxes included in the amount thereof and (ii) returns, discounts, claims, credits, charges and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto and (b) with respect to Eligible Raw Materials and Eligible Finished Goods Inventory and Eligible Work in Process Inventory, the lower of (i) cost computed on a first-in first-out basis in accordance with GAAP or (ii) market value.

        "Welfare Plan" means a Plan described in Section 3(1) of ERISA.

        "Wholly Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Securities of which (except directors' qualifying shares) are, directly or indirectly, owned or Controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries.

        1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used herein shall have the meanings customarily given in accordance with GAAP, and all financial computations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent and the Lenders on the Closing Date. All accounting determinations for purposes of determining compliance with Section 8.1 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent and the Lenders on the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financial Statements delivered to the Agent and the Lenders on the Closing Date or, if GAAP shall change from the basis used in preparing the Financial Statements delivered to the Agent and the Lenders on the Closing Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If the Borrower shall change its method of inventory accounting from the first-in-first-out method, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

        1.3 OTHER INTERPRETIVE PROVISIONS. Terms not otherwise defined herein which are defined in the UCC shall have the meanings given them in the UCC. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified. Any item or list of items set forth following the word "including," "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category are limited to such items or to items similar to such items. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.10. Except as otherwise specified herein, all references herein (a) to any Person shall be deemed to include such Person's successors and assigns, (b) to any Requirement of Law defined or referred to herein shall be deemed references to such Requirement of Law or any successor Requirement of Law as the same may have been or may be amended or supplemented from time to time, (c) to any Credit Document or Collateral Document defined or referred to herein shall be deemed references to such Credit Document or Collateral Document (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time, provided that, in the case of any L/C Application or Letter of Credit, references to any such L/C Application or Letter of Credit will only be deemed to include any such amendment, supplement, waiver or other modification that has been approved in writing by the Agent and (d) to any other document, agreement, instrument or contract shall include references to all amendments, supplements, waivers or other modifications thereto to the extent not otherwise prohibited under the terms of this Credit Agreement. Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa. Except as otherwise specified herein, all references to the time of day shall be deemed to be to New York time as then in effect. The expressions "payment and satisfaction," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Obligations (other than Obligations in respect of any Specified Permitted Derivative Transaction and unmatured contingent reimbursement and indemnification Obligations) and the cash collateralization of any Letter of Credit Obligations.

                                    ARTICLE 2

                                      LOANS

        2.1     COMMITMENTS; DELIVERY OF NOTES.

                (a) Commitments. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender hereby severally agrees to make the Loans described in clauses (i) and (ii) below.

                        (i) Term Loans. The Borrower shall deliver to the Agent a Notice of Borrowing on the Closing Date, requesting a borrowing of the Term Loans. The Notice of Borrowing shall specify (A) the proposed Funding Date (which shall be a

                Business Day) and (B) that such Loans shall be Prime Rate Loans. Each Lender severally agrees to lend to the Borrower on the Closing Date an amount not exceeding its Term Loan Commitments to be used for the purposes identified in Section 7.11. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Annex I and the aggregate amount of the Term Loan Commitments is $40,000,000; provided that the Term Loan Commitments of each Lender shall be adjusted to give effect to any assignment of any Term Loan Commitments pursuant to
                Section 11.6. Each Lender's Term Loan Commitment shall expire immediately and without further action on April 30, 2003, if the Term Loans are not made on or before that date. The Borrower may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed.

                        (ii) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to the Borrower from time to time during the period from the Closing Date to but excluding the Expiration Date an aggregate amount not exceeding its Proportionate Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in
                Section 7.11. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Annex I and the aggregate original amount of the Revolving Loan Commitments is $160,000,000; provided that the Revolving Loan Commitments of each Lender shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to Section 11.6; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.4. Each Lender's Revolving Loan Commitment shall expire on the Expiration Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on April 30, 2003 if the Term Loans are not made on or before that date. Amounts borrowed under this Section 2.1(a)(ii) may be repaid and reborrowed to but excluding the Expiration Date, subject to the conditions set forth in Section 5.2 and the other terms of conditions of this Credit Agreement and the other Credit Documents. Anything contained in this Credit Agreement to the contrary notwithstanding, in no event shall any Lender be required to make any Revolving Loan if, after giving effect to such Revolving Loan, (A) the aggregate amount of the Revolving Exposure of such Lender would exceed the Revolving Loan Commitment of such Lender or (B) the Revolving Exposure for all Lenders would exceed the lesser of (x) the aggregate of all Revolving Loan Commitments and (y) subject to Section 2.2(b), the Borrowing Base.

                (b) Delivery of Notes. The Borrower hereby agrees to execute and deliver to each Lender a Term Note and/or a Revolving Note, as applicable, to evidence the Loans and Commitments to the Borrower by such Lender.

        2.2     BORROWING MECHANICS; INTERIM ADVANCES.

                (a) Except as provided in Sections 2.2(b), 2.3(b) and 3.6(a), Borrowings of Revolving Loans shall be made on notice from the Borrower to the Agent, given not later than 11:00 A.M. on the Business Day on which a proposed Borrowing of Revolving Loans consisting of Prime Rate Loans is requested to be made and on the third Business Day prior to the date of any proposed Borrowing of Revolving Loans consisting of LIBOR Rate Loans is requested to be made.

                        (i) Each Notice of Borrowing shall be given by, alternatively, telephone, facsimile or electronic E-mail transmission, and, if by telephone or electronic E-mail transmission, confirmed in writing on the same Business Day to the extent requested by the Agent, substantially in the form of Exhibit C-1 (the "Notice of Borrowing"). Each Notice of Borrowing shall be irrevocable by and binding on the Borrower.

                        (ii) The Borrower shall notify the Agent in writing of the names of the officers of the Borrower authorized to request Loans on behalf of the Borrower and specifying which of those officers are also, or, if none are, the other officers that are, authorized to direct the disbursement of Loans in a manner contrary to standing disbursement instructions, and shall provide the Agent with a specimen signature of each such officer. In the absence of a specification of those officers who are authorized to vary standing disbursement instructions, the Agent may assume that each officer authorized to request Loans also has such authority. The Agent shall be entitled to rely conclusively on the authority of such officers of the Borrower to request Loans on behalf of the Borrower, or to vary standing disbursement instructions, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to this Section 2.2(a) and, with respect to an oral or electronic E-mail request for Loans, the Agent shall have no duty to verify the identity of any individual representing himself as one of the officers of the Borrower authorized to make such request on behalf of the Borrower. Neither the Agent nor any of the Lenders shall incur any liability to the Borrower as a result of (A) acting upon any telephonic or electronic E-mail notice referred to in this
                Section 2.2(a) if the Agent believes in good faith such notice to have been given by a duly authorized officer of the Borrower or to direct the disbursement thereof in a manner contrary to standing disbursement instructions, or (B) otherwise acting in good faith under this Section 2.2(a) and an advance made and disbursed pursuant to any such telephonic or electronic E-mail notice shall be deemed to be a Loan for all purposes of this Credit Agreement.

                        (iii) In its Notice of Borrowing, the Borrower may request one or more Borrowings on a single day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and shall, in the case of a Borrowing of LIBOR Rate Loans, be in an aggregate amount for all Lenders of not less than $1,000,000. The right of the Borrower to choose LIBOR Rate Loans is subject to the provisions of Section 4.3(c).

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

        The Borrower has informed the Agent that it will maintain one or more separate checking accounts in the name of the Borrower (each, a "Disbursement Account" and collectively, the "Disbursement Accounts") with the Disbursement Account Banks for the purpose of paying trade payables and other operating expenses and to fund other operating needs of the Borrower. Except as otherwise specified on Schedule B, Part 6.28, each Disbursement Account shall be subject to a Control Agreement in form and substance satisfactory to the Agent. The Lenders hereby authorize the Agent, and so long as the conditions for Borrowing specified in Section 2.1(a) and in Article 5 are satisfied or so long as an Interim Advance Period exists, the Agent on behalf of the Lenders may but shall not be obligated to make Loans to cover the respective amounts of checks presented for payment and other disbursements from each Disbursement Account. Advice from any Disbursement Account Bank of amounts required to cover such amounts for the Borrower will be deemed sufficient notice of Borrowing. All of such Borrowings shall be of Prime Rate Loans.

                        (b)     (i)     In the event the Borrower is unable to
                comply with (A) the Borrowing Base limitation set forth in clause (ii)(B)(y) of Section 2.1(a) or (B) the conditions precedent set forth in Section 5.2, the Lenders authorize the Agent, in its sole discretion, to make Loans ("Interim Advances") to the Borrower during the period commencing on the date the Agent first receives a Notice of Borrowing requesting an Interim Advance until the earliest of (1) the fifteenth
                (15th) day after such date, (2) the date the Borrower is again able to comply with such Borrowing Base limitation and conditions precedent, or obtains an amendment or waiver with respect thereto and (3) the date the Majority Lenders instruct the Agent, or the Agent determines, to cease making Interim Advances (each such period being referred to herein as, an "Interim Advance Period").

                                (ii) The Agent shall not, in any event, make any Interim Advance during any Interim Advance Period unless (A) after giving effect to such Interim Advance, Revolving Exposure would not exceed one hundred five percent (105%) of the Revolving Exposure on the first day of such Interim Advance Period (calculated without giving effect to Interim Advances made on such day), (B) after giving effect to such Interim Advance, Revolving Exposure would not exceed the aggregate Revolving Commitments, (C) such Interim Advance is a Protective Advance or Excess Availability is equal to zero and (D) the Agent has previously provided all of the Lenders with (1) the applicable Notice of Borrowing (with an indication that such Notice of Borrowing relates to an Interim Advance) and (2) an explanation of the circumstances giving rise to the need for such Interim Advance.

                                (iii) All amounts received by the Agent during an Interim Advance Period on account of the Obligations, whether in the form of payments from the Borrower, collections on the Collateral or otherwise, shall, so long as any Interim Advances made during such Interim Advance Period are outstanding, be applied by the Agent, first, to the repayment of such Interim Advances and, second, in accordance with Section 2.5(d).

                (c) failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                (d) In addition to being evidenced, as provided in Section 2.6, by the Borrower's Account, each Lender's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Credit Agreement shall be evidenced by this Credit Agreement, the records of such Lender and such Lender's Term Note and/or Revolving Note. The records of each Lender shall be conclusive evidence of such Lender's Loans and accrued interest thereon and of all payments made in respect thereof.

                (e) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article 4, on outstanding Loans which it has funded to the Agent; provided that in the case of interest accrued but unpaid at the time of a Bankruptcy Default and interest accruing thereafter and during a Bankruptcy Default, such Lender shall be entitled to receive only its Proportionate Share of amounts actually received by the Agent in respect of such interest; further provided that if any amount received by the Agent in respect of such interest and distributed by it is thereafter recovered from the Agent, such Lender shall, upon request, repay to the Agent its Proportionate Share of the amount so recovered to the extent received by it, but without interest (unless the Agent is required to pay interest on the amount recovered, in which case such Lender shall be required to pay interest at the same rate).

                (f) Notwithstanding the obligation of the Borrower to send written confirmation of a Notice of Borrowing made by telephone or electronic E-mail transmission if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone or electronic E-mail transmission, such Notice of Borrowing shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic or electronic E-mail notice believed by the Agent in good faith to be from the Borrower or its agents. The Agent's records of the terms of any telephonic or electronic E-mail transmission Notices of Borrowing shall be conclusive and binding on the Borrower and the Lenders.

        2.3     SETTLEMENTS AMONG THE AGENT AND THE LENDERS.

                (a) Except as provided in Section 2.3(b), the Agent shall give to each Lender prompt notice of each Notice of Borrowing by telecopy or facsimile transmission. No later than 3:00 P.M. on the date of receipt of each Notice of Borrowing in respect of Prime Rate Loans and on the third Business Day after the date of receipt of each Notice of Borrowing in respect of LIBOR Rate Loans (unless such Notice of Borrowing specifies the Closing Date as the date of Borrowing, in which case no later than 11:00 A.M. on the Closing Date), each Lender will make available for the account of its Applicable Lending Office, to the Agent at the address of the Agent set forth on Annex I, in immediately available funds, its Proportionate Share of such Borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent on the Settlement Date and the Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender. If and to the extent such Lender shall not have so made available to the Agent its Proportionate Share on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, the Agent may recover such amount on demand from such Lender in accordance with Section 11.18. If such Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent may promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Sections 4.1, 4.2, and 4.4.

                (b) Unless the Majority Lenders have instructed the Agent to the contrary, the Agent on behalf of the Lenders may but shall not be obligated to make Prime Rate Loans under Section 2.2 without prior notice of the proposed Borrowing to the Lenders, subject to the following settlement arrangements:

                        (i) The amount of each Lender's Proportionate Share of Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. on the last Business Day of the period specified by the Agent (such date, the "Settlement Date"). The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Loans for such period. The Lenders shall transfer to the Agent, or, subject to Section 11.18(c)(i), the Agent shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Loans outstanding as of such Settlement Date. During a Bankruptcy Default, amounts required to be transferred by the Lenders to the Agent shall, instead of constituting Loans to the Borrower, be in the form of participations purchased by the Lenders in the outstanding Loans of DBTCo., acting as Agent. If the summary statement is received by the Lenders prior to 12:00 noon on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 3:00 P.M. on the day such summary statement was received; and if such summary statement is received by the Lenders after 12:00 noon on such day, each Lender shall make such transfers no later than 3:00 P.M. on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agrees to mark its books and records on the Settlement Date to show at all times the dollar amount of its Proportionate Share of the outstanding Loans.

                        (ii) To the extent that the settlement described above shall not yet have occurred, upon repayment of Loans by the Borrower, the Agent may first apply such amounts repaid directly to the amounts made available by the Agent pursuant to this Section 2.3(b).

                        (iii) Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when the Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by the Agent to each Lender and the Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by the Borrower in accordance with Section 2.4 or actually settled by the applicable Lender as described in this
                Section 2.3(b).

        2.4 REPAYMENT OF TERM LOANS; REPAYMENTS AND UNSCHEDULED REDUCTION OF REVOLVING LOAN COMMITMENTS.

                (a) Scheduled Payments of Term Loans. The Borrower shall make principal payments of the Term Loans in installments on the dates and in the amounts set forth below:

                                                            Scheduled Repayment
                Date                                           of Term Loans
                ----                                        -------------------
                June 30, 2003                                  $  1,428,571.50
                September 30, 2003                             $  1,428,571.50
                December 31, 2003                              $  1,428,571.50
                March 31, 2004                                 $  1,428,571.50
                June 30, 2004                                  $  1,428,571.50
                September 30, 2004                             $  1,428,571.50
                December 31, 2004                              $  1,428,571.50
                March 31, 2005                                 $  1,428,571.50
                June 30, 2005                                  $  1,428,571.50
                September 30, 2005                             $  1,428,571.50
                December 31, 2005                              $  1,428,571.50
                March 31, 2006                                 $  1,428,571.50
                June 30, 2006                                  $  1,428,571.50
                September 30, 2006                             $  1,428,571.50
                December 31, 2006                              $  1,428,571.50
                March 31, 2007                                 $  1,428,571.50
                June 30, 2007                                  $  1,428,571.50
                September 30, 2007                             $  1,428,571.50
                December 31, 2007                              $  1,428,571.50
                March 31, 2008                                 $  1,428,571.50
                April 15, 2008                                 $ 11,428,570.00

                                                   Total       $ 40,000,000.00

; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in inverse order of maturity in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Section 2.4(b); and provided, further, that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Expiration Date, and the final installment payable by the Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Term Loans.

                (b) Prepayments of Term Loans; Prepayments and Unscheduled Reductions of Revolving Loan Commitments.

                        (i) Voluntary Prepayments of Loans. The Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Prime Rate Loans, and three Business Days' prior written notice or telephonic notice, in the case of LIBOR Rate Loans, in each case given to the Agent by 12:00 noon on the date required and, if given by telephone, promptly confirmed in writing to the Agent (which original written or telephonic notice the Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and in integral multiples of $1,000,000 in excess of that amount; provided, however, that any LIBOR Rate Loan may be prepaid on a day other than the expiration of the Interest Period applicable thereto, so long as the Borrower pays the amounts due pursuant to Section 4.7(b) caused by such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in
                Section 2.5(d) and to Term Loans and/or Revolving Loans specified by the Borrower in the applicable notice of prepayment; provided that in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first, to repay outstanding Term Loans to the full extent thereof in inverse order of maturity and second, to repay outstanding Revolving Loans to the full extent thereof.

                        (ii) Voluntary Reductions of Revolving Loan Commitments. The Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent (which original written or telephonic notice the Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Revolving Exposure at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess of that amount. The Borrower's notice to the Agent shall be irrevocable and shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Proportionate Share.

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

                        (iii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in Section 2.5(d):

                                (A)     No later than the first Business Day
                        following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds (other than, subject to Section 8.19, any such Net Asset Sale Proceeds that are, within 180 days of such Asset Sale, reinvested in the business of the Borrower, provided that the aggregate amount of proceeds reinvested pursuant to this clause (A) and used to repair, replace or rebuild any Casualty Loss pursuant to clause (B) shall not exceed $10,000,000 over the term of this Agreement).

                                (B)     No later than the first Business Day
                        following the date of receipt by the Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in respect of any Casualty Loss, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds (other than, subject to Section 8.19, any such Net Insurance/Condemnation Proceeds that are, within 180 days of such Casualty Loss, used to repair, replace or rebuild such Casualty Loss, provided that the aggregate amount of proceeds used pursuant to this clause (B) and reinvested in the business of the Borrower pursuant to clause (A) shall not exceed $10,000,000 over the term of this Agreement).

                                (C) On the date of receipt by the Borrower of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of any Capital Securities or any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries after the Closing Date, the Borrower shall prepay the Loans in an aggregate amount equal to (x) the entire amount of any such cash proceeds received in respect of any issuance of Indebtedness and (y) seventy-five percent (75%) of any such cash proceeds received in respect of any issuance of Capital Securities.

                                (D)     If on the last Business Day of any
                        Fiscal Year of the Borrower the Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year is greater than zero, the Borrower shall prepay the Term Loans on the Excess Cash Flow Payment Date for such Fiscal Year in an aggregate amount equal to the lesser of (i) seventy-five percent (75%) of such Excess Cash Flow and (ii) that amount which, after giving effect to such payment, would cause the average Excess Availability over the prior thirty (30) day period to equal $15,000,000 on the Excess Cash Flow Payment Date.

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

                                (E) Concurrently with any prepayment of the Loans pursuant to Section 2.4(b)(iii), the Borrower shall deliver to the Agent a certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, or other cash proceeds, as the case may be, that gave rise to such prepayment (the "Net Proceeds Amount"). In the event that the Borrower shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such certificate (including if any actual taxes to be paid as a result of an Asset Sale is less than the estimated taxes to be paid as a result of such Asset Sale), the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                        (iv) Mandatory Prepayments due to Restrictions on Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in Section 2.5(d):

                                (A) Except during an Interim Advance Period, the amount by which the sum of outstanding Revolving Loans and Letter of Credit Obligations would exceed the Borrowing Base at any time, shall be immediately due and payable without the necessity of any notice or demand. Repayments of such excess amounts shall be applied, first, to the repayment of Revolving Loans, second, to the payment of outstanding reimbursement obligations with respect to Letters of Credit, and, third, to the securing, with cash or Cash Equivalents as provided in the second paragraph of Section 9.2 (but without the requirement of any demand provided for in such paragraph), of the Letter of Credit Obligations (in each case to the extent the same are such by virtue of clause
                        (a) of the definition thereof).

                                (B) On the Expiration Date, the Commitment of each Lender shall automatically be reduced to zero and may not be reinstated and all outstanding Loans and other Obligations shall be immediately due and payable.

                                (C)     The amount by which Total Exposure
                        exceeds the aggregate amount of the Commitments at any time shall be immediately due and payable without the necessity of any notice or demand. Repayments of such excess amounts shall be applied, first, to the repayment of Loans on a pro rata basis, second, to the payment of outstanding reimbursement obligations with respect Letters of Credit, and, third, to the securing, with cash or Cash Equivalents as provided in the second paragraph of Section 9.2 (but without the requirement of any demand provided for in such paragraph), of the Letter of Credit Obligations (in each case to the extent the same are such by virtue of clause (a) of the definition thereof).

                        (v) Avoidance of Break Funding Costs. The Borrower shall, to the extent necessary to avoid any charge under Section 4.7(b) that would otherwise result from the prepayment of any LIBOR Rate Loan on a day other than the last day of the Interest Period for such LIBOR Rate Loan, be permitted to make a cash deposit in amount equal to such prepayment in the Cash Collateral Account to be held by the Agent and applied to such prepayment on the last day of the Interest Period for such LIBOR Rate Loan; provided that (A) no Event of Default shall have occurred and be continuing, (B) the applicable LIBOR Rate Loan shall continue to bear interest as specified in Article 4 to (but not including) the date on which the applicable LIBOR Rate Loan is actually repaid (any interest accruing in respect of the funds deposited in the Cash Collateral Account to be applied to such interest or otherwise credited to the Borrower) and (C) if an Event of Default shall occur prior to the date on which the amount so deposited is applied to the prepayment of the applicable LIBOR Rate Loan, the Agent shall be entitled to exercise all rights and remedies afforded to it hereunder and under the Collateral Documents in respect of the cash so deposited.

        2.5     PAYMENTS AND COMPUTATIONS.

                (a)     (i)     The Borrower shall, subject, in the case of
        payments in respect of Letters of Credit, to Section 2.5(a)(ii), make each payment under the Credit Documents and under the Notes not later than 2:00 P.M. on the day when due in Dollars to the Agent at its address designated in or pursuant to Section 11.5 in immediately available funds. The obligations of the Borrower to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 2.5 or by the Agent, in its discretion, adding such payments to the principal amount of the Loans outstanding by charging such payments to the Borrower's Account pursuant to Section 2.6.

                        (ii) Amounts payable by the Borrower in respect of any Letter of Credit shall be made by the Borrower to the Agent until the Borrower shall have received notice from the Agent that the Agent has received payments equal to the aggregate amount of all drawings thereunder, plus interest thereon from the date such drawings were disbursed at the L/C Interest Rate.

                (b)     (i)     The Borrower shall have  established  and shall
        maintain, at one or more financial institutions selected by such Borrower and acceptable to the Agent, one or more lockboxes ("Lockboxes") and shall instruct all account debtors on the Accounts of the Borrower to remit all payments to the Lockboxes. The Borrower, the Agent and the applicable financial institutions shall have entered into a Control Agreement providing, among other things, that, upon and after the delivery of notice by the Agent to each applicable financial institution that a Sole Control Event has occurred, all receipts in the Lockboxes shall be transferred at the end of each day to the Concentration Account. The Borrower shall also have established and shall maintain, at one or more financial institutions selected by the Borrower and acceptable to the Agent, one or more depository accounts (the "Depository Accounts") and shall deposit all proceeds of Accounts and other Collateral received by the Borrower into such Depository Accounts. The Borrower, the Agent and the applicable financial institutions shall have entered into a Control Agreement providing, among other things, that, upon and after the delivery of notice by the Agent to each applicable financial institution that a Sole Control Event has occurred, all amounts in the Depository Accounts shall be transferred at the end of each day to the Concentration Account. Upon the occurrence and during the continuation of any Sole Control Event, all other amounts received by the Borrower from any account debtor, in addition to all other cash received from any other source, shall upon receipt be deposited into the Concentration Account.

                        (ii) The Borrower, the Agent and one or more financial institutions selected by the Borrower and acceptable to the Agent (each a "Concentration Account Bank") shall enter into a Control Agreement, providing, among other things, that (A) the Agent will open an account at each Concentration Account Bank (each a "Concentration Account") and (B) upon and after the delivery of notice by the Agent to each applicable Concentration Account Bank that a Sole Control Event has occurred, all available amounts held in each Concentration Account shall be wired each Business Day into an account (the "DBT Account") maintained by the Agent at DBTCo.

                        (iii) The closing by the Borrower or any of its Subsidiaries of any Lockbox or Depository Account or Concentration Account and the termination of any Control Agreement shall require in each case the prior written consent of the Agent.

                (c) Once the applicable financial institution or Concentration Account bank has been notified that a Sole Control Event has occurred, such Sole Control Event shall remain in full force until such financial institution or Concentration Account Bank has received notice from the Agent that such Sole Control Event has ceased.

                (d)     (i)     All amounts received by the Agent for
        distribution hereunder shall, subject to Sections 2.2(b)(iii), 2.4(b)(i), 2.4(b)(iii)(D) and 2.4(b)(iv), be distributed in the following order and, if to Lenders, according to each Lender's Proportionate Share with respect to each category set forth below:

                        first, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including amounts advanced by the Agent on behalf of the Lenders pursuant to Section 2.3(b);

                        second, during a Bankruptcy Default, to the payment of the unpaid principal amounts of the drawings under Letters of Credit payable to each Issuing Bank, together with accrued but unpaid interest thereon at the L/C Interest Rate;

                        third, to the ratable payment of any Fees and other Obligations (other than Obligations in respect of any Specified Permitted Derivative Transaction) due and payable to the Lenders under any of the Credit Documents, other than to a Lender in its capacity as an Issuing Bank and other than those Obligations specifically referred to in this Section 2.5(d)(i).

                        fourth, to the ratable payment of interest due on the Loans;

                        fifth, to the ratable payment of principal due on the Term Loans in inverse order of maturity;

                        sixth, the ratable payment of principal on the Revolving Loans;

                        seventh, to the ratable payment of other Liabilities (including Obligations in respect of any Specified Permitted Derivative Transaction) not specifically referred to in this Section 2.5(d) due and payable to the Lenders (in their capacities as such, and not in their capacity as an Issuing Bank) under the Credit Documents; and

                        eighth, to the ratable payment of other Liabilities not specifically referred to in this Section 2.5(d) due and payable to the Issuing Banks under L/C Applications and Letters of Credit.

                        (ii) Each Person receiving a payment from the Agent pursuant to Section 2.5(d)(i) shall, for all purposes of this Credit Agreement and other Credit Documents, be deemed to have applied that payment in the order specified in Section 2.5(d)(i).

                (e) Notwithstanding anything to the contrary contained in this Credit Agreement or in any Control Agreement or in any other agreement affecting the rights of the parties in and to the Concentration Account, the Depository Accounts and any other "deposit account" as defined in the UCC (collectively, the "Deposit Accounts"), the Agent agrees that, prior to the receipt by the depository institution with which any such Deposit Account, other than the Cash Collateral Account is maintained (collectively, the "Depository Banks" and each individually, a "Depository Bank") of a notice that a Sole Control Event has occurred, the Agent shall not exercise any rights in and to any Deposit Account or to the funds held therein (other than the issuance of a notice that a Sole Control Event has occurred) and will not issue any instructions, directions, or entitlement orders to any Depository Bank or otherwise contradict or provide instructions contrary to those provided to any Depository Bank by the Borrower or its Subsidiaries (other than the issuance of a notice that a Sole Control Event has occurred).

        2.6 MAINTENANCE OF ACCOUNT. The Agent shall maintain a separate account on its books and records in the name of the Borrower (the "Borrower's Account") in which the Borrower will be charged or credited with (w) the proceeds, if any, of each Loan received by or for the account of the Borrower,
(x) payments made to the Agent on account of the Obligations of the Borrower, whether from collection of proceeds of Collateral or otherwise, (y) the aggregate face amount of all outstanding Letters of Credit issued for the benefit of the Borrower, and (z) all other Fees, Expenses and other Obligations attributable to the Borrower as determined by the Agent. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity.

        2.7 STATEMENT OF ACCOUNT. After the end of each month, the Agent shall send the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower; provided that any failure to so record any transaction or any error in so recording shall not limit or otherwise affect the Borrower's duty to pay the Obligations.

        2.8     WITHHOLDING AND OTHER TAXES.

                (a) Any and all payments by the Borrower hereunder or under any other Credit Document which are made to or for the benefit of any Lender (whether in its capacity as a Lender or an Issuing Bank, and as used in Section 2.8, the term "Lender" shall mean a Lender in each such capacity, and shall also include each Serving Affiliate of such Lender), the Agent or any Tax Transferee (as defined below) shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding, (i) in the case of each such Lender or the Agent, Taxes imposed on its net income and franchise taxes imposed on it, in each case, by the jurisdiction under the laws of which such Lender, or the Agent (as the case may be) is organized or any political subdivision thereof, and any Taxes imposed on branch profits (ii) in the case of each such Lender, Taxes imposed on its net income and franchise Taxes imposed on it, in each case, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, and any Taxes imposed on branch profits (iii) in the case of any Foreign Lender that is a party to this Credit Agreement as of the Closing Date, any Taxes that are in effect and that would apply to a payment hereunder, under the Notes or in respect of Letters of Credit made to such Foreign Lender as of the Closing Date, and (iv) if any Person acquires any interest in this Credit Agreement, any Note or any L/C Participation pursuant to the provisions hereof, or a Lender or the Agent changes the office in which any Loan or any L/C Participation is made, accounted for or booked, to an office outside the United States, or a Lender if an Issuing Bank, changes the office at which any Letter of Credit is maintained to an office outside the United States (any such Person, or such Lender or the Agent in that event, being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be, except to the extent Covered Taxes (as defined below) would have resulted from such payments made hereunder or under any other Credit Document to the Lender in respect of such interest or the Agent immediately prior to such acquisition of such interest or to the Lender in respect of such interest or the Agent immediately prior to such change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Credit Document to or for the benefit of any Lender, the Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Covered Taxes (including deductions or withholdings of Covered Taxes applicable to additional sums payable under this Section 2.8) such Lender, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(B) the Borrower shall make such deductions or withholdings and (C) the Borrower shall pay the full amount so deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

                (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority any present or future stamp, recording, documentary, excise, transfer, sales, privilege, property, intangible or similar levies imposed by such Governmental Authority that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any transferee or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise or enforcement by the Agent or the Lenders of their rights under, any and all Credit Documents (all such Taxes being hereinafter referred to as "Other Taxes").

                (c) The Borrower will indemnify each Lender, the Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder or under any other Credit Document, (ii) Other Taxes and (iii) any Taxes imposed by any Governmental Authority on amounts payable under this Section 2.8, paid by such Lender, the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes were correctly or legally asserted by the relevant taxing or other Governmental Authority. Payment under this indemnification shall be made within thirty (30) days from the date such Lender, the Agent or such Tax Transferee certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by such Lender, the Agent or such Tax Transferee in good faith and based on supporting documents to the Borrower shall be final, conclusive and binding on all parties.

                (d) Within 60 days after the date of payment of any Covered Taxes or Other Taxes by the Borrower to any Governmental Authority, the Borrower will furnish to the Agent, at its address referred to in Section 11.5, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

                (e) On or before the Closing Date, each Foreign Lender (and, where required by applicable law, such Foreign Lender's beneficial owners) shall deliver to the Agent and the Borrower (i) two duly completed copies of IRS Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement or any other Credit Document payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate") and (ii) if not otherwise provided, two duly completed copies of IRS Form W-8BEN or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrower two further copies of said forms or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (A) that such Foreign Lender is entitled to receive payments under this Credit Agreement and the other Credit Documents payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a Reduced Rate, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or with such withholding at the Reduced Rate, as the case may be and
(B) that such Foreign Lender is exempt from United States backup withholding tax.

                (f) On or before the Closing Date, each Lender that is not a Foreign Lender shall deliver to the Agent and the Borrower two duly completed copies of IRS Form W-9 or successor applicable form, as the case may be, unless such Lender otherwise establishes that such Lender is otherwise eligible for an exemption from United States backup withholding tax. Each such Lender shall also deliver to the Agent and the Borrower two further copies of said form or other manner of required certification, as the case may be, on or before the date that such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent.

                (g) In the case of a Tax Transferee that is not a United States person within the meaning of Section 7701(a)(3) of the Code (hereinafter referred to as a "Foreign Tax Transferee"), the transferor, or the applicable Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, such Foreign Tax Transferee (and, where required by applicable law, such Foreign Tax Transferee's beneficial owners) will deliver to the Borrower and the Agent (i) two duly completed copies of IRS Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Tax Transferee is entitled to receive payments under this Credit Agreement and any other Credit Document payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate and (ii) if not otherwise provided, two duly completed copies of IRS Form W-8BEN or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. On or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, such Foreign Tax Transferee (and, where required by applicable law, such Foreign Tax Transferee's beneficial owners) will deliver to the Agent and the Borrower two further copies of said forms or other manner of required certification, as the case may be, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (A) that such Tax Transferee is entitled to receive payments under this Credit Agreement and any other Credit Document without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or with such withholding at the Reduced Rate, as the case may be and (B) that such Foreign Tax Transferee is exempt from United States backup withholding tax.

                (h) If any Taxes for which the Borrower would be required to make payment under this Section 2.8 are imposed, the applicable Lender or the Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender or the Agent be otherwise disadvantageous to such Lender or the Agent, as the case may be.

                (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.8 shall survive the payment in full of the Obligations.

                (j) Each Lender shall cause each of its Serving Affiliates that is a Foreign Lender to take the actions required to be taken by such Serving Affiliate as a Foreign Lender under Section 2.8(e), (g) and (h).

        2.9 AFFECTED LENDERS. If the Borrower is obligated to pay to any Lender (whether in its capacity as a Lender or an Issuing Bank) or any Serving Affiliate of such Lender any amount under Sections 2.8 or 4.9, or if any Lender is a Defaulting Lender, the Borrower may, if no Default or Event of Default then exists, replace such Lender or Serving Affiliate with another lender acceptable to the Agent, and such Lender hereby agrees to be so replaced or to cause such Serving Affiliate to be replaced, subject to the following:

                (a)     (i)     The obligations of the Borrower hereunder to the
        Lender to be replaced (in its capacity as a Lender, and including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement; and

                        (ii) the obligations of the Borrower hereunder to the Lender to be replaced in its capacity as an Issuing Bank, or to its Serving Affiliate in such capacity, shall continue until (A) each Letter of Credit issued by that Person has expired or been drawn in full, (B) all outstanding reimbursement obligations with respect to Letters of Credit, together with interest thereon at the L/C Interest Rate, shall have been paid in full, and (C) all Liabilities under each L/C Application, to the extent due, have been paid in full and, to the extent not due, been secured to the satisfaction of such Person, to the extent due, have been paid in full and, to the extent not due, been secured to the satisfaction of such Person.

                (b) If such replacement is a result of increased costs under Sections 2.8 or 4.9, the replacement Lender shall be a bank or other financial institution or investment fund that is not

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subject to such increased costs which caused the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of
Section 11.6, with a Commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

                (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified herein above and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender and except to the extent such Lender continues to be an Issuing Bank pursuant to Section 2.9(a)(ii);

                (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 2.9, but at no time shall the Agent be obligated to initiate any such replacement;

                (e) Any Lender replaced under this Section 2.9 shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Agent or any of the Lenders; and

                (f) If the Borrower proposes to replace any Lender pursuant to this Section 2.9 because the Lender seeks reimbursement under either Section
2.8 or 4.9, then it must also replace any other Lender who seeks similar amounts of reimbursement (as a percentage of such Lender's Commitment) under such Sections.

        2.10 SHARING OF PAYMENTS. (a) (i) If any Lender (including a Lender in its capacity as an Issuing Bank) shall obtain any payment (whether voluntary, involuntary, and whether through the exercise of any right of set-off by virtue of its claim in any applicable bankruptcy, insolvency or other similar proceeding being deemed secured by a Liability owed by it to any Credit Party, including a claim deemed secured under Section 506 of the Bankruptcy Code, or otherwise) (each a "Payment"), on account of (A) the Loans made by it, (B) its L/C Participations or (C) any of the other Obligations due and payable to it in excess of its Proportionate Share of payments on account of the Loans or L/C Participations or such other Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them, in their participation in Letters of Credit or their other such Obligations as shall be then due and payable as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all of its

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        rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                        (ii) For purposes of this Section 2.10, the unreimbursed drawings under Letters of Credit issued by an Issuing Bank shall be deemed to constitute "Loans" made by such Issuing Bank, and such Issuing Bank agrees that it shall apply all Payments received by it in its capacity as an Issuing Bank to the payment or the collateralization of the Liabilities of the Borrower to it that constitute unreimbursed drawings under Letters of Credit issued by it before applying them to any other Liabilities due it.

                (b) If an Issuing Bank is an Affiliate of a Lender, such Lender shall cause such Affiliate to comply with the provisions of subsection
(a) of Section 2.10 as fully as though such Affiliate were a Lender subject to such subsection.

                                    ARTICLE 3

                                LETTERS OF CREDIT

        3.1 ISSUANCE OF LETTERS OF CREDIT. (a) The Borrower may from time to time request the Agent to direct an Issuing Bank to issue a Letter of Credit for the account of the Borrower. No such request shall be granted if, after such issuance:

                        (i)     (A)     Total Exposure would exceed the lesser
                of (1) the Line of Credit and (2) the Borrowing Base or (B) Letter of Credit Obligations would exceed $25,000,000;

                        (ii) (A) (1) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain the Borrower from procuring, such Issuing Bank from issuing, or a Lender from acquiring an L/C Participation in, such Letter of Credit, or (2) any Requirement of Law applicable to the Borrower, or such Issuing Bank or Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Borrower or such Issuing Bank or Lender shall prohibit, or request that, any such Person refrain from procuring, issuing or acquiring an L/C Participation in, such Letter of Credit, as applicable, or, from performing its obligations under such Letter of Credit or its L/C Participation thereunder, as applicable;

                                (B)     any Requirement of Law applicable to
                such Issuing Bank or Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank or Lender shall impose upon such Issuing Bank or Lender (1) any restriction or reserve or capital requirement or (2) any cost or expense with respect to, in the case of such Issuing Bank, such Letter of Credit and, in the case of such Lender, such L/C Participation (for which such Issuing Bank or such Lender shall not otherwise be compensated) not in effect as of the Closing Date, and which such Issuing Bank or such Lender deems in good faith to be material to it;

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

                        (iii) any Lender is a Defaulting Lender, unless the Agent and Issuing Bank have entered into satisfactory arrangements with the Borrower to eliminate the Agent's and such Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of Letter of Credit Obligations; or

                        (iv) The Agent has determined that any of the conditions set forth in Section 5.2 shall not be satisfied.

                (b) The Agent may assume, as to the Borrower, any Issuing Bank and any Lender, that none of the conditions specified in clauses (ii) and
(iii) of Section 3.1(a) are applicable as to such Person, unless the Agent shall have received a notice from such Person specifically entitled "Notice under
Section 3.1(a)," specifying the condition or conditions that are applicable to such Person. Any such notice shall continue in effect until the Agent shall have received from the Person originally sending such notice a subsequent notice, entitled "Revocation of Notice under Section 3.1(a)," stating that the condition or conditions specified in such Person's earlier notice are no longer applicable.

                (c)     Each of the letters of credit set forth on Schedule B,
Part 3.1 (each, an "Existing L/C") shall become a Letter of Credit hereunder on the Closing Date as if fully issued pursuant to Section 3.2 and shall thereafter be subject to each of the terms and conditions of this Agreement and each other Credit Document. Each Lender shall be deemed to have irrevocably and unconditionally acquired from the Issuing Bank an L/C Participation in each such Existing L/C, in each case in accordance with Section 3.4, including, without limitation, the right to be secured by and entitled to the benefits of the Collateral.

        3.2 PROCEDURE FOR ISSUANCE. (a) The Borrower may from time to time but not later than thirty (30) days prior to the Expiration Date request the issuance of a Letter of Credit by delivering to the Issuing Bank (with a copy to the Agent), not later than 1:00 P.M. (New York City time) at least three (3) Business Days (or such shorter period as may be acceptable to the Issuing Bank) prior to the proposed date of issuance or amendment of a Letter of Credit Request in the form of Exhibit G (each, a "Letter of Credit Request") or an electronic equivalent in accordance with the applicable Issuing Bank's electronic letter of credit issuance and management system (each, an "Electronic Letter of Credit Request"). Each Letter of Credit Request must be accompanied by a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit against which the Issuing Bank would be required to make payment under the applicable Letter of Credit. If so requested by the Issuing Bank, each Letter of Credit Request shall be accompanied by such Issuing Bank's executed form of L/C Application; provided, however, that in the event of any conflicts between the terms and conditions of any L/C Application and the terms and conditions of this agreement, the terms and conditions of this agreement shall govern. The Issuing Bank is not obligated to issue any Letter of Credit unless it agrees to the format of the Letter of Credit. The Issuing Bank shall not issue any Letter of Credit unless it has requested and received authorization to do so from the Agent, which authorization may be provided by releasing any applicable Electronic Letter of Credit Request previously received by it from the applicable Issuing Bank. Promptly upon receipt of any such request, the Agent shall either notify the applicable Issuing Bank of its approval thereof or notify the Borrower that such request has been declined. Promptly after the issuance, amendment,

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

expiration or termination of a standby Letter of Credit, the Issuing Bank shall notify the Borrower and the Agent, in writing, of such issuance, amendment, expiration or termination and the notice shall be accompanied by a copy of the issuance or amendment. Promptly upon receipt of such notice, the Agent shall notify each Lender, in writing, of such issuance or amendment and if so requested by a Lender the Agent shall provide such Lender with a copy of such issuance or amendment. In the case of commercial Letters of Credit (other than commercial Letters of Credit for which the applicable Electronic Letter of Credit Request has been authorized by the Agent), the Issuing Bank shall on the first Business Day of each week furnish the Agent, by fascsimile, with a report detailing the daily aggregate commercial Letter of Credit outstanding for such Issuing Bank during the previous week.

                (b) The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty made by the Borrower, both at the time of such transmittal and at the time of the issuance of the requested Letter of Credit, that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Section 3.1 or any other provision hereof.

        3.3 TERMS OF LETTERS OF CREDIT. The Agent shall not direct the issuance of, nor shall the Issuing Bank issue, any Letter of Credit unless:

                        (i) if it is a standby Letter of Credit, its term does not exceed one year (except that any such Letter of Credit may provide for annual renewals);

                        (ii) if it is a commercial Letter of Credit, its term does not exceed 120 days;

                        (iii) in the case of any standby Letter of Credit, it expires no later than the ten (10) Business Day prior to the Expiration Date and, in the case of any commercial Letter of Credit, it expires no later than thirty (30) days prior to the Expiration Date; and

                        (iv) The Letter of Credit is denominated in United State Dollars and allows for payments on a sight basis only.

        3.4 LENDERS' PARTICIPATION. (a) Immediately upon issuance by any Issuing Bank of a Letter of Credit (which will be deemed to include the conversion of the Existing L/C's into Letters of Credit on the Closing Date), each Lender shall be deemed to have irrevocably and unconditionally acquired from such Issuing Bank, without recourse or warranty, an undivided interest and participation (an "L/C Participation"), to the extent of such Lender's Proportionate Share, in such Issuing Bank's rights to be paid the principal amount of, together with interest accrued on, drawings under such Letter of Credit and in any security therefor or Guaranty pertaining thereto.

                (b)     (i)     Each Issuing Bank shall,  subject to
        Section 3.4(c), remit to the Agent, for the account of each Lender such Lender's Proportionate Share of each payment of principal and interest (to the extent such interest does not exceed the L/C Interest Rate) received by such Issuing Bank on and after the Closing Date on account of any drawing under such Letter of Credit (A) with respect to which such Issuing Bank has delivered an

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

        L/C Notice of Drawing to the Agent during a Bankruptcy Default and (B) that is received by such Issuing Bank on or after the date of such L/C Notice of Drawing; provided, that in the event that any such payment received by any Issuing Bank shall be required to be returned by such Issuing Bank, such Lender shall return to such Issuing Bank the portion thereof previously distributed by it to the Agent, but without interest thereon (unless such Issuing Bank is required to pay interest on the amount returned, in which case such Lender shall be required to pay interest at the same rate).

                        (ii)    (A)     Payments required to be made by any
                Issuing Bank to the Agent for the account of a Lender, together with interest thereon at the rate specified in Section 3.4(b)(ii)(B), shall be made to the Agent, if the amount in respect of which the payment is to be made to the Agent is received by such Issuing Bank on or before 1:00 P.M. of such Issuing Bank's time on a Business Day, on the day received and, if received after such time, on or before 11:00 A.M. of such Issuing Bank's time, on the next succeeding Business Day.

                                (B)     Interest shall be payable by each
                Issuing Bank on amounts required to be paid by it to the Agent pursuant to Section 3.4(b)(ii)(A) from the date such payments are due until such amounts are paid in full at, for the first three Business Days, the Federal Funds Rate, and, thereafter, the Prime Lending Rate.

                (c) Until an Issuing Bank shall have received from a Lender, or the Agent on behalf of such Lender, payment in full of the amount required to be paid by such Lender to such Issuing Bank pursuant to Section 3.6(b)(ii), such Issuing Bank may hold all amounts otherwise payable by it to the Agent for the account of such Lender pursuant to Section 3.4(b)(i) as collateral to secure such Lender's obligation to make such payment to it.

        3.5 MATURITY OF DRAWINGS; INTEREST THEREON. (a) Drawings under any Letter of Credit shall, notwithstanding anything to the contrary contained therein or in the related L/C Application, mature and become due and payable, and shall be repaid to the Agent for the account of the applicable Issuing Bank by the Borrower in full, together with interest accrued thereon, from the date and at the rate specified in Section 3.5(b), on the Effective Date of the L/C Notice of Drawing in respect of such drawing.

                (b) The Borrower shall, notwithstanding anything to the contrary contained in any Letter of Credit or in the related L/C Application, pay interest on the outstanding principal amount of each drawing under such Letter of Credit at a rate per annum equal to the rate set forth in Section 4.2 (the "L/C Interest Rate") from the date such drawing is disbursed by the applicable Issuing Bank to the date such drawing is reimbursed by the Borrower. Interest on each such drawing shall be payable when such drawing shall be due (whether at maturity, by reason of acceleration or otherwise) and, prior to such time, on demand.

        3.6 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT; FUNDING OF L/C PARTICIPATIONS. In the event of any drawing under any Letter of Credit, the applicable Issuing Bank shall deliver an L/C Notice of Drawing to the Agent and the Agent shall:

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                (a)     unless a Bankruptcy Default exists, treat each L/C
Notice of Drawing on its Effective Date as a Notice of Borrowing requesting Prime Rate Loans in a principal amount equal to the amount of such drawing plus interest on the amount of such drawing at the L/C Interest Rate from the day such drawing was disbursed until the date of such L/C Notice of Drawing (unless such drawing was disbursed and repaid on the same day, in which case interest shall be payable for such day); and each such L/C Notice of Drawing shall have the same force and effect as a Notice of Borrowing given by the Borrower, except that the conditions to borrowing specified in Section 2.2 and Section 5.2 (other than that a Bankruptcy Default shall not exist) shall not apply;

                (b)     (i)     (A)     during a Bankruptcy Default, on the
        Effective Date of an L/C Notice of Drawing, notify (an "L/C Participation Funding Notice") each Lender of the amount of such drawing, and of interest accrued thereon at the L/C Interest Rate from the date specified in such L/C Notice of Drawing as the date such drawing was disbursed by the applicable Issuing Bank to the L/C Participation Funding Date and of such Lender's Proportionate Share of such amount (an "L/C Participation Funding Amount").

                                (B)     The Agent  shall give an L/C
        Participation Funding Notice to each Lender not later than 3:00 P.M. time on the day the Agent receives an L/C Notice of Drawing, if such Notice of Drawing was received by it at or before 12:00 noon on a Business Day and, if not, not later than 12:00 noon on the next succeeding Business Day.

                        (ii) Each Lender shall make available to the Agent for the benefit of the applicable Issuing Bank an amount equal to such Lender's L/C Participation Funding Amount in immediately available funds, not later than 1:00 P.M. on the Business Day (the "L/C Participation Funding Date") next succeeding the date of the applicable L/C Participation Funding Notice, together with interest on such amount from the L/C Participation Funding Date until such amount is paid in full at, for the first three Business Days, the Federal Funds Rate and, thereafter, the Prime Lending Rate.

                        (iii) In the event that any Lender fails to make available to the Agent such Lender's L/C Participation Funding Amount as provided in Section 3.6(b)(ii), the Agent may, but shall not be obligated to, fund the amount of such Lender's L/C Participation Funding Amount and recover such amount on demand from such Lender in accordance with Section 11.18.

                        (iv) The Agent shall distribute to each Lender which has paid all amounts payable by it under this Section 3.6(b) with respect to any Letter of Credit such Lender's Proportionate Share of all payments subsequently received by the Agent from or for the account of the Borrower in reimbursement of the principal amount of all drawings thereunder plus interest thereon from the date such drawings were disbursed at the L/C Interest Rate, provided that in the event that any such payment received by the Agent for the account of any Issuing Bank shall be required to be returned by the Agent, such Lender shall return to the Agent the portion thereof previously distributed by the Agent to it, but without interest thereon (unless the Agent or such Issuing Bank is required to pay interest on the amount returned, in which case the Lender shall be required to pay interest at the same rate).

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                        (v)     If a Bankruptcy Default occurs at or after the
        time the Agent receives an L/C Notice of Drawing and before the Agent has given the applicable L/C Participation Funding Notice, or, if it has given such notice, before all of the Lenders have funded their L/C Participation Funding Amounts, a Bankruptcy Default shall be deemed to "exist", and the provisions of Section 3.6(b) shall be applicable.

        3.7 NATURE OF ISSUING BANK'S DUTIES. In determining whether to pay under any Letter of Credit, the Issuing Bank issuing such Letter of Credit shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. As between the Borrower, any Issuing Bank and each Lender, the Borrower assumes all risks of the acts and omissions of any Issuing Bank, or misuse of any Letter of Credit by the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, neither any Issuing Bank, the Agent nor any of the Lenders shall be responsible (a) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (c) for failure of the beneficiary of any Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit, (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, facsimile or otherwise, whether or not they be in cipher, (e) for errors in interpretation of technical terms, (f) for any loss or delay in the transmission or otherwise of an document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof or (g) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing honored under such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit shall not create any liability on the part of the Agent or any Lender to the Borrower.

        3.8 OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse each Issuing Bank for drawings honored under a Letter of Credit issued by such Issuing Bank, together with interest as herein provided, and the obligations of each of the Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement, without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment or counterclaim, under all circumstances including the following circumstances:

                (a) any lack of validity or enforceability of any Letter of Credit;

                (b) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the applicable Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction;

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                (c)     any draft, demand, certificate or any other documents
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

                (e) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                (f) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

                (g) the fact that a Default or an Event of Default shall have occurred and be continuing;

provided that no payment by the Borrower or a Lender to any Issuing Bank shall constitute a waiver or release by the Borrower or such Lender of any right it may have against such Issuing Bank, including, in the case of the Borrower, a claim that such Issuing Bank acted with willful misconduct or gross negligence (as determined by a final and non-appealable decision of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit complied with the terms of such Letter of Credit.

                                    ARTICLE 4

                           INTEREST, FEES AND EXPENSES

        4.1     INTEREST ON LIBOR RATE LOANS. Subject to the provisions of
Section 4.4, each LIBOR Rate Loan shall bear interest on its unpaid principal amount at a rate per annum equal to the applicable Adjusted LIBOR Rate plus the Applicable LIBOR Rate Loan Margin, as the same may be adjusted pursuant to the provisions of the definition of Applicable LIBOR Rate Loan Margin. Such interest shall be payable on the last day of each Interest Period with respect to such LIBOR Rate Loan (or, in the case of Interest Periods in excess of three months, on each of the ninetieth (90th) day after the first day of such Interest Period and the last day of such Interest Period), at the date of Conversion of such LIBOR Rate Loan (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate Loan, and after maturity of such LIBOR Rate Loan (whether by acceleration or otherwise), upon demand. The Agent upon determining the Adjusted LIBOR Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        4.2     INTEREST ON PRIME RATE LOANS. Subject to the provisions of
Section 4.4, each Prime Rate Loan shall bear interest on its unpaid principal amount at a rate per annum equal to the Prime Lending Rate plus the Applicable Prime Rate Loan Margin, as the same may be adjusted pursuant to the provisions of the definition of Applicable Prime Rate Loan Margin. Such interest shall be payable monthly in arrears for each month on the first day of the immediately succeeding month, at the date of conversion of such Prime Rate Loan (or a portion thereof) to a LIBOR Rate

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Loan and at maturity of such Prime Rate Loan, and after maturity of such Prime
Rate Loan (whether by acceleration or otherwise), upon demand. In the event of any change in said Prime Lending Rate, the rate hereunder shall change, effective as of the day the Prime Lending Rate changes. Each determination by the Agent of any interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        4.3     NOTICE OF CONTINUATION AND NOTICE OF CONVERSION.

                (a) With respect to any Borrowing consisting of LIBOR Rate Loans, the Borrower may (so long as no Default or Event of Default has occurred and is continuing, subject to the provisions of Section 4.3(c)), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 noon on the third Business Day prior to the date of any such Continuation relating to LIBOR Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a Continuation (a "Notice of Continuation") shall be in substantially the form of Exhibit C-2, specifying (i) the date of such Continuation, (ii) the aggregate amount of Loans subject to such Continuation and (iii) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. The Borrower may elect to continue more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.3(a); provided that each of the Borrowings so combined shall consist of Loans having Interest Periods ending on the same date. If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this Section 4.3(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Prime Rate Loans.

                (b) The Borrower may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given by the Borrower to the Agent, and subject to the provisions of Section 4.3(c), Convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; provided, however, that any Conversion of any LIBOR Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon Conversion of any Loans into Loans of another Type, the Borrower shall pay accrued interest to the date of Conversion on the principal amount Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be in substantially the form of Exhibit C-3 hereto specifying (i) the requested date of such Conversion, (ii) the Type of Loans to be Converted, (iii) the portion of such Type of Loan to be Converted, (iv) the Type of Loan such Loans are to be Converted into and (v) if such Conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000. The Borrower may elect to Convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Loans of another Type; provided that if the

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Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have
Interest Periods ending on the same date.

                (c) Notwithstanding anything contained in subsections (a) and (b) above or elsewhere in this Credit Agreement to the contrary,

                        (i)     (A)     if the Agent is unable to determine the
        LIBOR Rate for LIBOR Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of the Borrower to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement;

                                (B) if a Lender shall, at any time, notify the Agent that, because of a change in applicable law after the date such Lender became a Lender, it has become unlawful for such Lender to participate in any requested Borrowing, Continuation or Conversion of LIBOR Rate Loans, to continue its LIBOR Rate Loans, or to comply with its obligations hereunder in respect thereof, that Lender's obligation to participate in any such requested Borrowing, Continuation or Conversion shall be discharged by such Lender's making its participation therein in the form of a Prime Rate Loan, and any of such Lender's LIBOR Rate Loans not otherwise being converted shall be converted into Prime Rate Loans on the earlier of (1) the last day of the applicable Interest Period and (2) the last day such Lender may lawfully continue to maintain LIBOR Rate Loans, provided that any Prime Rate Loan that, but for this clause (B), would have been a LIBOR Rate Loan shall constitute part of the Borrowing of which any such LIBOR Rate Loan was or would have been a part;

                        (ii) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, Continuation or Conversion, notify the Agent that the LIBOR Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrower to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement;

                        (iii) the Borrower may not choose LIBOR Rate Loans for any Borrowing, Continuation or Conversion before the Syndication Date following the Closing Date, other than with respect to a single 30-day Revolving Loan and/or a single coterminous 30-day Term Loan outstanding at any time during such period, each of which may be continued from time to time as contemplated in Section 4.3(a); and

                        (iv) the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (A) the aggregate principal amount of LIBOR Rate Loans having the same Interest Period shall at all times be not less than $1,000,000, (B) there shall not be, at

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        any one time, more than twelve (12) Interest Periods in effect with respect to LIBOR Rate Loans and (C) no payment of LIBOR Rate Loans will have to be made prior to the last day of an applicable Interest Period in order to repay the Loans in the amounts and on the date specified in
        Section 2.4(b).

                (d) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower.

        4.4 INTEREST AFTER EVENT OF DEFAULT. At the election of the Agent or the Majority Lenders, Interest on any amount of overdue interest on or overdue principal of the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall not be continuing, shall be payable on demand at a rate per annum equal to the rate at which the Loans are bearing interest pursuant to Sections 4.1 and 4.2 above, plus two percent (2.0%). In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2.0%) per annum above the then applicable interest rate.

        4.5 UNUSED LINE FEE. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a non-refundable fee (the "Unused Line Fee") equal to 0.375% per annum of the unused portion of the Line of Credit (with any outstanding Letters of Credit constituting usage of the Line of Credit). The Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month and on the Expiration Date.

        4.6 LETTER OF CREDIT FEES. (a) The Borrower agrees to pay the following fees with respect to all Letters of Credit:

                        (i) to the Agent, a fee (the "L/C Fee") for the ratable benefit of the Lenders, in an amount equal to the Applicable LIBOR Rate Loan Margin applicable to Revolving Loans during the term of each Letter of Credit and computed on the daily undrawn amount of all Letters of Credit; provided that from the date on which any Event of Default occurs, and at all times thereafter until the earlier of the date upon which (A) all Obligations have been paid and satisfied in full or (B) such Event of Default (and all other Events of Default) shall not be continuing, such fee shall be equal to two percent (2.0%) per annum above the Applicable LIBOR Rate Loan Margin applicable to Revolving Loans; and

                        (ii) to each Issuing Bank, for each such Issuing Bank's own account a fee in amount equal to one quarter of one percent (0.25%) per annum (or a minimum of $125.00 per year per Letter of Credit) (the "Fronting Fee" and, together with the L/C Fee, the "Letter of Credit Fees") computed on the daily undrawn amount of each Letter of Credit;

each Letter of Credit Fee shall be payable monthly in arrears on the first Business Day of each month.

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                (b)     In the addition to the Letter of Credit Fees, the
Borrower agrees to pay to each Issuing Bank for each such Issuing Bank's own account each such Issuing Bank's customary charges, fees, costs, and expenses in connection with the issuance of, transfer of, payment under or amendment to any Letter of Credit (the "Issuing Bank Fees"). Each determination by the Agent or any Issuing Bank of the Letter of Credit Fees or the Issuing Bank Fees shall be conclusive and binding for all purposes absent manifest error.

                (c) The Agent is entitled to charge the Borrower's account for the Letter of Credit Fees and the Issuing Bank Fees; provided that, in the case of the Fronting Fee and the Issuing Bank Fees, the Agent shall charge the account only after it has received a written notice from an Issuing Bank setting forth the amounts due with detailed calculations thereof.

        4.7     REIMBURSEMENT OF EXPENSES.

                (a) The Borrower shall promptly reimburse the Agent for all Expenses of the Agent as the same are incurred by the Agent and upon receipt of invoices therefor and such reasonable backup materials and information as the Borrower shall reasonably request.

                (b) The Borrower shall pay to each Lender, upon request, such amount or amounts as such Lender determines in good faith are necessary to compensate it for any loss, cost or expense incurred by it as a result of (i) any payment, prepayment or conversion of a LIBOR Rate Loan on a date other than the last day of an Interest Period for such LIBOR Rate Loan or (ii) a LIBOR Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Credit Agreement. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (A) the interest that would have been received from the Borrower under and in accordance with the terms of this Credit Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (B) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

        4.8 AUTHORIZATION TO CHARGE BORROWER'S ACCOUNT. The Borrower hereby authorizes the Agent to charge the Borrower's Account with the amount of all Fees, Expenses and other payments to be paid hereunder, under the Fee Letter and under the other Credit Documents as and when such payments become due and agrees that it shall pay interest thereon from the date such amount is to be charged to the Borrower's Account to the date the same is paid (whether by the making of a Loan or otherwise) at the then applicable rate for Prime Rate Loans. The Borrower confirms that any charges which the Agent may so make to the Borrower's Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

        4.9 INDEMNIFICATION IN CERTAIN EVENTS. If after the Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced, including with respect to reserve requirements, applicable to DBTCo. or any other banking or financial institution or investment fund from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), the Agent or any of the Lenders, or (b) the Agent, a Funding Bank or any of the Lenders

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complies with any future guideline or request from any central bank or other
Governmental Authority or (c) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether of not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder or under any L/C Participation to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, or any of the foregoing events described in clauses (a), (b) or (c) increases the cost to the Agent, or any of the Lenders of (i) funding or maintaining the Line of Credit; or (ii) acquiring or maintaining any L/C Participation in any Letter of Credit, or reduces the amount receivable in respect thereof, or in respect of such Letter of Credit, by the Agent, the Issuing Bank of such Letter of Credit or any Lender, then the Borrower shall upon demand by the Agent, pay to the Agent, for the account of each applicable Lender or, as applicable, an Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify such Person against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall, if requested by the Funds Administrator, be submitted to the Borrower by the Person making such claim, and shall be conclusive absent manifest error.

        4.10 CALCULATIONS AND DETERMINATIONS. (a) All calculations of (i) interest hereunder and (ii) Fees, shall be made on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case to the extent applicable for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

                (b) In making the determinations contemplated by Article 4, the Agent and each Lender may make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate.

                (c) Each determination by the Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

                (d) Any payments required to be made pursuant to the terms hereof on any day which is not a Business Day shall be made on the next succeeding Business Day.

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                                    ARTICLE 5

                              CONDITIONS PRECEDENT

        5.1 CONDITIONS TO INITIAL CREDIT EVENT. The initial Credit Event is subject to the satisfaction or waiver, immediately prior thereto or concurrently therewith, of the following conditions precedent:

                (a) Closing Document List. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as Schedule A, all in form and substance satisfactory to Agent and, where applicable, each duly executed by the Person(s) specified thereon.

                (b) Fees and Expenses. The Agent and each of the Lenders shall have received payment in full of those Fees and Expenses referred to in the Fee Letter and in Article 4 payable to them on or before the initial Credit Event (or an irrevocable authorization to pay such Fees or Expenses out of the proceeds of the Loans).

                (c) Excess Availability. After giving pro forma effect to the funding of the initial Loans, the issuance of any initial Letters of Credit (including pursuant to the conversion of the Existing L/C's), if any, and the payment of all costs, fees and expenses incurred by or for the account of the Borrower in connection with the execution and delivery of this Credit Agreement and the other Credit Documents, there shall be Excess Availability of at least $35,000,000.

                (d) Terms of Recapitalization. The terms, conditions and structure of all aspects of the Recapitalization and the financing (including the terms and provisions of the Senior Notes Documents and all other indebtedness of the Borrower and its Subsidiaries) shall be satisfactory to the Agent and its counsel and the Senior Notes Transaction shall be consummated on or before the Closing Date in accordance with all applicable laws and the Borrower shall have received at least $149,200,000 in proceeds therefrom.

                (e) Repayment of Existing Indebtedness. The Agent shall have received satisfactory evidence that the Borrower's existing senior bank debt and senior subordinated notes shall have been repaid in their entirety, that all obligations of the Borrower thereunder have been retired and that all Liens relating thereto have been released.

                (f) Security Interest. The Liens and security interests in favor of the Agent, for the benefit of the Lenders, in the Collateral shall have been duly recorded and/or perfected, as appropriate, and shall constitute first and prior Liens with respect to the Collateral, except as otherwise permitted hereunder and in the other Credit Documents.

                (g) Third Party Consents. The Borrower shall have received or completed all government and third party consents (including, without limitation, licensor consents and third party access agreements or reasonable reserves or exclusions from the Borrowing Base in lieu thereof), filings, and or approvals necessary or advisable for the transactions contemplated by the Credit Documents.

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                (h)     Solvency. The Agent shall have a certificate of the
chief financial officer or chief executive officer of the Borrower, in form and substance satisfactory to it, demonstrating, on a pro forma basis assuming the consummation of the transactions contemplated by the Credit Documents, that the Borrower shall not be (i) insolvent or rendered insolvent, (ii) left with an unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay as such debts mature.

                (i) Compliance with Material Agreements. The Agent shall have received evidence, in form and substance satisfactory to it, that, both before and after giving effect to the Recapitalization, the Borrower and its Subsidiaries are in compliance with all existing indentures or agreements to which it is a party.

                (j) Delivery of Financial Statements. The Agent shall have received and approved the financial statements referred to in Section 6.7 and, after reviewing the foregoing, the Agent shall be satisfied that (i) the financial condition of the Borrower does not differ in any material adverse respect from the condition evidenced by the financial information provided to the Agent prior to the date hereof and (ii) the Borrower and its Subsidiaries will be able to comply with the financial covenants set forth in Section 8.1.

                (k) Insurance. The Agent shall have received and approved evidence of insurance coverage in amount and scope, and the insurance carriers shall have delivered endorsements in form and substance, satisfactory to the Agent (i) naming the Agent as loss payee with respect to all casualty coverages and containing other customary loss payable provisions, (ii) naming the Agent and the Lenders as additional insureds for all general liability coverages and
(iii) naming the Agent and the Lenders as the insured for title insurance policies.

                (l) Title Insurance. The Agent shall have received in respect of each item of Real Estate intended to be subject to a Mortgage hereunder a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (i) be in an amount reasonably satisfactory to the Agent (not to exceed the appraised value thereof); (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Real Estate intended to be subject to a Mortgage hereunder free and clear of all defects and encumbrances, except as disclosed therein; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request in form and substance reasonably acceptable to the Agent, including, without limitation (to the extent applicable with respect to such Real Estate intended to be subject to a Mortgage hereunder and available in the jurisdiction in which such Real Estate intended to be subject to a Mortgage hereunder is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only); contiguity coverage; and such other endorsements as the Agent shall reasonably require in order to provide insurance against specific risks identified by the Agent in connection with such Real Estate intended to be subject to a Mortgage hereunder, and (vii) be issued by title companies reasonably satisfactory to the Agent (including any such title companies acting as co-insurers or reinsurers, at the option of

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the Agent) (in each such case, a "Title Insurance Company", as applicable). The
Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid. The Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the Real Estate intended to be subject to a Mortgage hereunder.

                (m) Flood Insurance. If reasonably requested by the Agent, the Agent shall have received (i) a policy of flood insurance that (A) covers any parcel of improved Real Estate intended to by subject to a Mortgage and is located in a flood zone (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such Real Estate or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

                (n) Aerial Surveys. The Agent and the Title Insurance Company shall have received maps or plans of an as-built survey of the following sites of the owned Real Estate: the Fort Valley Plant located in Fort Valley, Georgia; the Camellia Plant located in Juliette, Georgia; the Riverpoint and Schoolfield site located in Danville, Virginia; the White Horse Plant located in Greenville, South Carolina; the Harris Plant located in Harris, North Carolina, and the Sevierville Plant located in Sevierville, Tennessee, in each case certified to the Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 60 days prior to the Closing Date by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company.

                (o) Additional Documents. The Borrower shall have executed and delivered to the Agent and the Lenders certified copies of the Senior Notes Documents and all such other documents which the Agent or any Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

        5.2 CONDITIONS TO EACH CREDIT EVENT. On the date of each Credit Event (including the initial Credit Event), both immediately before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each request for a Credit Event, shall constitute a representation and warranty by the Borrower that on the date of such Credit Event immediately before and immediately after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                (a) The representations and warranties contained in this Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the date of such Credit Event as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date);

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                (b)     No event has occurred and is continuing, or could
reasonably be expected to result from such Credit Event or the application of the proceeds thereof, which, with the passage of time or the giving of notice, or both, would constitute a Default or an Event of Default;

                (c) In the case of the issuance of any Letter of Credit, none of the events set forth in Section 3.1 has occurred and is continuing or would result from the issuance of such Letter of Credit; and

                (d) No Material Adverse Effect has occurred and is continuing, or could reasonably be expected to result from such Credit Event or the application of the proceeds thereof.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

        To induce the Agent and the Lenders to enter into this Credit Agreement and to make the extensions of credit contemplated hereby and to induce each Issuing Bank to issue Letters of Credit, the Borrower, with respect to itself and each of it Subsidiaries, hereby represents and warrants to the Agent, the Lenders and each Issuing Bank:

        6.1 ORGANIZATION AND QUALIFICATION. The Borrower and each Subsidiary of the Borrower (a) is duly organized, validly existing and in good standing under the laws of the state of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business except to the extent where failure to be so qualified or authorized or in good standing could not reasonably be expected to have a Material Adverse Effect. With respect to the Borrower and each Subsidiary of the Borrower, Schedule B, Part 6.1 lists the exact legal name of each such Person, the State of incorporation of each such Person, the organizational identification number of each such Person, the federal employer identification number of each such Person and all jurisdictions in which each such Person is qualified to do business as a foreign corporation.

        6.2 SOLVENCY. The fair saleable value of the assets of the Borrower exceeds all its probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. The Borrower (a) does not have unreasonably small capital in relation to the business in which it is, or proposes to be, engaged and (b) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement and the other Credit Documents, debts beyond its ability to pay such debts as they become due.

        6.3 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. The Borrower and each Subsidiary of the Borrower owns the Collateral within the scope of the Lien granted by it under the Credit Documents, free and clear of any and all Liens in favor of third parties, except for those listed on Schedule B, Part 8.4 and other Liens permitted under Section 8.4. Upon the proper filing of the UCC financing statements, the recordation of mortgages and the taking of the other actions specified in the Closing Document List, the Liens granted pursuant to the Credit Documents will constitute the valid and enforceable first, prior and perfected Liens on the Collateral, except, in the

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case of priorities, for prior Liens set forth in clauses (b), (e), (f) and (k)
of Section 8.4 and Liens identified on Schedule B, Part 8.4 as prior to the Agent's Liens.

        6.4 NO CONFLICT. The execution, delivery and performance by the Borrower and each Subsidiary of the Borrower of each Credit Document to which it is a party: (a) are within its corporate power; (b) are duly authorized by all necessary corporate action; (c) are not in contravention of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound; (d) are not in contravention of any provision set forth in any Governing Documents,
(e) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (f) will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

        6.5 ENFORCEABILITY. The Credit Agreement and all of the other Credit Documents to which the Borrower or any Subsidiary of the Borrower is a party are the legal, valid and binding obligations of the Borrower and such Subsidiary, and are enforceable against each of them, as the case may be, in accordance with their terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity.

        6.6 CONSENTS. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with any Credit Event hereunder, the granting of the Liens pursuant to the Credit Documents, the continuing operations of the Borrower and any Subsidiary of the Borrower or the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Notes or the other Credit Documents, except for the filing of the UCC financing statements and consents or authorizations which have been obtained or filings which have been made and which, in each case, are in full force and effect.

        6.7 FINANCIAL DATA. The Borrower has furnished or caused to be furnished to the Lenders the following Financial Statements, which have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as to the unaudited statements, the absence of footnotes and subject to year-end audit adjustments): (a) balance sheets as of, and statements of operations, shareholder's equity and cash flows for the fiscal year ended 2002 audited by Ernst & Young LLP and accompanied by an unqualified opinion thereof; and (b) an unaudited balance sheet as of, and unaudited statements of operations, shareholder's equity and cash flows for the period ending March 1, 2003. The Borrower has furnished or caused to be furnished to the Lenders projections of the consolidated financial condition and results of operations on a quarterly basis for each of the first four Fiscal Quarters to occur after the Closing Date and on an annual basis thereafter of the Consolidated Entity through the fiscal years ending 2007. The projections delivered to the Lenders on or prior to the date hereof and any projections delivered to the Lenders after the date hereof in accordance with Section 7.1(d) hereof represent the Borrower's good faith estimate of the future financial performance of the Consolidated Entity for the periods set forth therein.

        6.8 LOCATIONS OF OFFICERS, RECORDS AND INVENTORY. The exact legal name and address of the principal place of business and chief executive office of the Borrower and each Subsidiary of

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the Borrower is set forth on Schedule B, Part 6.8. The books and records of each
Borrower and each Subsidiary of each Borrower, and all of their respective chattel paper and records of Accounts, are maintained exclusively at such locations. There is no location at which the Borrower has any Collateral (except for (i) vehicles, (ii) Inventory in transit for processing in the ordinary course of business and (iii) other Collateral having a fair market value not in excess of $500,000 in the aggregate, which Collateral shall be excluded from the Borrowing Base) other than those locations identified on Schedule B, Part 6.8.
To the extent any such locations are not owned, Schedule B, Part 6.8 also sets forth the purpose of such location (e.g., warehouse, processing plant, sales office, etc.), the exact legal names of the owners and/or operators thereof; and the address and phone numbers of such owners and/or operators. None of the receipts received by the Borrower from any warehouseman or processor states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

        6.9 FICTITIOUS BUSINESS NAMES. Except as listed on Schedule B, Part 6.9, neither the Borrower nor any Subsidiary of the Borrower has (a) changed its chief executive office, its corporate structure in any way or its jurisdiction of formation or organization (whether by merger, consolidation, change in corporate form or otherwise) or (b) used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the corporate name under which it has executed this Credit Agreement.

        6.10 SUBSIDIARIES. The only Subsidiaries of the Borrower are those listed on Schedule B, Part 6.10. The Borrower or a wholly-owned Subsidiary of the Borrower is the record and beneficial owner of all of the issued and outstanding Capital Securities of each of the Subsidiaries listed on Schedule B,
Part 6.10. Except as listed on Schedule B, Part 6.10, there are no proxies, irrevocable or otherwise, with respect to such Capital Securities, and no Capital Securities of the Borrower or any Subsidiary of the Borrower are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, Capital Securities of any Subsidiary of the Borrower, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary of the Borrower is or may become bound to issue additional Capital Securities convertible into or exchangeable for such Capital Securities. All of such shares listed on Schedule B, Part 6.10 are owned by the Borrower or a Subsidiary of the Borrower free and clear of any Liens other than those granted pursuant to the Credit Documents. Except as set forth on Schedule B, Part 6.10, the Subsidiaries of the Borrower do not own any material assets, conduct any material operations or have any material liabilities.

        6.11 NO JUDGMENTS OR LITIGATION. No judgments, orders, writs or decrees are outstanding against the Borrower or any Subsidiary of the Borrower nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceedings by or against the Borrower or any Subsidiary of the Borrower except such judgments, orders, writs, decrees, pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceeds which could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule B, Part 6.11, there is no pending, or, to the best of the Borrower's knowledge after diligent inquiry, threatened litigation, claim, investigation, arbitration or governmental proceeding by or against the Borrower or any Subsidiary of the Borrower that seeks damages in excess of $1,000,000 or that seeks injunctive relief.

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        6.12    ENVIRONMENTAL MATTERS. Except as disclosed on Schedule B, Part
6.12, (i) no Environmental Claims in excess of $100,000 individually are pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower; (ii) the Borrower and each Subsidiary of the Borrower is in substantial compliance with all Environmental Laws; (iii) there are no pending changes in Environmental Laws or pending changes in a Permit that could reasonably be expected to prevent continued substantial compliance with Environmental Laws, or for which expenditures necessary to maintain continued substantial compliance could reasonably be expected to result in a Material Adverse Effect; and (iv) neither the Borrower nor any Subsidiary of the Borrower has knowledge of any release or threatened release of any Hazardous Material at any Real Estate or Former Real Estate, or at any other location where the Borrower or any Subsidiary of the Borrower has arranged for disposition of Hazardous Materials, in each case in such amount as would be reasonably likely to result in material response costs pursuant to Environmental Laws.

        6.13    LABOR MATTERS.

                (a) There are no material labor controversies pending or, to the best knowledge of the Borrower after diligent inquiry, threatened between the Borrower or any Subsidiary of the Borrower and any of their respective employees.

                (b) Neither the Borrower nor any Subsidiary of the Borrower is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending against the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stopPAGE pending against the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower, threatened against any of them and (iii) no union representation question with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union organizing activities.

        6.14 COMPLIANCE WITH LAW. Except as disclosed in connection with any specific representations set forth herein regarding ERISA, environmental laws, tax and other laws, neither the Borrower nor any Subsidiary of the Borrower has violated or failed to comply, in any material respect, with any Requirement of Law or any requirement of any self-regulatory organization.

        6.15    ERISA.

                (a)     Schedule B, Part 6.15 lists (i) all ERISA Affiliates and
(ii) all Plans and separately identifies all Title IV Plans, Multiemployer Plans, and Retiree Welfare Plans. Except as set forth on Schedule B, Part 6.15,
(A) each Plan which is intended to be qualified under Section 401 of the Code has been determined by the IRS to so qualify, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred that reasonably could be likely to cause the loss of such qualification or tax-exempt status and (B) except as could not reasonably be expected to have a Material Adverse Effect, (1) each Plan is in compliance with the applicable provisions of ERISA and the Code, including the timely filing of all reports required under the Code or ERISA, (2) neither the

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Borrower, nor any Subsidiary of the Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Title IV Plan, (3) no Prohibited Transaction, in connection with any Plan has occurred that would subject the Borrower or any Subsidiary of the Borrower to a material tax under
Section 502(l) of ERISA or Section 4975 of the Code, and (4) no event has occurred with respect to a Plan which would subject the Borrower or any Subsidiary of the Borrower to any material liability under Section 502(l) of ERISA.

                (b) Except as set forth in Schedule B, Part 6.15 or as could not reasonably be expected to have a Material Adverse Effect: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no Termination Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of the Borrower or any Subsidiary of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (iv) within the last five years no Title IV Plan has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Borrower, any Subsidiary of the Borrower or ERISA Affiliate (determined at such time).

        6.16 INTELLECTUAL PROPERTY. The Borrower and each Subsidiary of the Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, neither the Borrower nor any Subsidiary of the Borrower has any material Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule B, Part 6.16 and has not granted any licenses with respect thereto other than as set forth in Schedule B, Part 6.16. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by the Borrower or any Subsidiary of the Borrower infringes any material patent, material trademark, material servicemark, material tradename, material copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting the Borrower or any Subsidiary of the Borrower contesting its right to sell or use any such Intellectual Property. Schedule B, Part 6.16 sets forth all of the material agreements or other material arrangements of the Borrower and each Subsidiary of the Borrower pursuant to which any such Person has a license or other right to use any material trademarks, logos, designs, representations or other material Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Person as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by the Borrower or any Subsidiary of the Borrower after the date hereof, the "I.P. License Agreements" and individually, an "I.P. License Agreement"). No material trademark, servicemark or other Intellectual Property at any time used by the Borrower or any Subsidiary of the Borrower which is owned by another Person, or owned by the Borrower or any Subsidiary of

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the Borrower is subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any Person other than Agent or is affixed to any Eligible Inventory, except to the extent permitted under the term of the License Agreements listed on Schedule B, Part 6.16. Neither the Borrower nor any Subsidiary of the Borrower owns, licenses, or uses Intellectual Property in any jurisdiction outside the United States other than as is not material to the respective businesses of the Borrower and its Subsidiaries.

        6.17 LICENSES AND PERMITS. The Borrower and each Subsidiary of the Borrower have obtained and hold in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its businesses as presently conducted and as proposed to be conducted. Neither the Borrower nor any Subsidiary of the Borrower is in violation in any material respect of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval.

        6.18    TITLE TO PROPERTY. All Real Estate is identified on Schedule B,
Part 6.18. The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple to all its Real Estate indicated as owned on such Schedule, or a valid and enforceable leasehold interest in all its Real Estate indicated as leased on such Schedule, and good title to all its other property, and none of such property is subject to any Lien, except Permitted Liens.

        6.19 GOVERNMENTAL REGULATIONS. Neither the Borrower nor any Subsidiary of the Borrower is (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a Subsidiary of a holding company, or an Affiliate of a holding company or of a Subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

        6.20    BORROWER'S TAXES AND TAX RETURNS.

                (a) Except as set forth on Schedule B, Part 6.20, the Borrower and each Subsidiary of the Borrower (and any affiliated, consolidated or combined group of which the Borrower or any Subsidiary of the Borrower is now or has been a member) have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including information returns) in respect of Borrower Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. All such returns filed are complete and accurate in all material respects. Except as specified in Schedule B, Part 6.20, neither the Borrower nor any Subsidiary of the Borrower, nor any affiliated, consolidated or combined group of which the Borrower or any Subsidiary of the Borrower is now or has been a member, have requested any extension of time within which to file returns (including information returns) in respect of any Borrower Taxes.

                (b) All Taxes payable by the Borrower and any Subsidiary of the Borrower (and any affiliated group of which the Borrower or any Subsidiary of the Borrower is now or has been a member) in respect of their incomes, franchises, businesses, properties (including the Collateral) or

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otherwise (collectively, "Borrower Taxes") in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in Schedule B, Part
6.20 or in the Financial Statements, and neither the Borrower nor any Subsidiary of the Borrower has any liability for Borrower Taxes in excess of the amounts so paid or reserves so established.

                (c) Except as set forth in Schedule B, Part 6.20, no deficiencies for Borrower Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Borrower or any Subsidiary of the Borrower and no Liens for Borrower Taxes have been filed. Except as set forth in Schedule B, Part 6.20, there are no pending or, to the best of the knowledge of the Borrower, threatened audits, investigations or claims for or relating to any liability in respect of Borrower Taxes, and there are no matters under discussion with any taxing or other Governmental Authority with respect to Borrower Taxes which are likely to result in a material additional liability for Borrower Taxes. Either the federal income tax returns of the Borrower have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including the fiscal year ended 1999. Except as set forth in Schedule B, Part 6.20, no extension of a statute of limitations relating to Borrower Taxes is in effect with respect to the Borrower or any Subsidiary of the Borrower.

                (d) Except as set forth on Schedule B, Part 6.20, Neither the Borrower nor any Subsidiary of the Borrower has any obligation under any tax sharing agreement or agreement regarding payments in lieu of Borrower Taxes.

        6.21 STATUS OF ACCOUNTS. Each Eligible Account of the Borrower is based on an actual and bona fide sale and delivery (delayed, however, in respect of any Approved Bill-and-Hold Account) of goods or rendition of services to customers, made by the Borrower in the ordinary course of its businesses; the goods and inventory being sold by the Borrower and the Accounts created thereby are the exclusive property of the Borrower and are not and shall not be subject to any Lien whatsoever other than those arising under the Security Agreement and Permitted Liens under clause (h) of Section 8.4; and the Borrower's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra, except as previously disclosed by the Borrower in writing to the Agent.

        6.22 MATERIAL CONTRACTS AND RESTRICTIONS. Schedule B, Part 6.22 contains a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. None of the Material Contracts contain any restrictions set forth in Section 8.14 and all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder.

        6.23 AFFILIATE TRANSACTIONS. Except as set forth on Schedule B, Part 6.23, neither the Borrower nor any Subsidiary of the Borrower is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or Subsidiary of the Borrower is a party except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person and (b) any sale or other transfer of Inventory sold by

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the Borrower at cost to a Foreign Subsidiary in a manner and in amounts consistent with the Borrower's past practices and with projections in respect thereof as previously provided to the Agent.

        6.24 ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of the Borrower or any Subsidiary of the Borrower in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any of the other Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

        6.25 RECORDING TAXES AND FEES. All mortgage recording taxes, recording fees and other charges payable in connection with the filing and recording of the Credit Documents have either been paid in full by the Borrower or arrangements for the payment of such amounts satisfactory to the Agent shall have been made.

        6.26 NO ADVERSE CHANGE OR EVENT. Since December 28, 2002, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower has occurred, and no event has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Material Adverse Effect. The Borrower acknowledges that an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default or Event of Default shall have occurred and be continuing.

        6.27 ADDITIONAL ADVERSE FACTS. Except for facts and circumstances disclosed on Schedule B, Part 6.27, no fact or circumstance is known to the Borrower, as of the Closing Date, that, either alone or in conjunction with all other such facts and circumstances, has had or could reasonably be expected to have (so far as the Borrower can foresee) a Material Adverse Effect. If a fact or circumstance disclosed on such Schedule should in the future have a Material Adverse Effect, such Material Adverse Effect shall be a change or event subject to Section 6.26 notwithstanding such disclosure.

        6.28 BANK ACCOUNTS. Except for each Disbursement Account, the Depository Account, the Concentration Account and the accounts set forth on Schedule B, Part 6.28, neither the Borrower nor any Subsidiary of the Borrower maintains or otherwise has any (a) checking, savings or other accounts at any bank or other financial institution or investment fund, (b) investment account, securities account, commodity account or any similar account with any securities intermediary or commodity intermediary or (c) other account where money is or may be deposited or maintained with any Person. Schedule B, Part 6.28 sets forth the name of each financial institution or investment fund, securities intermediary, commodity intermediary or other Person at which any account described above is maintained, the account number for each such account and the purpose of each such account.

        6.29 INTERCREDITOR AGREEMENT. The Intercreditor Agreement has been duly authorized and executed by the parties thereto and is in full force and effect.

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        6.30    OWNED REAL ESTATE. Except as set forth on Schedule B, Part 6.30:

                (a) The Borrower has delivered to the Agent true, complete and correct copies of all leases of Real Estate.

                (b) Each parcel of Real Estate and the current use thereof complies with all applicable laws (including building and zoning ordinances and codes) and with all insurance requirements; the Borrower is not a non-conforming user of any Real Estate.

                (c) No taking or condemnation proceeding has been commenced or, to the best of the Borrower's knowledge, is contemplated with respect to all or any material portion of the Real Estate or for the relocation of roadways providing access to such Real Estate.

                (d) There are no pending or, to the best knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Estate, nor are there any contemplated improvements to such owned Real Estate that may result in such special or other assessments.

                (e) The Borrower has not suffered, permitted or initiated the joint assessment of any owned Real Estate with any other real property constituting a separate tax lot. Each owned parcel of Real Estate is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                (f) The Borrower has obtained all permits, licenses, variances and certificates required by applicable law to be obtained and necessary to the use and operation of each parcel of Real Estate, except where the failure to have such permit, license, certificate or variance would not prohibit the use of such parcel of Real Estate as it is currently being used. The use being made of each parcel of Real Estate conforms with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Estate and any other restrictions, covenants or conditions affecting such Real Estate, except for any such nonconformity that could not reasonably be expected to be enjoined or to result in material fines.

                (g) To the best knowledge of the Borrower, each parcel of Real Estate is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.

                (h) None of the Real Estate is subject to any lease, sublease, license or other agreement granting to any Person (other than the Borrower and its Subsidiaries) any right to the use, occupancy, possession or enjoyment of the Real Estate or any portion thereof. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any owned Real Estate.

                (i) Other than exceptions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(a) each parcel of Real Estate has adequate rights of access to public ways to permit the Real Estate to be used for its intended purpose, and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities; (b) all public utilities necessary to the continued use and

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enjoyment of each parcel of Real Estate as used and enjoyed on the Closing Date are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Real Estate without passing over other Property except for land of the utility company providing such utility service or, in the case of leased Real Estate, contiguous land owned by the lessor of such leased Real Estate; and (c) all roads necessary for the full utilization of each parcel of Real Estate for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Real Estate.

                (j) Other than exceptions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(a) no building or structure constituting Real Estate or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Estate, and (b) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Estate for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

                (k) Each parcel of Real Estate, including each leased parcel, has adequate available parking to meet legal and operating requirements.

                (l) No portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition.

        6.31 LEASED REAL ESTATE. Except as set forth on Schedule B, Part 6.31, (i) the Borrower has paid all payments required to be made by it under leases of Real Estate; (ii) no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such payments; (iii) each of the leases listed on Schedule B, Part 6.18 is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms; (iv) there is not under any such lease any existing breach, default or event of default by the Borrower or, to the best of the Borrower's knowledge, by any other party to such lease; and (v) no party to any lease has given the Borrower notice of or made a claim with respect to any breach or default that has not now been cured. With respect to those leases that were assigned or subleased to the Borrower by a third party, required consents to such assignments or subleases have been obtained. The Borrower has obtained any third party lease consents required on account of the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

        Until the Expiration Date and payment and satisfaction in full of all Obligations, the Borrower agrees that:

        7.1 FINANCIAL INFORMATION. The Borrower shall furnish or cause to be furnished to the Agent and the Lenders the following information within the following time periods:

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                (a)     as soon as available and in any event within ninety (90)
days after the end of each Fiscal Year of the Borrower (i) audited Financial Statements as of the close of the Fiscal Year and for the Fiscal Year, together with comparisons to the Financial Statements for the prior Fiscal Year and to the most recent projections with respect to such Fiscal Year delivered pursuant to clause (d) of this Section 7.1, accompanied by (A) an unqualified opinion of the Auditors, which opinion shall be in scope and substance satisfactory to the Agent in its sole discretion, (B) such Auditors' "Management Letter" to the Borrower and (C) a written statement signed by the Auditors stating that in the course of the regular audit of the business of the Borrower which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, (ii) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of Borrower for such Fiscal Year certified by the chief executive officer or chief financial officer of the Borrower and (iii) a compliance certificate substantially in the form of Exhibit D along with a Schedule in form and substance reasonably satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with the covenants set forth in Sections 8.1 and 8.2 of this Credit Agreement for such year. To the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Agent and the Lenders will accept such Form 10-K in lieu of such items;

                (b)     as soon as available and in any event within forty-five
(45) days after the end of each fiscal quarter of the Borrower (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of and for such period and for the fiscal year to date, together with comparisons to the Financial Statements for the same periods in the prior year and to the most recent projections with respect to such fiscal year delivered pursuant to clause
(d) of this Section 7.1, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared in accordance with GAAP, (ii) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Borrower for such period and for the fiscal year to date certified by the chief executive officer or chief financial officer of the Borrower, (iii) a compliance certificate substantially in the form of Exhibit D along with a Schedule in form and substance reasonably satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such quarter. To the extent that the Borrower's quarterly report on Form l0-Q contains any of the foregoing items, the Agent and the Lenders will accept such Form l0-Q in lieu of such items;

                (c) as soon as available and in any event within thirty (30) days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within forty-five (45) days after the end of the month (other than the last quarter of the fiscal year with respect to which such reports shall be delivered within ninety (90) days after the end of the month)), (i) Financial Statements for the Consolidated Entities as at the end of such month and for the fiscal year to date, together with a comparison to the Financial Statements for the

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same periods in the prior year, all in reasonable detail (including actual results of operations, cash flow and capital expenditures for the Borrower and each of its Subsidiaries for the same periods of the prior Fiscal Year) and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared in accordance with GAAP, (ii) a compliance certificate substantially in the form of Exhibit D along with a Schedule in form and substance reasonably satisfactory to the Agent of the calculations used in determining, as of the end of such month, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such month;

                (d) not later than thirty (30) days after the end of each fiscal year, commencing with the fiscal year ending January 3, 2004, quarterly projections of the consolidated financial condition and results of operations of the Consolidated Entities for the following fiscal year and annual projections for each subsequent fiscal year through and including the fiscal year in which the Expiration Date occurs, including, but not limited to, projected consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for such fiscal years;

                (e) a copy of the state and federal income tax returns of the Borrower and each Subsidiary of the Borrower within thirty (30) days after they are filed with the appropriate taxing authorities, if and when requested by the Agent;

                (f) upon request by the Agent at any time and in any event not later than 12:00 noon on the fifteenth Business Day after the last Business Day of each month, a borrowing base certificate in the form of Exhibit E (each a "Borrowing Base Certificate") with all supporting detail as the Agent may from time to time require, duly completed, detailing the Borrower's understanding as to which Accounts or Inventory constitute Eligible Accounts Receivable, Eligible Raw Materials and Eligible Finished Goods Inventory and Eligible Work in Process Inventory as of the last day of such month (or such other date as the Agent may reasonably specify in such request), and certified by the chief executive officer, chief financial officer or vice president of finance of the Borrower and subject only to adjustment upon completion of the normal year-end audit of physical inventory. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Agent may request (including, without limitation, a monthly detail of accounts receivable aging, accounts payable aging and inventory listings, in each case reconciled to the general ledger);

                (g) promptly and in any event within one (1) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the proposed response thereto, each in reasonable detail;

                (h) promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10- Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Borrower to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended; and

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                (i)     from time to time, such further information regarding
the Collateral, business affairs and prospects and financial condition of the Borrower and each Subsidiary of the Borrower as the Agent may reasonably request.

        7.2 INVENTORY. Upon the request of the Agent from time to time, the Borrower shall provide to the Agent written statements listing items of Inventory in reasonable detail as requested by the Agent. The Borrower shall conduct or cause to be conducted annually a physical count (or appropriate cycle counts) of its Inventory. The Borrower shall conduct such a physical count at such other times and as of such dates as the Agent shall reasonably request. In addition to, and not in limitation of, the foregoing, at any time and from time to time the Agent may conduct (or engage third parties to conduct) such field examinations, appraisals, verifications and evaluations of the Inventory as the Agent shall deem necessary or appropriate in the exercise of its sole discretion.

        7.3 CORPORATE EXISTENCE AND COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain its corporate existence (except that Subsidiaries of the Borrower may merge with wholly-owned Subsidiaries of the Borrower upon providing the Agent with ten (10) days prior written notice) and maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or advisable to the profitable conduct of their businesses, (b) continue in, and limit their operations to, the same general lines of business as presently conducted by it, and (c) comply, in all material respects, with all Requirements of Law applicable to its business, its operations and to the Collateral.

        7.4 ERISA. The Borrower shall deliver to the Agent and each of the Lenders, at the such Borrower's expense, the following information at the times specified below:

                (a) within thirty (30) days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Title IV Plan;

                (b) within thirty (30) days after receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of each actuarial report for any Title IV Plan, Multiemployer Plan or Retiree Welfare Plan and each annual report for any Multiemployer Plan, copies of each such report;

                (c) within ten (10) days upon the occurrence thereof, notification of any increase in the benefits of any existing Title IV Plan or the establishment of any new Title IV Plan or the commencement of contributions to any Title IV Plan to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate was not previously contributing;

                (d) within ten (10) days prior to (i) the filing of a notice with the PBGC with respect to any Reportable Event which requires by regulation 30 days advance notice and (ii) the date of the Reportable Event for any Reportable Event which by regulation post-event notice is required to be filed with the PBGC, a description of the facts and circumstances which constitute the Reportable Event for which a filing with the PBGC is required under Section 4043 of ERISA; and

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                (e)     within three (3) Business Days upon the occurrence
thereof, any event or condition referred to in clauses (i) through (vii) of
Section 9.1(i), whether or not such event or condition shall constitute an Event of Default.

        The Borrower and its Subsidiaries shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other Requirements of Law, other than to the extent that the Borrower or any such Subsidiary (i) is in good faith contesting by appropriate proceedings the validity or application of any such provision, law, rule, regulation or interpretation and (ii) has made an adequate reserve or other appropriate provision therefor as required in order to be in conformity with GAAP.

        7.5 BOOKS AND RECORDS. The Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, at the Borrower's or any such Subsidiary's sole cost and expense, books and records, including those pertaining to the Collateral, in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect the Agent's and Lenders' respective interests in its Accounts. The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any Subsidiary of the Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of a Default which has not otherwise been waived pursuant to Section 11.10, for the purposes of (a) conducting field examinations and appraisals and inspecting, evaluating and verifying the Collateral, (b) inspecting and/or copying any and all records pertaining thereto and (c) discussing the business affairs and prospects and financial condition of the Borrower and each Subsidiary of the Borrower with any officers, employees and directors of the Borrower or such Subsidiary or with the Auditors, in each case, at the Borrower's sole cost and expense (to the extent reasonably incurred). The Borrower shall give the Agent thirty (30) days prior written notice of any change in the location of any Collateral or in the location of its chief executive office or place of business from the locations specified in Schedule B (exclusive of locations in respect of which the aggregate fair market value of the Collateral situated thereon is less than $250,000 for any single location and $500,000 in the aggregate for all such locations, which Collateral shall be excluded from the Borrowing Base), and the Borrower shall execute in advance of such change and cause to be filed and/or delivered to the Agent any financing statements, Collateral Access Agreements or other documents required by the Agent, all in form and substance satisfactory to the Agent and, in each case, at the Borrower's sole cost and expense (to the extent reasonably incurred). The Borrower agrees to advise the Agent promptly, in sufficient detail, of any substantial changes relating to the type, quantity or quality of the Collateral (to the extent such changes could reasonably be expected to decrease the value of the Collateral in an amount in excess of $500,000 in the aggregate), or any event which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the Liens granted for the benefit of the Agent, the Lenders and the Issuing Banks thereon.

        7.6 COLLATERAL RECORDS. The Borrower agrees to execute and deliver, and to cause each of its Subsidiaries to execute and deliver, to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral. The failure by the Borrower or any Subsidiary of the Borrower, however, to promptly give the Agent such statements or schedules shall not affect,

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diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Credit Documents.

        7.7 SECURITY INTERESTS. The Borrower shall, and shall cause each of its Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than the claims in respect of Permitted Liens under clauses (b) and (c) of Section 8.4). The Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all state and federal laws in order to grant to the Agent, the Lenders and the Issuing Banks valid and perfected first priority security interests subject to clauses (b), (e), (f) and (k) of Section 8.4 and Liens identified on Schedule B, Part 8.4 as being prior to the Agent's Liens in the Collateral, with perfection, in the case of any investment property, being effected by giving the Agent control of such investment property and by the filing of a UCC financing statement with respect to such investment property. The Agent is hereby authorized by each Borrower to file any UCC financing statements covering the Collateral whether or not such Borrower's signatures appear thereon. The Borrower shall, and shall cause each of its Subsidiaries to, do whatever the Agent may reasonably request, from time to time, to effect the purposes of this Credit Agreement and the other Credit Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; entering into Control Agreements with respect to any deposit account, investment account, securities account, commodity account or any other similar account permitted to be maintained by the Borrower or any Subsidiary of the Borrower hereunder; cooperating with the Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees; and, paying claims which might, if unpaid, become a Lien on the Collateral.

        7.8 CASUALTY LOSS INSURANCE. The Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the interest of each of the Lenders in the Collateral and to any payments to be made under such policies. All liability insurance policies are to name the Agent and the Lenders as additional insureds. The Borrower shall provide written notice to the Agent of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by the Borrower or any of its Subsidiaries is (i) damaged or destroyed, or suffers any other loss; or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes for which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case, for clauses (i) and (ii) above, the amount of the damage, destruction, loss or diminution in value is in excess of $250,000 (collectively, a "Casualty Loss"). The Borrower shall diligently file and prosecute, or cause to be filed and prosecuted, all claims for any award or payment in connection with a Casualty Loss with respect to the Borrower. In the event of a Casualty Loss, the Borrower shall, to the extent prepayment is required pursuant to Section 2.4(b)(iii)(B), pay to the Agent, promptly upon receipt thereof, any and all Net Insurance/Condemnation Proceeds on account of

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damage, destruction, loss, condemnation or eminent domain proceedings. If the proceeds realized from any event that would otherwise constitute a Casualty Loss are not required to be applied to the prepayment of the Loans pursuant to
Section 2.4(b)(iii)(B), the Borrower shall use such proceeds to repair, replace or rebuild the asset or property (or portion thereof) that was the subject of such event or, at the Borrower's election, apply such proceeds to the prepayment of the Loans and/or reduce the Revolving Loan Commitments as provided below and in Section 2.4(b)(iii)(B), in each case, within the time periods specified in
Section 2.4(b)(iii)(B). Otherwise, the Agent may, at its election and in its sole discretion, (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under Loans or any other Obligations then due and payable or (b) pay such proceeds to the Borrower to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (a) no settlement on account of any such Casualty Loss shall be made without the consent of the Agent and (b) the Agent may participate in any such proceedings and the Borrower shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, and agrees that, upon request, it will cause each Subsidiary of the Borrower to authorize and appoint the Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Agent, make, execute and deliver, and cause each of its Subsidiaries to make, execute and deliver, any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks, free and clear of any encumbrances of any kind or nature whatsoever.

        7.9 BORROWER'S TAXES. The Borrower agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all Borrower Taxes levied or assessed against the Borrower or any Subsidiary of such Borrower, before any penalty or interest accrues thereon; provided that, unless the Borrower's Taxes have become a tax or ERISA Lien on any of the assets of the Borrower or any such Subsidiary, no such Borrower Taxes need be paid to the extent that the validity or amount of such Borrower Taxes is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, the Agent is advised in writing of such fact and of details relevant thereto, and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

        7.10 ENVIRONMENTAL MATTERS. (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business so as to comply in all material respects with all Environmental Laws, including without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, except to the extent that any such Person is contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof.

                (b) If the Borrower or any Subsidiary of the Borrower shall receive written notice of any material Environmental Claim with respect to any such Person, the Borrower shall provide the Agent and the Lenders with a copy of such notice within ten (10) days after the receipt thereof. Within ten (10) days after the Borrower or any Subsidiary of the Borrower learns of the

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enactment or promulgation of any Environmental Law which reasonably could be expected to have a Material Adverse Effect, the Borrower shall provide the Agent and the Lenders with notice thereof. The Borrower shall, and shall cause each of its Subsidiaries to, promptly take all reasonable actions necessary to prevent the imposition of any Liens on any Real Estate arising out of or related to any environmental matters. At the written request of the Agent (which request will not be made unless (i) the Agent receives notice pursuant to this Section 7.10(b), (ii) the Agent otherwise reasonably believes the Borrower or any of its Subsidiaries may be in violation of an Environmental Law or (iii) an Event of Default has occurred and is continuing), at the sole cost and expense of the Borrower, the Borrower shall retain an environmental consulting firm, reasonably satisfactory to the Agent in its commercially reasonable judgment, to conduct an environmental review, audit or investigation of the specific items as requested by the Agent relating to the Real Estate and provide to the Agent and each Lender a copy of any reports delivered in connection therewith. At the request of the Agent, the Borrower shall provide the Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request.

                (c) For purposes of Section 6.12 and this Section 7.10, "material" means any noncompliance or basis of liability that reasonably would be expected to subject the Borrower or any of its Subsidiaries to liability in excess of $500,000.

        7.11 USE OF PROCEEDS. The initial Loans made to the Borrower hereunder shall be used by the Borrower to refinance existing senior bank debt and senior subordinated notes of the Borrower, to pay the costs and expenses of the transactions contemplated by this Credit Agreement and the Senior Notes Transaction which are due and payable on the Closing Date, including the Fees and Expenses due on the Closing Date pursuant to Article 4, and for ongoing working capital and letter of credit needs of the Borrower; and the proceeds of any subsequent Loans made hereunder shall be used by the Borrower for Borrower's ongoing working capital and letter of credit needs and for other corporate purposes not otherwise prohibited or restricted hereby. The Borrower shall not use any portion of the proceeds of any such Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

        7.12 FISCAL YEAR. The Borrower agrees to maintain its fiscal year as a year ending on the Saturday closest to the last day to occur in the month of December unless otherwise required by law, in which case the Borrower will give the Agent at least thirty (30) days prior written notice thereof.

        7.13 NOTIFICATION OF CERTAIN EVENTS. The Borrower agrees that it shall promptly (but, in any event within two (2) Business Days after the Borrower learns of any such proceeding, change, development or event) notify the Agent of:

                (a) any Material Contract of the Borrower or any of its Subsidiaries that is terminated or amended in any material respect or any new Material Contract that is entered into (in which event the Borrower shall provide the Agent with a copy of such Material Contract);

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                (b)     any material change or amendment of the material terms
upon which suppliers of the Borrower or any of its Subsidiaries do business with the Borrower or Subsidiary;

                (c) the entry of any order, judgment or decree in excess of $1,000,000 against the Borrower or any of its Subsidiaries or any of their respective properties or assets;

                (d) receipt by the Borrower or any of its Subsidiaries of any notification of a material violation of any Requirement of Law from any Governmental Authority;

                (e) the enactment or promulgation of any Requirement of Law or any other actual or prospective change, development or event which in each case has had or could reasonably be expected to have a Material Adverse Effect; and

                (f) any proceedings being instituted or threatened to be instituted by or against the Borrower or any of its Subsidiaries, before any Governmental Authority or arbitrator which is seeking injunctive relief or damages in excess of $1,000,000.

        7.14 INTELLECTUAL PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, do and cause to be done all things reasonably necessary to preserve and keep in full force and effect all of such Person's Intellectual Property except to the extent that such Person has determined that such Intellectual Property is obsolete, unnecessary to any Credit Party's business or has only nominal value, in the case of any material Intellectual Property, as reasonably approved by the Agent in writing.

        7.15 MAINTENANCE OF PROPERTY. The Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all tangible property useful and necessary to its respective businesses (including, without limitation, all Real Estate) in good working order and condition (ordinary wear and tear excepted) in accordance with applicable law and all binding covenants, restrictions, and agreements and in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties.

        7.16 FURTHER ASSURANCES. The Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.

        7.17 CHANGES IN MARKET. The Borrower agrees that the Agent shall be entitled, in good faith, after consultation with the Borrower, during the period from the date hereof through the Syndication Date, to change the terms and conditions, pricing and structure of the credit facilities extended hereunder if the Agent determines that such changes are advisable to ensure the successful initial syndication of the Credit facilities, provided that unless any Default or Event of Default shall have occurred and be continuing, (i) the Total Commitments shall remain unchanged, (ii) the Revolving Loan Commitment shall not be reduced, (iii) the Borrowing Base shall not be reduced except on the basis set forth herein on the date hereof and (iv) any such change shall not conflict with the terms of the Senior Notes Indenture.

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        7.18    LEASED REAL ESTATE. The Borrower agrees to perform and comply with the terms of each lease of Real Estate so as not to permit any material uncured tenant default to exist thereunder. The Borrower shall, upon receipt, forward to the Agent any notice of alleged default with respect to any leased Real Estate.

        7.19 ADDITIONAL COLLATERAL; ETC. With respect to any Real Estate leased or acquired after the Closing Date, the Borrower or its relevant Subsidiary shall promptly (and, in any event, within 30 days following the date of such acquisition or lease effective date): (i) execute and deliver to the Agent first priority Mortgages, Collateral Access Agreements and such other documents as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in such Real Estate, and take all actions necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in such Real Estate, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as the Agent may request, (ii) if requested by the Agent, provide the Lenders with extended coverage title insurance covering such Real Estate in an amount at least equal to the purchase price of such Real Estate (or such other amount as the Agent shall reasonably specify) and otherwise conforming to the requirements of
Section 5.1(l), (iii) provide the Agent with any consents or estoppels reasonably deemed necessary or advisable by the Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Agent, (iv) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent, (v) deliver to the Agent an as-built survey of such Real Estate, certified to the Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 60 days prior to the date of acquisition by an independent professional licensed land surveyor satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein (it being acknowledged, without limiting the generality of the foregoing, each Survey shall (A) be a current "as-built" survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments, (B) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the Real Estate, contain the legal description of the Real Estate, and also contain a location sketch of the Real Estate, (C) show the location of all improvements as constructed on the Real Estate, all of which shall be within the boundary lines of the Real Estate and conform to all applicable zoning ordinances, set-back lines and restrictions, (D) indicate the location of any improvements on the Real Estate with the dimensions in relations to the lot and building lines, (E) show measured distances from the improvements to be set back and specified distances from street or Real Estate lines in the event that deed restrictions, recorded plats or zoning ordinances require same, (F) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the Real Estate, to the extent available, (G) indicate the flood zone designation, if any, in which the Real Estate is located and (H) show on its face or otherwise have affixed thereto the legal description of the applicable Real Estate and the same shall conform to the legal description

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contained in the title policy described below), (vi) deliver to the Agent flood insurance as contemplated by Section 5.1(m), with respect to any such Real Estate located within a flood zone.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

        Until the Expiration Date and payment and satisfaction in full of all Obligations, the Borrower agrees that:

        8.1     FINANCIAL COVENANTS.

                (a) Minimum Fixed Charge Coverage Ratio. The Borrower shall have at the end of each Fiscal Quarter set forth below a Fixed Charge Coverage Ratio for the twelve month period then ended of not less than the ratio set forth below opposite each such Fiscal Quarter:

                                               MINIMUM FIXED
                                                  CHARGE
                    FISCAL QUARTER            COVERAGE RATIO
                    --------------            --------------

                    2003 - Q2                    1.15:1.00
                    2003 - Q3                    1.15:1.00
                    2003 - Q4                    1.15:1.00
                    2004 - Q1                    1.15:1.00
                    2004 - Q2                    1.15:1.00
                    2004 - Q3                    1.15:1.00
                    2004 - Q4                    1.20:1.00
                    2005 - Q1                    1.20:1.00
                    2005 - Q2                    1.20:1.00
                    2005 - Q3                    1.20:1.00
                    2005 - Q4                    1.25:1.00
                    2006 - Q1                    1.25:1.00
                    2006 - Q2                    1.25:1.00
                    2006 - Q3                    1.25:1.00
                    2006 - Q4                    1.25:1.00
                    2007 - Q1                    1.25:1.00
                    2007 - Q2                    1.25:1.00
                    2007 - Q3                    1.25:1.00
                    2007 - Q4                    1.25:1.00
                    2008 - Q1                    1.25:1.00

                (b) Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of the last day of the following Fiscal Quarters to exceed the ratio set forth below opposite each such Fiscal Quarter:

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                    FISCAL QUARTER         MAXIMUM LEVERAGE RATIO
                    --------------         ----------------------

                    2003 - Q2                    4.25:1.00
                    2003 - Q3                    4.25:1.00
                    2003 - Q4                    4.25:1.00
                    2004 - Q1                    4.25:1.00
                    2004 - Q2                    4.25:1.00
                    2004 - Q3                    4.25:1.00
                    2004 - Q4                    4.25:1.00
                    2005 - Q1                    4.00:1.00
                    2005 - Q2                    4.00:1.00
                    2005 - Q3                    4.00:1.00
                    2005 - Q4                    4.00:1.00
                    2006 - Q1                    3.75:1.00
                    2006 - Q2                    3.75:1.00
                    2006 - Q3                    3.75:1.00
                    2006 - Q4                    3.75:1.00
                    2007 - Q1                    3.50:1.00
                    2007 - Q2                    3.50:1.00
                    2007 - Q3                    3.50:1.00
                    2007 - Q4                    3.50:1.00
                    2008 - Q1                    3.50:1.00

        8.2 CAPITAL EXPENDITURES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or incur Capital Expenditures in any Fiscal Year, in the aggregate for the Borrower and its Subsidiaries combined, in excess of the sum of (a) (i) $25,000,000 in Fiscal Year 2003, (ii) $26,000,000 in Fiscal Year 2004, (iii) $27,000,000 in Fiscal
Year 2005, (iv) $28,000,000 in Fiscal Year 2006 and (v) $31,000,000 in Fiscal
Year 2007 plus, in each case, (b) 50% of the amount permitted to be spent on Capital Expenditures pursuant to clause (a) of this Section 8.2 in the immediately preceding Fiscal Year and not so used (without regard to any carry over amount from the prior year). The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Capital Expenditures that are not directly related to the businesses conducted on the Closing Date by the Borrower or such Subsidiary.

        8.3 NO ADDITIONAL INDEBTEDNESS. Except as provided in Section 8.21, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, incur, create, assume or suffer to exist any Indebtedness other than:

                (a) Indebtedness incurred subsequent to the date hereof (in connection with a Permitted Acquisition or otherwise) by the Borrower as a lessee under any capital lease or which is secured by Purchase Money Liens not to exceed, in the aggregate for the Borrower and its Subsidiaries combined, $10,000,000 outstanding at any one time, such Indebtedness to be from parties and to have terms and conditions reasonably satisfactory to the Agent;

                (b) Indebtedness arising under this Credit Agreement and the other Credit Documents;

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                (c)     Indebtedness evidenced by the Senior Notes issued on the
Closing Date and any Guaranty thereof by any Qualified Subsidiary;

                (d) Indebtedness attributable to any Permitted Derivative Transaction;

                (e) Indebtedness under any factoring agreement with respect to Accounts owing by foreign account debtors; provided that the amount thereof shall not exceed (i) $1,000,000 in the aggregate outstanding at any one time for the Borrower and its Domestic Subsidiaries and (ii) $2,500,000 in the aggregate outstanding at any one time for all Foreign Subsidiaries combined;

                (f) Indebtedness of Foreign Subsidiaries, other than to the Borrower or any other Subsidiary of the Borrower; provided that (i) the aggregate amount thereof shall not exceed $2,500,000 outstanding at any one time and (ii) the Borrower shall not have provided any Guaranty or other credit support in respect of any such Indebtedness;

                (g) Indebtedness in respect of performance bonds, surety or appeal bonds or similar obligations, workers' compensation claims and bank overdrafts, in each case, only to the extent that such Indebtedness shall have been incurred in the ordinary course of the Borrower's business; and

                (h) Indebtedness described on Schedule B, Part 8.3(d) and any refinancing of such Indebtedness; provided that (i) the aggregate principal amount of such Indebtedness is not increased and such refinancing is on terms and conditions that are (A) no more restrictive than the terms and conditions of the Indebtedness being refinanced and (B) acceptable to the Agent and (ii) the terms of such Indebtedness and refinancings thereof are not otherwise amended or modified in a manner adverse to the interests of the Borrower, any Subsidiary of the Borrower or the Lenders.

        8.4 NO LIENS; JUDGMENTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, mortgage, assign, pledge, transfer, create, incur, assume, suffer to exist or otherwise permit any Lien (whether as a result of operation of law, a purchase money or title retention transaction, or other security interest, judgment or otherwise) to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the following (the "Permitted Liens"):

                (a) Liens granted by the Borrower or any such Subsidiary pursuant to any Credit Document;

                (b) Liens listed on Schedule B, Part 8.4 encumbering only the assets described therein and the proceeds thereof;

                (c) only after such time as the Term Loans have been repaid in full, Liens on PP&E Collateral securing payment of the Senior Notes issued on the Closing Date; provided that such Liens are at all times subject to the Intercreditor Agreement and, in any event, subordinate to any Liens of the Agent on such PP&E Collateral under the Collateral Documents;

                (d) Liens on any assets, other than assets that constitute Collateral, of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted hereunder;

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

                (e) Purchase Money Liens and Liens arising under any capital lease, in each case, in respect of Indebtedness permitted under Section 8.3(a) and solely on the assets which are the subject of such transaction;

                (f) Liens of warehousemen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrower or any such Subsidiary by appropriate proceedings; provided that the Borrower has established adequate reserves in respect thereof in accordance with GAAP;

                (g) Attachment and judgment Liens securing outstanding liabilities of the Borrower or any Subsidiary of the Borrower which individually or in the aggregate for all such Liens are not in excess of $1,000,000 for the Borrower and its Subsidiaries combined (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

                (h) Liens for Borrower's Taxes not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Borrower for the payment of same;

                (i) (i) Deposits, pledges or surety bonds to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance not to exceed an aggregate of $1,000,000 outstanding at any one time for the Borrower and its Subsidiaries combined and
(ii) any other surety bond to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance that is supported by any Letter of Credit issued hereunder;

                (j) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $1,000,000 outstanding at any one time for the Borrower and its Subsidiaries combined;

                (k) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that are not violated by the location and presence of the improvements on the Real Estate and the current use thereof and that, in the aggregate, are not substantial in amount and which do not materially detract from the value of (or restrict access to) the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary of the Borrower; and

                (l) Extensions and renewals of the foregoing Permitted Liens subject to the limitations set forth above (but only to the extent that any such extension or renewal relates solely to the assets previously secured by such Permitted Liens and any additions to such assets); provided that the aggregate amount of such extended or renewed Liens is not increased and such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed.

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

        For the purposes of Section 8.4(e), (g) and (h), Liabilities and obligations referred to therein shall remain outstanding, notwithstanding the sale or other disposition of property subject to a Lien permitted thereunder.

        8.5 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of the Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                (a) any direct or indirect wholly-owned Subsidiary of the Borrower may be merged with or into the Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or a Qualified Subsidiary; provided that, in the case of such a merger, the Borrower or a Qualified Subsidiary shall be the continuing or surviving corporation;

                (b) the Borrower and its Subsidiaries may make Capital Expenditures to the extent not prohibited by this Credit Agreement;

                (c) the Borrower and its Subsidiaries may dispose of obsolete, worn out or surplus assets or property in the ordinary course of business;

                (d) the Borrower and its Subsidiaries may sell or otherwise dispose of assets or property in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                (e) the Borrower and its Subsidiaries may make other Asset Sales of assets having in the aggregate a fair market value not in excess of $10,000,000; provided that in each case (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;
(y) at least 75% of the aggregate consideration received shall be in the form of cash or Cash Equivalents; and (z) the cash proceeds of such Asset Sales shall be applied as required by Section 2.4(b)(iii);

                (f) the Borrower and it Subsidiaries may sell Accounts in accordance with Section 8.7;

                (g) the Borrower and its Subsidiaries may transfer assets to other Subsidiaries in accordance with Section 8.21; and

                (h) the Borrower and its Qualified Subsidiaries may make Permitted Acquisitions.

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

        8.6 SALES AND LEASE-BACKS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired at all times prior to the repayment in full of the Term Loans and the cancellation of the Term Loan Commitments (and thereafter except in an aggregate amount not to exceed $5,000,000 on terms and conditions satisfactory to the Agent), (a) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Qualified Subsidiaries) or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Qualified Subsidiaries) in connection with such lease.

        8.7 SALE OR DISCOUNT OF RECEIVABLES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign or transfer with recourse, or discount or otherwise sell for less than the face value thereof, any of its Accounts, other than in connection with (a) any factoring arrangement in respect of Accounts owing by foreign account debtors permitted hereunder, (b) an Account secured by any Approved Backstop,
(c) any arrangement in form and substance satisfactory to the Agent for the sale of any Accounts which the Borrower or any Subsidiary has written off or otherwise determined to be of doubtful collectibility in the ordinary course of business or (d) any arrangement in form and substance satisfactory to the Agent for the sale of Accounts which are not Eligible Accounts.

        8.8 NO GUARANTEE. Except as permitted under Section 8.21, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, issue or assume any Guaranty with respect to the Liabilities of any other Person, including any Subsidiary or Affiliate of the Borrower, except that the Borrower may issue or assume any Guarantee (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder.

        8.9 NO RESTRICTED PAYMENTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment except (a) dividends and distributions by Subsidiaries of the Borrower paid to the Borrower and (b) repurchases of any Capital Security deemed to occur upon (i) the exercise of stock options if such Capital Security represents a portion of the exercise price thereof and (ii) the withholding of a portion of any Capital Security granted or awarded to an employee to pay taxes associated therewith; provided that the aggregate amount attributable to all such repurchases shall not exceed the lesser of (x) $500,000 in any Fiscal Year and
(y) $1,500,000 over the term of this Agreement.

        8.10 NO INVESTMENTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person other than:

                (a) Advances or loans made in the ordinary course of business to employees not to exceed in the aggregate for the Borrower and its Subsidiaries combined, $100,000, outstanding at any one time to any one employee and $500,000 in the aggregate outstanding at any one time;

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

                (b)     Cash Equivalents, subject to the requirement of Section
8.19;

                (c) Interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program, subject to the requirement of Section 8.19; provided, however, that the Borrower may, in the ordinary course of its business, maintain in its Disbursement Accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits, subject to the requirements of Section 8.19;

                (d) short-term Investments in a Depository Account held with the Agent in respect of surplus cash pursuant to Section 8.19; provided that such Depository Account shall be in the name of the Agent and within the Agent's sole dominion and control (the "Cash Collateral Account"), and held by the Agent for the benefit of the Secured Parties;

                (e)     Guarantees permitted under Section 8.8;

                (f)     Investments in respect of Permitted Derivative
Transactions;

                (g) Investments in securities of customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such customers or in good faith settlement of delinquent obligations of such customers;

                (h)     Investments in respect of joint ventures; provided that
(i) the Borrower or a Subsidiary of the Borrower owns at least thirty percent (30%) of the outstanding Capital Securities thereof, (ii) the joint venture engages in a business in which the Borrower or any Subsidiary of the Borrower is permitted to engage hereunder, (iii) the amount thereof shall not exceed, in the aggregate for the Borrower and its Subsidiaries combined, $2,500,000 outstanding at any one time (which shall be reduced on a dollar-for-dollar basis by the aggregate amount of consideration that may be paid or payable in connection with Permitted Acquisitions, as set forth in clause (d) of the definition thereof);

                (i)     Investments consisting of Permitted Acquisitions;

                (j) Investments by the Borrower or any Subsidiary in Qualified Subsidiaries; and

                (k) Such other Investments as the Agent may approve in writing in its sole discretion.

        8.11 NO AFFILIATE TRANSACTIONS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with, including the purchase, sale or exchange of property or the rendering of any service to the Borrower or Subsidiary of the Borrower or other Affiliate of the Borrower and whether or not such transaction would otherwise be permitted under any of the other provisions of the Credit Documents, except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained in a comparable arms-length transaction with an unaffiliated Person and (ii) any sale or other transfer of Inventory sold by the Borrower at cost to a

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

Foreign Subsidiary in a manner and in amounts consistent with the Borrower's past practices and with projections in respect thereof as previously provided to the Agent.

        8.12 LIMITATION ON TRANSACTIONS UNDER ERISA. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

                (a) amend, or permit any ERISA Affiliate to amend, a Title IV Plan resulting in an increase in current liability for the plan year such that any of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required to provide security to such a Title IV Plan under Section 40l(a)(29) of the Code;

                (b) allow the representation made in Section 6.15 to be untrue at any time;

                (c) cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or cause or permit to occur a Termination Event to the extent such Termination Event could reasonably be expected to have a Material Adverse Effect;

                (d) allow the Unfunded Pension Liabilities of a Title IV Plan or all Title IV Plans to increase to a level which could reasonably be expected to require contributions to such Title IV Plans to have a Material Adverse Effect; or

                (e) adopt or terminate any Retiree Welfare Plan if either such adoption or termination could reasonably be expected to result in a Material Adverse Effect.

        8.13 AMENDMENTS OF MATERIAL CONTRACTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of (i) the Senior Notes Documents or (ii) any of the other Material Contracts if, in the case of this clause (ii), any such action would be adverse to the interests of the Borrower, any of its Subsidiaries, the Agent or the Lenders.

        8.14 ADDITIONAL RESTRICTIVE COVENANTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective (a) any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise and including any such the effect of which is to require the providing of equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) to
(i) pay dividends or make any other distributions on shares of its Capital Securities held by the Borrower or any other Subsidiary of the Borrower; (ii) pay any Liability owed to the Borrower or any other Subsidiary of the Borrower;
(iii) make any loans or advances to or other Investments in the Borrower or in any other Subsidiary of the Borrower; or (iv) create or permit to exist any Lien upon the assets of the Borrower or any Subsidiary of the Borrower, other than Liens permitted under Section 8.4; or (b) any contractual obligation (other than in respect of Liens permitted under Section 8.4(e)) which could restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default; other than Permitted Restrictive Covenants.

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        8.15    SUBSIDIARIES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, form or acquire any new
Subsidiaries other than Qualified Subsidiaries. Nor shall the Borrower permit any of its Subsidiaries to be other than wholly-owned, directly or indirectly, by the Borrower (except for qualifying shares of Foreign Subsidiaries to the extent required by applicable law).

        8.16 LIMITATION ON DERIVATIVE TRANSACTIONS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any Derivative Transaction other than Permitted Derivative Transactions permitted under Section 8.3(d).

        8.17 NEW COLLATERAL LOCATIONS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, open or establish any new location within the United States or Canada (exclusive of locations in respect of which the aggregate fair market value of the Collateral situated thereon is less than $250,000 for any single location and $500,000 in the aggregate for all such locations, which Collateral shall be excluded from the Borrowing Base) unless such Person (a) provides the Agent with at least thirty (30) days prior written notice of any such new location, (b) delivers to the Agent, duly executed by the appropriate Person(s) where applicable, such Collateral Access Agreements and other Collateral Documents and other agreements, documents and instruments as the Agent shall require to protect or perfect the Agent's interests in the Collateral at such location and (c) delivers to the Agent such amendments to Schedule B, Parts 6.1 and 6.8 as are required to make such disclosures complete and accurate.

        8.18 NEW ACCOUNTS. The Borrower shall not, nor shall it permit any of its Domestic Subsidiaries to, directly or indirectly, open or otherwise have any new checking, savings, investment, securities or commodity account or any other type of account at a bank, securities intermediary, commodity intermediary or any other financial institution or investment fund except (a) accounts used by such person solely to fund payroll obligations, (b) petty cash accounts not to exceed (when aggregated with all amounts retained in any account pursuant to clause (b) of Section 8.19) a balance of $250,000 in the aggregate for the Borrower and its Subsidiaries (except for amounts in respect of transfers which have been authorized by the Borrower (and communicated to the applicable Disbursement Account Bank), but have not been completed due to circumstances over which the Borrower has no control) and (c) such other accounts for which the Agent has received (i) at least thirty (30) days prior written notice before the opening thereof and (ii) if requested by the Agent, a duly executed Control Agreement. Prior to opening any new account under this Section 8.18, the Borrower shall deliver to the Agent such amendments to Schedule B, Part 6.28 as is required to make such disclosure complete and accurate.

        8.19 NO EXCESS CASH. The Borrower shall not, nor shall it permit any of its Domestic Subsidiaries to, directly or indirectly, maintain in the aggregate in all of the accounts described in Schedule B, Part 6.28, the Disbursement Accounts, the Depository Accounts or otherwise, total collected cash balances and Cash Equivalents in excess of $3,000,000 (plus up to CDN $1,000,000 held in bank accounts located in Canada in a manner consistent with the Borrower's past practices) at any time during which any Loans are outstanding, any such excess to be immediately applied to the repayment of the Revolving Loans; provided, however, that the Borrower shall, solely to the extent necessary to avoid the incurrence of any reimbursable losses, costs or expenses described in Section 4.7(b), be permitted to deposit such excess in the Cash Collateral Account as set forth in Section 8.10(d). In addition, the Borrower shall not, nor shall it permit any of its Domestic

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Subsidiaries to, directly or indirectly, (a) maintain in any payroll
Disbursement Account total collected cash balances and Cash Equivalents on any day in excess of the amount reasonably expected to be payable from such payroll Disbursement Account on such day or (b) maintain in the Disbursement Accounts listed on Part 2 of Schedule B, Part 6.28 and the commodities accounts listed on
Part 4 of Schedule B, Part 6.28 (and any other Disbursement Account not subject to a Control Agreement), total collected cash balances and Cash Equivalents on any day in an aggregate amount for all such accounts (when aggregated with all amounts retained in any account pursuant to clause (b) of Section 8.18) in excess of $250,000 in the aggregate for the Borrower and its Subsidiaries (except for amounts in respect of transfers which have been authorized by the Borrower (and communicated to the applicable Disbursement Account Bank), but have not been completed due to circumstances over which the Borrower has no control).

        8.20 ACCOUNTING CHANGES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit any change in (a) its accounting policies or reporting practices, except as may be permitted or required by GAAP or (b) its Fiscal Year.

        8.21 SUBSIDIARY CONTRIBUTIONS. Notwithstanding anything to the contrary herein or in any other Credit Document, the Borrower shall not, directly or indirectly or through one or more of its Subsidiaries, transfer or contribute (whether by way of Investment, loan, advance, Guaranty, sale or otherwise) any cash, other assets, operations or liabilities to any Subsidiary other than: (a) transfers or contributions to Domestic Subsidiaries that are not Qualified Subsidiaries in an aggregate amount not to exceed the lesser of (x) $250,000 in any Fiscal Year and (y) $500,000 over the term of this Agreement, in each case net of the aggregate amount of cash distributions received by the Borrower and its Qualified Subsidiaries from such Domestic Subsidiaries over the term of this Agreement and without taking into consideration transfers or contributions to any Domestic Subsidiary that are substantially contemporaneously transferred or contributed by such Domestic Subsidiary to a Foreign Subsidiary in accordance with clause (b) below; (b) transfers or contributions to Foreign Subsidiaries in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, net of the aggregate amount of cash distributions received by the Borrower and its Qualified Subsidiaries from Foreign Subsidiaries during such Fiscal Year and (c) transfers or contributions to any Qualified Subsidiary (provided that the Borrower shall provide the Agent with prior written notice of any such transfer or contribution that would cause the aggregate of all such transfers and contributions to Qualified Subsidiaries in any Fiscal Year to exceed $1,000,000, which notice shall set forth in reasonable detail the amount and material terms of such transfer or contribution).

        8.22 SENIOR NOTES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, pay interest in respect of the Senior Notes in an amount in excess of the maximum amount payable pursuant to the Senior Notes Indenture and the Registration Rights Agreement, in each case, as in effect on the date hereof. In addition, and notwithstanding anything to the contrary set forth herein (but without limiting the generality of Section 8.9), the Borrower shall in no event make any Excess Cash Flow Offer (as defined in the Senior Notes Indenture) or otherwise prepay, repay, redeem or repurchase the Senior Notes or any other Indebtedness other than the Loans with any proceeds consisting of Excess Cash Flow unless and until the Term Loans have been repaid in full and, in any event, shall not make any such Excess Cash Flow Offer or other prepayment, repayment, redemption or repurchase of such Indebtedness with any proceeds consisting of Excess

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Cash Flow for any Fiscal Year in an aggregate amount in excess of twenty-five percent (25%) of Excess Cash Flow (as defined in the Senior Notes Indenture) for such Fiscal Year.

                                    ARTICLE 9

                         EVENTS OF DEFAULT AND REMEDIES

        9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder (whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower, any Subsidiary of the Borrower or any other Credit Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body):

                (a) failure of the Borrower to pay when due, whether at stated maturity, by acceleration or otherwise, any interest, Fees, Expenses, principal of any loan, reimbursement obligation with respect to any Letter of Credit or other Obligations;

                (b) failure of the Borrower or any Subsidiary of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 2.4(b)(iii) or in Sections 7.1, 7.2, 7.3(a), 7.4, 7.5, 7.6, 7.7, 7.8, 7.10(a), 7.11, 7.12, 7.13, 7.14, 7.17, 7.18 or
7.19 or Article 8 hereof, Sections 3, 4, 7, 8, 9, 10, 11, 12, 15, 16, 18, or 19
of the Security Agreement, Sections 3, 4 or 6 of any Pledge Agreement or Sections 3.2 or 3.7 of the Mortgages;

                (c) (i) any representation or warranty made by the Borrower, any Subsidiary of the Borrower or any other Credit Party under this Credit Agreement or under any other Credit Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

                        (ii) the Borrower or any Subsidiary of the Borrower or any other Credit Party shall fail to comply with any covenant contained in this Credit Agreement (other than under a provision covered by Section 9.1(a) or (b) above) or the other Credit Documents, which failure to comply is not cured within ten (10) Business Days of its occurrence;

                (d) dissolution, liquidation, winding up or cessation of any Credit Party's businesses, or the failure of any Credit Party to meet its debts as they mature, or the calling of one or more meetings of any Credit Party's major creditors for purposes of obtaining a moratorium on payment or a compromise of such Credit Party's debts;

                (e)     (i) the insolvency (however defined) of any Credit
        Party; or

                        (ii) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law (a "Bankruptcy Proceeding") by or against any Credit Party and, in the event any such proceeding is commenced against any Credit Party, such proceeding is not dismissed within thirty (30) days;

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                (f)     the occurrence of a Change of Control or the direct or
indirect acquisition by a Person or group of Persons of any Credit Party;

                (g) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) which permits, or could permit, the acceleration of the maturity of, any note, agreement or instrument evidencing any other Indebtedness of the Borrower or any Subsidiary of the Borrower, or the nonpayment of all or any portion of such Indebtedness when due, and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, or which is then due, exceeds $5,000,000;

                (h) the occurrence of any event or change that causes or evidences a Material Adverse Effect;

                (i) any covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders, in its capacity as such, and not in its capacity as an Issuing
Bank) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent or a Lender, in its capacity as such, and not in its capacity as an Issuing Bank) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable, or any Lien of the Trustee in respect of any PP&E Collateral shall at any time be senior to or of equal ranking with the Lien of the Agent in respect of such PP&E Collateral;

                (j)     (i)     any Termination Event shall occur with respect
to any Title IV Plan of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Title IV Plan, (iii) the Borrower or any Subsidiary of the Borrower shall engage in any Prohibited Transaction involving any such Title IV Plan, (iv) Borrower, any Subsidiary of the Borrower or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any Multiemployer Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to any Title IV Plan under Title IV of ERISA, (vi) a proceeding shall be instituted by a fiduciary of any such Title IV Plan against the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter or
(vii) any other event or condition shall occur or exist with respect to any such Title IV Plan, except that no event or condition referred to in clause (i) or clauses (iii) through (vii) of this Section 9.1(i) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject, any Borrower or any Subsidiary of any Borrower to any liability that, alone or in the aggregate with all such liabilities for all such Persons, exceeds $5,000,000; or

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                (k)     one or more judgments or decrees shall be entered
against the Borrower or any of its Subsidiaries involving in the aggregate any liability or obligation (to the extent not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

        9.2 ACCELERATION AND CASH COLLATERALIZATION. Upon the occurrence of an Event of Default which is then continuing, the Agent may, but shall upon the request of the Majority Lenders, and by delivery of notice to the Borrower from the Agent, take any or all of the following actions: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(d) or (e), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender; and (b) immediately terminate the Commitments hereunder.

        In addition, upon demand by the Agent or the Majority Lenders upon the occurrence of any Event of Default and which is continuing, the Borrower shall deposit with the Agent cash or Cash Equivalents in an amount equal to 110% of the Letter of Credit Obligations then outstanding. Such deposit shall be held by the Agent as security for, and to provide for the payment of, Letter of Credit Obligations.

        If at any time after acceleration of the maturity of the Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in Section 4.4) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrower, the Super Majority Lenders may elect, in the sole discretion of such Super Majority Lenders, to rescind and annul the acceleration and its consequences and return any cash collateral; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Majority Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder or to return any cash collateral, even if the conditions set forth herein are met.

        9.3 REMEDIES. From and after the occurrence of any Event of Default which is then continuing, the Agent may, in addition to exercising any other rights and remedies now or hereafter existing under any Credit Document or applicable law: (a) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to any or all of the Collateral, or the Agent may use (at the expense of the Borrower) such of the supplies or space of the Borrower at the Borrower's place of business or otherwise, as may be necessary to properly administer and control any or all of the Collateral or the handling of collections and realizations thereon; (b) bring suit, in the name of the Borrower or the Lenders and generally shall have all other rights respecting any or all of the Collateral, including the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any or all of the Collateral and issue credits in the name of the Borrower or the Lenders; and (c) foreclose the

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security interests created pursuant to the Credit Documents by any available judicial procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing same. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Borrower or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale. If any Collateral shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Collateral in such saleable form as the Agent shall deem appropriate. The Borrower agrees, at the request of the Agent, to assemble the Collateral and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Borrower or elsewhere, and to make available to the Agent the premises and facilities of Borrower for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification. Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all Intellectual Property, computer software programs, data bases, processes and materials used by the Borrower or any of its Subsidiaries in connection with its businesses or in connection with the Collateral. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and pending such payment shall be held as security for such payment. The Borrower shall remain liable to the Agent and the Lenders for any deficiencies. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

        9.4 ACTIONS IN CONCERT. Anything in this Credit Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Credit Agreement or the other Credit Documents (including exercising any rights of setoff) without first obtaining the prior written consent of the Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Credit Agreement and the other Credit Documents shall be taken in concert and at the direction or with the consent of the Agent or the Majority Lenders.

                                   ARTICLE 10

                                    THE AGENT

        10.1    APPOINTMENT OF THE AGENT.

                (a) Each Lender hereby designates DBTCo. as its agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of a Note or an L/C Participation by the acceptance of such Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement,

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the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders and the Issuing Banks to be distributed as provided herein. The Agent may perform any of its duties hereunder by or through its agents or employees.

                (b) The provisions of this Article 10 are solely for the benefit of the Agent, the Lenders and the Issuing Banks, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 10.9). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

        10.2 NATURE OF DUTIES OF THE AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or the other Credit Documents a fiduciary relationship in respect of any Lender or any Issuing Bank, and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.

        10.3    LACK OF RELIANCE ON THE AGENT.

                (a) Independently and without reliance upon the Agent, any Lender or any Issuing Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of
(A) the creditworthiness of each Credit Party, and (B) the Collateral, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or any Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Event or at any time or times thereafter.

                (b) The Agent shall not be responsible to any Lender or Issuing Bank for any recitals, statements, information, representations or warranties herein or in any other Credit Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any other Credit Document or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any other Credit Document, or the financial condition of any Credit Party,

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or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender or Issuing Bank, as the case may be.

        10.4 CERTAIN RIGHTS OF THE AGENT. The Agent shall have the right to request instructions from the Lenders at any time. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders (or, to the extent required pursuant to Section 11.10, all Lenders), and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or Issuing Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders (or, to the extent required pursuant to Section 11.10, all Lenders).

        10.5 RELIANCE BY THE AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex or facsimile transmission, E-mail, telecopier message, cablegram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may, but shall not be required to, rely on Borrowing Base Certificates and any other schedules or reports delivered to the Agent in connection herewith in determining the amount of the Borrowing Base and the then eligibility of Accounts and Inventory of the Borrower. Reliance thereon by the Agent from time to time shall not be deemed to limit the right of the Agent to revise advance rates or standards of eligibility as provided in the definition of the term "Borrowing Base" set forth herein.

        10.6 INDEMNIFICATION OF THE AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrower, within a reasonable period of time after the occurrence thereof, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent, in any way relating to or arising out of this Credit Agreement or any other Credit Document; provided that no Lender, shall be liable for any portion of such Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it is determined by a judgment of a court that is binding on the Agent, final and not subject to review on appeal, to be the result of acts or omissions on the part of the Agent constituting gross negligence or willful misconduct.

        10.7 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Majority Lenders," "holders of

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Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders or any Issuing Bank.

        10.8 HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefore.

        10.9    SUCCESSOR AGENT.

                (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower. Upon such resignation, the Majority Lenders shall have the right, upon five (5) days' notice to the Borrower, to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Majority Lenders and (ii) shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Resignation of the Agent under this Credit Agreement shall also constitute a resignation of the Agent under the other Credit Documents and appointment of a successor Agent shall constitute an appointment of the successor Agent under all other Credit Documents.

                (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement. The retiring Agent shall assign to the successor Agent all liens granted under the Collateral Documents and deliver to the successor Agent all pledged Collateral in its possession, and take all such other actions, at the expense of the Borrower, as may be reasonably requested to effect the succession of the successor Agent under the Credit Documents.

                (c) In the event of a material breach by the Agent of its duties hereunder, the Agent may be removed by the Majority Lenders for cause and the provisions of this Section 10.9 shall apply to the appointment of a successor Agent. Such removal of the Agent shall also operate, if at the time any such Person is serving as such, as a removal of DBTCo. and each of its Serving Affiliates, if any, as an Issuing Bank, subject to Section 10.9(d).

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                (d)     No removal of DBTCo., any Lender or any of their
respective Serving Affiliates pursuant to Section 10.9(c), as an Issuing Bank, shall be effective unless its Liabilities under each Letter of Credit are secured with cash or by letters of credit in form and substance, and issued by issuers, satisfactory to DBTCo. or such Serving Affiliate.

        10.10   COLLATERAL MATTERS.

                (a) Each Lender and each Issuing Bank authorizes and directs the Agent to enter into the Collateral Documents for the benefit of such Person. Each Lender and each Issuing Bank hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 11.10, any action taken by the Majority Lenders in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and all the Issuing Banks. The Agent is hereby authorized on behalf of all of the Lenders and all the Issuing Banks, without the necessity of any notice to or further consent from any Lender, any Affiliate of any Lender that is a party to any Specified Permitted Derivative Transaction or any Issuing Bank from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

                (b) Each Lender and each Issuing Bank hereby authorize the Agent, at its option and in its discretion, to release or subordinate, as applicable, any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction in full of all of the Obligations at any time arising under or in respect of this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent, if the Borrower certifies to the Agent that such sale or disposition is made in compliance with Section 8.5 (and the Agent may rely conclusively on any such certificate, without further inquiry),
(iii) that is subject to a Purchase Money Lien permitted under Section 8.4(c) or
(iv) if approved, authorized or ratified in writing by the Majority Lenders, unless such release or subordination is required to be approved by all of the Lenders pursuant to Section 11.10. Upon request by the Agent at any time, each Lender and each Issuing Bank will confirm in writing the Agent's authority to release or subordinate particular types or items of Collateral pursuant to this
Section 10.10.

                (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders (or all Lenders, if such release is required to be approved by all of the Lenders pursuant to Section 11.10), and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by each Lender and each Issuing Bank, to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to or create any Liability or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations

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or any Liens upon (or obligations of the Borrower or any Credit Party in respect
of) all interests retained by the Borrower or any Credit Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

                (d) The Agent shall have no obligation whatsoever to any Lender, any Affiliate of any Lender that is party to any Specified Permitted Derivative Transaction, any Issuing Bank or any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary thereof or is cared for, protected or insured or that the Liens granted to the Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

        10.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; provided that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders and the Issuing Banks; and, further, provided that the Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Credit Documents or applicable law or (b) will expose it to any liability or expense against which it has not been indemnified to its satisfaction. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

        10.12 DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Lender or any Issuing Bank originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary of the Borrower, the Majority Lenders, any Lender, any Issuing Bank or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender, or any Issuing Bank with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

        10.13 THE SYNDICATION AGENT AND THE DOCUMENTATION AGENT. The Syndication Agent and the Documentation Agent, in their respective capacities as such, shall have no duties or

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responsibilities, and shall incur no liability, under this Credit Agreement and the other Credit Documents.

                                   ARTICLE 11

                                  MISCELLANEOUS

        11.1 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.5 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

                (e) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND

                (f) WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

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        11.2    JURY TRIAL. THE BORROWER, THE AGENT, EACH ISSUING BANK AND THE
LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

        11.3 GOVERNING LAW. THE RIGHTS AND DUTIES OF THE BORROWER, THE AGENT, EACH ISSUING BANK AND THE LENDERS UNDER THIS CREDIT AGREEMENT, THE NOTES (INCLUDING MATTERS RELATING TO THE MAXIMUM PERMISSIBLE RATE) AND THE OTHER CREDIT DOCUMENTS SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

        11.4 DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent, any Issuing Bank or any Lender to exercise any right or remedy hereunder or under any of the other Credit Documents, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent, any Issuing Bank or any Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

        11.5 NOTICES. Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the following addresses, if to the Agent, or any of the Lenders, then to Deutsche Bank Trust Company Americas, 222 South Riverside Plaza, Chicago, Illinois 60606, Attention: Credit Department, if to any Issuing Bank, to the address specified in the applicable L/C Application, and if to the Borrower, then to Dan River Inc., at 2291 Memorial Drive, P.O. Box 261, Danville, Virginia 24543, Attention: Chief Financial Officer, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (312) 993-8096, if to an Issuing Bank, as specified in the applicable L/C Application, and if to the Borrower at (434) 799-7699. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked,
(b) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (c) if sent by facsimile transmission, when receipt of such transmission is acknowledged except, in the case of a notice from the Agent to the Borrower under Section 9.2, such notice shall be deemed given when sent by facsimile transmission. Any notices or other items required to be given to all the Lenders hereunder may be effected by delivery of notice or other item to the Agent as provided above, followed by distribution of such notice by the Agent to the Lenders through IntraLinks (or another similar electronic system customarily used by financial institutions).

        11.6    ASSIGNABILITY.

                (a) The Borrower shall not have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent.

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                (b)     Any Lender may make, carry or transfer Loans at, to or
for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

                (c) Each Lender may assign to one or more banks, other financial institutions or investment funds all or a portion of its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents; provided that, except in the case of an assignment to a Federal Reserve Bank (which may be made without condition or restriction), (i) such assignment shall be for a fixed and not varying percentage of the assigning Lender's Loans, L/C Participations and Commitment, (ii) the Agent shall consent (such consent not to be unreasonably withheld) to, and the Borrower shall receive notice of, such assignment, (iii) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption Agreement, together with any Note or Notes subject to such assignment and (other than in respect of any assignment to any Affiliate of the assigning Lender as permitted under clause (b) above) a processing and recordation fee of $5,000 and (iv) except for any assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, the Notes and the other Credit Documents, no such assignment shall be for less than $5,000,000 of the assigning Lender's Commitment, unless such assignment is to a then-current Lender or such assignment is of the entire remaining Commitment or Letter of Credit Obligations and outstanding loans of such Lender. Transfers of Loans from an existing Lender to another existing Lender (other than a Defaulting Lender) shall not require the Agent's consent and the recordation fee referred to in clause (iii) above shall not apply to any such transfer. Any sale of a portion of a Lender's Loans must include pro rata portions of both Revolving Loans and Term Loans held by such Lender. Upon such execution and delivery of the Assignment and Assumption Agreement to the Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "Acceptance Date"), (A) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (B) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 11.8, which rights will survive) and be released from its obligations (other than any obligations it may have pursuant to Section 11.7, which obligations will survive under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

                (d) By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes, or any other Credit Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any other Credit Parties or any Issuing Bank, the value of the Collateral, or the performance or observance by (A) the Borrower or any other Credit Parties of any of its obligations under this Credit Agreement or

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any other Credit Document, or (B) any Issuing Bank of any of its obligations under any Letter of Credit; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the Financial Statements referred to in Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will continue, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, to make its own credit decisions in taking or not taking action under this Credit Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Credit Documents as are delegated to the Agent by their terms, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                (e)     The Agent shall maintain at its address referred to in
Section 11.5 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Funds Administrator, the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Assumption shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (f) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of the assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall re-evidence the Indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

                (g) Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Credit Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement,
(iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely

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and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and such Notes and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating; (B) reduce the amount of any installment of principal of the Loans or the amount of any drawing under any Letter of Credit in which such participant is participating; (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or the amount of any drawing under any Letter of Credit in which such participant is participating; or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder in which such participant participates. Each Lender selling or granting a participation, including a participation sold pursuant to Section 2.10, shall indemnify the Borrower and the Agent for any Taxes and Liabilities that either may sustain as a result of such Lender's failure to withhold and pay any Taxes applicable to payments by such Lender to its participant in respect of such participation.

                (h) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

                (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower, subject to the confidentiality provisions of Section 11.7.

        11.7 CONFIDENTIALITY. Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors, Affiliates and counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries, which is furnished pursuant to this Credit Agreement and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or examination conducted by any Governmental Authority having or claiming to have jurisdiction over such Lender, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any Requirement of Law, (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender (provided that each such prospective or actual transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 11.7, (f) to other financial institutions or investment funds with respect to which the respective Lender has a contractual relationship in accordance with such Lender's regular banking procedures, provided that each such other financial institution or investment fund agrees to be bound by the confidentiality provisions contained in this Section 11.7, (g) to any nationally recognized rating agency that requires access to information regarding the respective Lender's

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investment portfolio in connection with such rating agency's issuance of ratings with respect to such Lender, provided that such Lender advises such rating agency of the confidential nature of such information, (h) as may be required or appropriate in connection with protecting, preserving, exercising or enforcing (or planning to exercise or enforce) any of its rights in, under or related to the Collateral or the Credit Documents and (i) as may be required or appropriate in consulting with any Person with respect to any of the foregoing matters. Notwithstanding this Section 11.7 or any other express or implied agreement, arrangement or understanding to the contrary, the Borrower, the Agent and each Lender (and each of their respective employees, representatives and agents) is hereby authorized, subject only to restrictions reasonably necessary to comply with applicable federal and state securities laws, to disclose to any and all persons the tax treatment and tax structure (within the meaning of applicable Treasury Regulations) of the Recapitalization, this Credit Agreement and the other transactions related thereto and hereto, and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Agent or any Lender in respect of such tax treatment and tax structure. This authorization is effective without limitation of any kind, but does not extend to disclosure of any other information, including, without limitation, (i) the identities of participants or potential participants in the Recapitalization, this Credit Agreement and the other transactions related thereto, (ii) the existence or status of any negotiations related thereto, (iii) any pricing information related thereto or (iv) any other term or detail not related to such tax treatment and tax structure.

        11.8 INDEMNIFICATION. The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees, counsel, advisors and Affiliates from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) (including, but not limited to, reasonable attorneys' fees and expert fees) (collectively, "Losses") arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated hereby; (ii) the issuance of Letters of Credit; (iii) the failure of an Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority; (iv) any actual or proposed use by the Borrower of (A) the proceeds of any Loans or (B) any Letter of Credit; or (v) the Agent's, the Lenders' or any Issuing Bank's entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating thereto, including amounts paid in-settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing; and (b) any Losses that arise directly or indirectly from or in connection with any Environmental Laws. If and to the extent that the Obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. The Borrower's Obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its Obligations. In addition, the Borrower shall, upon demand, pay to the Agent and each Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or

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instrument now or hereafter executed and delivered in connection herewith, (ii)
collecting the Loans, (iii) foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

        11.9 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrower, the Agent and the Lenders (in their capacities as such and not in their capacity, if any, as an Issuing Bank), supersedes any prior agreements among them, and shall bind and benefit the Borrower, the Agent and the Lenders and their respective successors and permitted assigns.

        11.10 AMENDMENTS, ETC. No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent upon the written request of the Majority Lenders), or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Majority Lenders (or by the Agent upon the written request of the Majority Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, notwithstanding the foregoing:

                (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, amend or waive, or consent to any departure from, the provisions of clause (c) of the definition of the term Borrowing Base.

                (b) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations (except pursuant to an increase in Commitments or obligations arising under Section 11.6 hereof); (ii) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, the Notes or any drawing under any Letter of Credit or any fees hereunder; (iii) postpone any date fixed for (or waive the obligation of the Borrower to make) any payment in respect of principal of, or interest on, the Notes or for the reimbursement of any drawing under any Letter of Credit or any fees hereunder; (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder; (v) amend or waive this Section 11.10, or change the definition of Majority Lenders or Proportionate Share; or
(vi) except in connection with the financing, refinancing, sale or other disposition of any Collateral of the Borrower permitted under this Credit Agreement, release the Agent's Liens on all or a material portion of the Collateral and, provided that no amendment, waiver or consent affecting the rights or duties of the Agent or any Issuing Bank under, (x) in the case of the Agent, any term or provision of this Credit Agreement and (y) in the case of any Issuing Bank, (1) Sections 3.3(b), 3.4, 3.6 and 3.8 of this Credit Agreement,
(2) any Letter of Credit or (3) any L/C Application, shall in any event be effective, unless in writing and signed by the Agent or such Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 10 (other than the provisions of Section 10.9). In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I from time to

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time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

                (c) If a Defaulting Lender exists or, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Super Majority Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, in respect of any Defaulting Lender or Non-Consenting Lender (so long as the Agent is not a Non-Consenting Lender), at the Borrower's request, the Agent or a Person reasonably acceptable to the Agent shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase from such Defaulting Lender or Non-Consenting Lender, as applicable, and such Defaulting Lender or Non-Consenting Lender, as applicable, agrees that it shall, upon the Agent's request, sell and assign to the Agent or such Person, all of the Commitments and Letter of Credit Obligations of such Defaulting Lender or Non-Consenting Lender, as applicable, for an amount equal to the principal balance of all Loans held by such Defaulting Lender or Non-Consenting Lender, as applicable, and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption Agreement.

                (d) The Fee Letter may be amended or waived by the parties thereto.

        11.11 NONLIABILITV OF THE AGENT AND LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, any Lender or any Issuing Bank shall have any fiduciary responsibilities to the Borrower. Neither the Agent, any Lender or any Issuing Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of any Borrower's business or operations.

        11.12 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        11.13 EFFECTIVENESS. This Credit Agreement shall become effective on the date on which the conditions set forth in Section 5.1 shall have been satisfied to the reasonable satisfaction of the Agent and the Lenders and all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to
Section 11.5 or, in the case of the Lenders, shall have given to the Agent written or facsimile notice (actually received) at such office that the same has been signed and mailed to it.

        11.14 SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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        11.15   HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

        11.16 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement, the other Credit Documents and all agreements among the Borrower, the Agent and the Lenders.

        11.17 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, each Lender shall, subject to Section 9.4, upon the occurrence and during the continuance of any Event of Default and whether or not such Lender has made any demand or the Obligations of any Credit Party are matured, have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender, including any and all amounts in any Depository Account, Concentration Account, the DBT Account or any Disbursement Account. For purposes of this
Section 11.17, the Obligations of a Credit Party to a Lender shall include, as fully as though such Obligations were the direct Obligations of such Credit Party to such Lender, the Obligations of such Credit Party in which such Lender has an L/C Participation, in each case, to the extent of such participation. No Lender may exercise such rights without the prior written consent of the Agent or the Majority Lenders pursuant to Section 9.4. Any amount received as a result of the exercise of such rights shall be reallocated as set forth in Section 2.10.

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

        11.18   DEFAULTING LENDER.

                (a) Unless the Agent shall have received notice from a Lender, prior to the time specified in such Section, that such Lender will not make available to the Agent a Loan required to be made by it pursuant to Section
2.2 or its L/C Participation Funding Amount pursuant to Section 3.6(b)(ii), the Agent may assume that such Lender has made such amounts available to the Agent in accordance with such Sections and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower or the applicable Issuing Bank a corresponding amount on behalf of such Lender.

                (b)     If any amount referred to in subsection (a) of this
Section 11.18 or in Section 2.3 is not made available to the Agent by a Lender (a "Defaulting Lender") and the Agent has made such amount available to the Borrower or an Issuing Bank, the Agent shall be entitled to recover such amount on demand from such Defaulting Lender together with interest as hereinafter provided. If such Defaulting Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five Business Days after such demand) pay such amount to the Agent together with interest calculated as hereinafter provided. The Agent shall also be entitled to recover from such Defaulting Lender and/or the Borrower, as the case may be, (i) interest on such amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (B) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 4.1 or
Section 4.2, plus (ii) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which the Borrower or any Issuing Bank, may have against any Lender as a result of any default by such Lender hereunder, including the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (ii) above on account of such Defaulting Lender's default.

                (c)     (i)     Notwithstanding anything contained herein to the
        contrary, so long as any Lender is a Defaulting Lender or has rejected its Commitment, the Agent shall not be obligated to transfer to such Lender (A) any payments made by the Borrower to the Agent for the benefit of such Lender or (B) any amounts contemplated by Section 2.3(b)(i); and, such Lender shall not be entitled to the sharing of any payments pursuant to Section 2.10. Amounts otherwise payable to such Lender under Section 2.10 shall instead be paid to the Agent.

                        (ii) For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Share, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0).

                        (iii) This Section 11.18(c) shall remain effective with respect to a Defaulting Lender until (a) the Obligations under this Credit Agreement shall have been

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

        declared or shall have become immediately due and payable or (b) the Majority Lenders, the Agent and the Borrower shall have waived such Lender's default in writing.

                        (iv) No Lender's Commitment shall be increased or otherwise affected, and performance by the Borrower shall not be excused, by the operation of this Section 11.18(c). Any payments of principal or interest which would, but for this subsection (c), be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Loans then due and payable or to the other Obligations then due and payable or to provide cash collateral to secure Obligations not then due and payable in such manner and order as shall be determined by the Agent.

        11.19 RIGHTS CUMULATIVE. Each of the rights and remedies of the Agent, each Issuing Bank and the Lenders under the Credit Documents shall be in addition to all of their other rights and remedies under the Credit Documents and applicable law, and nothing in the Credit Documents shall be construed as limiting any such rights or remedies.

        11.20 THIRD PARTY BENEFICIARIES. Each Issuing Bank shall be deemed to be a third party beneficiary of its rights under this Credit Agreement, provided that, except as otherwise provided in Section 11.10, such rights may be amended or waived, and any departure therefrom by any Credit Party consented to, without their respective consents.

                            [Signature PAGEs Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                BORROWER:

                                DAN RIVER INC.,
                                a Georgia corporation, as the Borrower


                                By:
                                   --------------------------------------------
                                Title:
                                       ----------------------------------------


                                AGENT:

                                DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Agent


                                By:
                                   --------------------------------------------
                                Title:
                                       ----------------------------------------


                                SYNDICATION AGENT:

                                FLEET CAPITAL CORPORATION,
                                as Syndication Agent


                                By:
                                   --------------------------------------------
                                Title:
                                       ----------------------------------------

                                DOCUMENTATION AGENT:

                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Documentation Agent


                                By:
                                   --------------------------------------------
                                Title:
                                       ----------------------------------------


                                LENDERS:

                                DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Lender

                                By:
                                   --------------------------------------------
                                Title:
                                       ----------------------------------------


                                [OTHER LENDERS]

                                     ANNEX I
                                       TO
                                CREDIT AGREEMENT
                           DATED AS OF APRIL 15, 2003

                      LENDERS; COMMITMENTS; LENDING OFFICES

1.      DEUTSCHE BANK TRUST COMPANY AMERICAS:

        Term Loan Commitment:                     $__________
              Proportionate Share:                %__________

        Revolving Loan Commitment:                $__________
              Proportionate Share:                %__________

        Domestic Lending Office and LIBOR Lending Office:

        31 West 52nd Street
        NYC01-2512
        New York, New York 10019


2.      [OTHER LENDERS]:

        Term Loan Commitment:                     $__________
              Proportionate Share:                %__________

        Revolving Loan Commitment:                $__________
              Proportionate Share:                %__________

        Domestic Lending Office and LIBOR Lending Office:

        [____________________]
        [____________________]
        [____________________]

                                     Annex I